UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SPHERIX INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$0.0002 times the $17 million purchase price
	(4)	Proposed maximum aggregate value of transaction:
$17 million
	(5)	Total fee paid:
$3,400
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

12051 Indian Creek Court

Beltsville, Maryland  20705

Notice of Annual Meeting of Stockholders
to be held on August 15, 2007
and Proxy Statement

The Annual Meeting of Stockholders of Spherix Incorporated (the “Company”) will be held at 12051 Indian Creek Court, Beltsville, Maryland  20705, on August 15, 2007, at 10:00 a.m., Eastern Daylight Savings Time.

The items of business are:

(1)                  Election of eight (8) Directors.

(2)                  To approve the sale of the capital stock of InfoSpherix Incorporated to The Active Network, Inc. pursuant to the terms of the Stock Purchase Agreement attached as Appendix A to the proxy statement.

(3)                  Ratification of the appointment of the registered independent public accountant.

(4)                  Transaction of other business that may properly come before the Meeting.

These items are more fully described in the following pages, which are hereby made part of this Notice.

The Company’s Proxy Statement, Proxy Card, and Annual Report on Form 10-K accompany this Notice.

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on June 29, 2007 as the Record Date for determination of Stockholders entitled to Notice and to vote at the Meeting and any adjournment thereof.  Only Common Stockholders of record on the date so fixed are entitled to vote.

BY ORDER OF THE BOARD OF DIRECTORS
Katherine M. Brailer, Corporate Secretary

PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.  IF YOU DO ATTEND THE MEETING AND VOTE PERSONALLY, YOUR PROXY WILL AUTOMATICALLY BE REVOKED AT THAT TIME.

TABLE OF CONTENTS

SUMMARY TERM SHEET

QUESTIONS AND ANSWERS REGARDING THE STOCKHOLDERS MEETING

INFORMATION ABOUT THE STOCKHOLDERS MEETING AND VOTING

BACKGROUND FOR THE SALE OF INFOSPHERIX

SALE OF INFOSPHERIX

Reasons for the Sale of InfoSpherix

Overview of Our Biotechnology Opportunities

Development of Naturlose as Treatment for Type 2 Diabetes

Development of Naturlose as Treatment for Plaque

Tentative Plan of Operations Post-Closing

Benefits of the Sale

Opinion of Our Financial Advisor

OTHER CONSIDERATIONS

Insider Stockholders Agreements

Interest of Directors and Executive Officers in the Sale of InfoSpherix

Appraisal Rights

Required Approvals

Tax Consequences

RISK FACTORS

SUMMARY OF MATERIAL TERMS OF THE PURCHASE AGREEMENT

SELECTED FINANCIAL DATA

i

UNAUDITED PRO FORMA FINANCIAL INFORMATION

RECOMMENDATION OF THE BOARD OF DIRECTORS

ELECTION OF DIRECTORS

Nominees for Election to Board of Directors

Board of Directors and Committee Meetings in Board Year 2006-2007

Security Ownership of Certain Beneficial Owners and Managers

Executive Officers

Executive Compensation

RATIFICATION OF THE APPOINTMENT OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTANT

OTHER MATTERS FOR ACTION AT THE STOCKHOLDERS MEETING

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

AVAILABLE INFORMATION

FORWARD LOOKING STATEMENTS

MISCELLANEOUS

STOCKHOLDER PROPOSALS

APPENDIX A PURCHASE AGREEMENT

APPENDIX B FAIRNESS OPINION

APPENDIX C FORM OF INSIDER STOCKHOLDERS AGREEMENT

APPENDIX D INFOSPHERIX UNAUDITED STATEMENTS OF OPERATIONS AND UNAUDITED BALANCE SHEETS

APPENDIX E TOP LINE BUDGET

APPENDIX F RESUME OF DR. ROBERT LODDER

ii

SALE OF INFOSPHERIX
(Item 2 on the Proxy Card)

SUMMARY TERM SHEET

This summary term sheet highlights material terms of the proposed sale of all of the capital stock of our InfoSpherix Incorporated subsidiary (“InfoSpherix”) and selected information in this proxy statement and does not contain all of the information that may be important to you in evaluating the proposed sale.  To understand fully the proposed sale of InfoSpherix, we strongly encourage you to read this proxy statement including the information incorporated by reference and the appendices.  We have included page references in this summary to direct you to a more complete discussion in the proxy statement.

Active Network (see page 36)	The Active Network, Inc. is a Delaware corporation.

Spherix (see page 35)	Our principal place of business is at 12051 Indian Creek Court, Beltsville, Maryland 20705, telephone: (301) 419-3900.

Purchase Price (see page 36)

The purchase price is $17 million; $15 million to be paid in cash at closing, subject to a post-closing tangible net assets adjustment, and $2 million paid in escrow to be available to satisfy any potential indemnification claims.

Fairness of Consideration
(see page 20)

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) delivered its opinion to the Evaluation Committee of our Board of Directors on June 18, 2007 that, based upon and subject to the factors and assumptions set forth in the opinion, the purchase price to be paid in connection with the sale of InfoSpherix was fair to Spherix from a financial point of view.

The full text of the written opinion of Stifel Nicolaus, dated June 18, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement. Our shareholders should read the opinion in its entirety. Stifel Nicolaus provided its opinion for the information and assistance of the Evaluation Committee. Stifel Nicolaus’ opinion is not a recommendation as to how any shareholder should vote with respect to the transaction.

Reason for the Sale of InfoSpherix
(see page 15)

Our board of directors believes that we can no longer fund and support two (2) diverse business lines and that the sale of InfoSpherix is consistent with our objective of focusing on our biotechnology opportunities, specifically our efforts to develop and ultimately commercialize Naturlose as a treatment for Type 2 diabetes. In deciding to authorize the sale of InfoSpherix, our board of directors considered a number of factors, including the opinion the Evaluation Committee of our Board of Directors received from Stifel Nicolaus that the consideration to be paid by Active Network in connection with the transaction is fair to the Company, from a financial point of view.

Conditions to the Sale
(see page 39)	The obligation of each party to complete the purchase and sale of InfoSpherix is subject to the satisfaction or waiver of the following conditions:
• receipt of governmental authorizations, consents and approvals as specified in the purchase agreement;
• absence of any injunction or court order that would restrain or otherwise prevent the proposed sale;
• approval of the proposed sale by our stockholders;
• representations, warranties and covenants of each party being true and correct; and
• receipt of consents from third parties to assignment of certain material contracts.

No Shop (see page 38)	We have agreed that we will not encourage, discuss, accept or consider, or provide information with respect to, any competing proposal for:
• the acquisition of the outstanding shares of InfoSpherix, or
• the acquisition of all or substantially all of the assets used of InfoSpherix.

Indemnification (see page 39)

The parties have agreed to indemnify one another for breaches of representations, warranties and covenants contained in the purchase agreement. Active Network has agreed to indemnify us in the event a third party claim is made prior to closing alleging certain breaches of fiduciary duty by us or our Board of Directors, up to a maximum of $950,000. The right to indemnification will arise only after losses reach $125,000, but in such event all losses will be recoverable. Active Network will first recover any of its losses from the $2 million escrow account established at closing. Our maximum aggregate liability is generally the $17 million purchase price.

Termination (see page 40)	The purchase agreement may be terminated at any time prior to closing:
• by mutual consent of the parties;
• by Active Network if the closing does not take place by the earlier of forty (40) days after SEC approval/clearance of this proxy statement or September 30, 2007;
• by us if the closing does not take place before December 31, 2007;
• by either party, if the non-terminating party has breached any representation or warranty or covenant in any material respect;
• by either party, if a court or governmental entity permanently enjoins, restrains or prohibits the sale; or
• by either party, if the purchase agreement is not approved by our stockholders.

We have agreed to pay Active Network a fee equal to $200,000 if our stockholders fail to approve the transaction and an additional fee of $750,000 if prior to July 4, 2008 we sell InfoSpherix to another person or entity. We have further agreed to pay Active Network a fee of $950,000 if a third party claim stops us from closing the sale to Active Network and within twelve (12) months thereafter we sell InfoSpherix.

Closing (see page 39)

If our stockholders approve the sale of InfoSpherix and the other conditions to the sale are then satisfied, the closing is anticipated to occur on the second business day after the stockholders meeting.

Risk Factors (see page 30)

There are risks and uncertainties related to the proposal to sell InfoSpherix and risks and uncertainties related to our company if the proposed sale is completed that you should carefully consider in deciding how to vote on the proposed sale. If any of these risks materialize, our business, financial condition or results of operation could be materially adversely affected, the value of our common stock could decline and you may lose all or part of your investment.

Tax Consequences (see page 29)

We have agreed to treat the proposed sale as a taxable sale of the assets of InfoSpherix. We anticipate that we will be able to offset substantially all of the taxable gain we recognize for United States federal income tax purposes against our current operating and capital losses and net operating and capital loss carryforwards. We expect that we will have state income tax liability arising from the sale. The closing of the sale contemplated by the purchase agreement will not be a taxable event for our stockholders under applicable United States federal income tax laws.

Required Governmental Approvals
(see page 29)

Neither we nor Active Network are aware of any regulatory requirements or governmental approvals or actions that will be required to consummate the sale of InfoSpherix, except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this proxy statement and the Delaware General Corporation Law in connection with the stockholders’ approval requested at the stockholders meeting.

Appraisal Rights (see page 29)	Under Delaware law and our certificate of incorporation and bylaws, our stockholders have no appraisal rights as a result of the sale of InfoSpherix.

Fees and Expenses (see page 40)

Except for fees payable in the event of a termination of the purchase agreement, (as described above under the heading “Termination”), each party is responsible for its own fees and expenses incurred in connection with the proposed sale.

Payment to Stockholders
(see page 36)	All of the consideration received in the proposed sale will be paid to us by Active Network, and holders of our common stock will not receive any payment as a result of the sale.

Insider Stockholders Agreement
(see page 28)

Our board of directors and Active Network have entered into separate insider stockholder agreements. Under these agreements, our directors have agreed to vote the shares of common stock they own in favor of the sale to the Active Network. These shares will represent not less than fifteen percent (15%) of the outstanding shares.

Interests of Directors and
Executive Officers (see page 28)

Our executive officers and directors own our common stock and/or options to purchase shares of our common stock and to that extent their interest in the sale is the same as that of the other holders of our common stock. In addition, certain of our executive officers and directors will be directly affected by the sale.

Recommendation (see page 48)

The board of directors unanimously recommends you vote “FOR” the approval of the purchase agreement. Please vote your shares as soon as possible so that your shares may be represented at the stockholders meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope, or you may vote in person at the stockholders meeting.

QUESTIONS AND ANSWERS REGARDING THE STOCKHOLDERS MEETING

Set forth below are some questions and answers to provide you with more information about the stockholders meeting.  These questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement.  We urge you to review the entire proxy statement and accompanying materials carefully.

Meeting and Voting

Q:           Why am I receiving this proxy statement?

A:            You have received this proxy statement and the enclosed proxy card from us because you held shares of our common stock on June 29, 2007, the record date for our stockholders meeting.

Q:           What are the proposals I will be voting on at the meeting?

A:            As a stockholder, you are entitled and requested to:

(a)           elect the eight (8) individuals listed in the proxy statement as directors of Spherix;  and

(b)           approve the sale of InfoSpherix, which constitutes substantially all of our assets, pursuant to the purchase agreement among Spherix, InfoSpherix and Active Network, dated June 25, 2007;

(c)           ratify the appointment of Grant Thornton LLP as our registered independent public accountant.

Q:           Who is entitled to vote?

A:            Only holders of record shares of common stock on the close of business on June 29, 2007 will be entitled to vote at the stockholders meeting.

Q:           When and where is the meeting being held?

A:            The meeting is being held on August 15, 2007, commencing at 10:00 a.m., at 12051 Indian Creek Court, Beltsville, Maryland  20705.

Q:           How does the board recommend that I vote at the meeting?

A:            Our board of directors unanimously recommends that you vote (i) “FOR” the sale of InfoSpherix, (ii) “FOR” election of the nominated slate of directors and (iii) “FOR” ratification of the appointment of Grant Thornton LLP as our registered independent public accountant.

Q:           How is my vote counted if I vote by proxy?

A:            If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the meeting to be held on August 15, 2007.  You may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Q:           If my shares are held in “street name,” will my broker be able to vote my shares?

A:            Yes, but only if you provide instructions to your broker on how to vote.

Q:           Can I change my vote after I have mailed my signed proxy card?

A:            Yes, you may change your vote at any time before your shares are voted at the stockholders meeting.  You may change your vote in one of three ways:

1.     You may notify the Secretary of Spherix in writing before the stockholders meeting that you wish to revoke your proxy.  In this case, please contact Spherix Incorporated, 12051 Indian Creek Court, Beltsville, Maryland 20705, Attention:  Katherine M. Brailer, Secretary.

2.     You may submit a proxy dated later than your original proxy.

3.     You may attend the stockholders meeting and vote.  Merely attending the stockholders meeting will not by itself revoke a proxy;  you must obtain a ballot and vote your shares to revoke the previously submitted proxy.

Proposed Sale of InfoSpherix

Q:           What line of business is conducted through InfoSpherix?

A:            We provide contact center information and reservation services primarily to government enterprises via telephone call centers.  We provide call center, Internet and point of sale reservation services to national, state and local parks and campgrounds.  We are currently providing these services to the federal government, several states and counties.

Q:           What is the purchase price that Active Network has agreed to pay for InfoSpherix?

A:            Active Network has agreed to pay us $17 million;  $15 million in cash at closing, subject to adjustment after closing based on the tangible net assets of InfoSpherix at closing, and $2 million into escrow to be available to satisfy any indemnification claims.  The escrow will be released fifteen (15) months after closing.

Q:           Why is Spherix proposing to sell InfoSpherix?

A:            We believe that we can no longer adequately finance and support our two (2) existing lines of business.  We have decided, after considering a number of different alternatives, that we should sell the InfoSpherix business and use the proceeds to invest in biotechnology, which we plan to make our primary business focus going forward.

Q:           Did the board receive a fairness opinion on the sale of InfoSpherix?

A:            Yes.  On June 18, 2007, the Evaluation Committee of the board of directors received an opinion from our financial advisor, Stifel Nicolaus that, based on and subject to the qualifications and considerations described in the opinion, the consideration to be paid in the transaction is fair, from a financial point of view, to Spherix.  A copy of this opinion is attached as Appendix B to this proxy statement and a more detailed summary of the opinion is set forth beginning on page 20.

Q:           What happens if the purchase agreement is not approved by holders of a majority of Spherix’s outstanding shares?

A:            The purchase agreement may be terminated by either Active Network or us, in which case we will have to pay a termination fee to Active Network in the amount of $200,000.  In addition, in such event we will need to re-evaluate our options.  We would likely immediately scale back our biotechnology efforts until we determine whether any responsible financing alternatives are available.  If we cannot obtain other responsible financing, we would likely continue to own and operate InfoSpherix and discontinue our biotechnology business.

Q:           Will I owe any federal income tax as a result of the sale?

A:            No.  You will not owe any federal income tax as a result of the sale.

Q:           Will any of the proceeds from the sale of InfoSpherix be distributed to me as a stockholder?

A:            No.  We intend to retain the proceeds and use them in our biotechnology business.

Q:           Can I still sell my shares?

A:            Yes.  The sale of InfoSpherix will not affect your right to sell or otherwise transfer your shares of common stock.

Q:           Who can I contact with questions about the proposal?

A:            If you have any more questions about the sale or would like additional copies of this proxy statement, you should contact Katherine M. Brailer at (301) 419-3900.

In addition, Spherix is a public company and is required to file reports and other information with the SEC.  You may read and copy this information at the SEC’s public reference facilities.  You may call the SEC at 1-800-SEC-0330 for information about these facilities.  This information is also available at the SEC’s Internet site at www.sec.gov and you can also request copies of these documents from us.

INFORMATION ABOUT THE STOCKHOLDERS MEETING AND VOTING

Time and Place

The meeting will be held on August 15, 2007 at 12051 Indian Creek Court, Beltsville, Maryland  20705, commencing at 10:00 a.m.

Proposal to be Considered

At the stockholders meeting, we will ask our stockholders to consider and vote upon (i) election of directors, (ii) the sale of InfoSpherix pursuant to the purchase agreement by and between Spherix, InfoSpherix and Active Network, dated as of June 25, 2007, (iii) ratification of our independent registered public accountant and (iv) such other matters as may properly come before the meeting.

Our board of directors is not aware of any other matters to be presented at the meeting.  If any other matters should properly come before the meeting, the persons named as proxies in the enclosed proxy card will vote the proxies in accordance with their best judgment.

This Proxy Solicitation

We are sending you this proxy statement because our board of directors is seeking a proxy to vote your shares at the stockholders meeting.  This proxy statement is intended to assist you in deciding how to vote your shares.  At the close of business on June 29, 2007, there were 14,254,562 shares of common stock outstanding, which constitute all of the outstanding voting shares of Spherix.  Only holders of record of shares of common stock on the close of business on June 29, 2007 will be entitled to vote at the meeting.  On July 19, 2007, we began mailing this proxy statement to all persons who will be entitled to vote at the meeting.

We are paying the cost of requesting these proxies.  Our directors, officers and employees may request proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services.  In addition, we have retained The Altman Group to assist us in soliciting proxies for the meeting.  We have agreed to reimburse The Altman Group for its reasonable expenses, to indemnify it against certain losses, costs and expenses and to pay its fees, which all together we estimate will not exceed $10,000.  We will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common stock shares.

In this proxy statement, “Spherix,” the “Company,” and “we” and “our” refer to Spherix Incorporated.  Also, in this proxy statement, Active Network refers to The Active Network, Inc.

Voting Your Shares

You may vote your shares at the stockholders meeting either in person or by proxy.  To vote in person, you must attend the meeting and obtain and submit a ballot.  Ballots for voting in person will be available at the meeting.  To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the meeting.  By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the meeting in accordance with the instructions you give on the proxy card.

Stockholders who hold shares registered in the name of a broker or other nominee may generally only vote pursuant to the instructions given to them by their broker or other nominee.  If you hold shares registered in the name of a broker or other nominee, generally the nominee may only vote your shares as you direct the nominee, pursuant to the instructions given to you by the nominee.  However, if the nominee has not timely received your direction, the nominee may vote on matters for which it has discretionary voting authority.  Brokers will not have discretionary voting authority to vote on the proposal to approve the purchase agreement.  Brokers will have discretionary voting authority to vote on routine matters incident to the conduct of the meeting.  If a nominee cannot vote on a matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.  In order to vote their shares by attending the meeting, as opposed to directing their broker or nominee to vote their shares, stockholders who hold shares registered in the name of a broker or other nominee generally must bring to the meeting a legal proxy from the broker or nominee authorizing them to vote the shares.

Quorum

Failure to return a proxy or vote in person will not affect the outcome of the proposal as long as a quorum is achieved.  A quorum for the transaction of business at the meeting will be established by the presence, in person or by proxy, of a majority of the shares of our common stock issued and outstanding on the record date.  Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum.  In the event that a quorum is not present at the time the meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the meeting and the persons named in the enclosed proxy will vote all shares of common stock for which they have voting authority in favor of that adjournment.

Vote Required

Each share of our common stock issued and outstanding on the record date will be entitled to one vote.  Abstentions and broker non-votes will have the same effect as votes against the approval of the matters described herein.  In addition, the failure of a stockholder to return a proxy or a vote in person or to direct its broker or other nominee to vote its shares will have the effect of a vote against approval of the matters described herein.  Brokers holding shares for beneficial owners cannot vote on the proposal without the owners’ specific instructions.  Accordingly, stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy or to follow the instructions for voting provided by their broker or other nominee.

Approval of Sale of InfoSpherix.  The affirmative vote, either in person or by proxy, of the holders of a majority of shares of common stock outstanding as of the record date, is required to approve the sale of InfoSpherix.

Election of Directors.  The affirmative vote, either in person or by proxy, of a plurality of the votes cast at the meeting, is required for the election of directors.  This means that candidates who receive the highest number of votes are elected.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Shareholders do not have the right to cumulate their votes for directors.

Ratification of Independent Registered Public Accountants.  The affirmative vote, either in person or by proxy, of a majority of the votes cast at the meeting, either in person or by proxy, will be required for approval.  A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals.  For any other proposal, the affirmative vote, either in person or by proxy, of a majority of the votes cast at the meeting, either in person or by proxy, will be required for approval.  A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before it is voted.  You may revoke your proxy in one of the following three ways:

1.             You may notify the Secretary of Spherix in writing that you wish to revoke your proxy.  Please contact:  Spherix Incorporated, 12051 Indian Creek Court, Beltsville, Maryland  20705, Attention:  Katherine M. Brailer, Secretary.  We must receive your notice before the time of the stockholders meeting.

2.             You may submit a proxy dated later than your original proxy.

3.             You may attend the stockholders meeting and vote.  Merely attending the stockholders meeting will not by itself revoke a proxy.  You must obtain a ballot and vote your shares to revoke the proxy.

BACKGROUND FOR THE SALE OF INFOSPHERIX

For many years, we employed a business model where we operated two (2) separate lines of business – InfoSpherix and BioSpherix.  In accordance with our business plan, InfoSpherix earned enough money to support itself and BioSpherix.  This allowed InfoSpherix to grow while supplying funds for the research and development efforts of the BioSpherix Division, which focused on developing healthcare-related products.

By mid-2004, it was becoming evident that this model would soon have to change.  The product mix in InfoSpherix was shifting away from commercial to a less profitable government sector.  Clients were beginning to require that we fund the upfront costs for information projects and recover the cost over the life of the project.  Also, our BioSpherix products were far enough along where continued development would soon require significant capital.

In addition to the above, equity investors interested in BioSpherix did not understand InfoSpherix and its purpose.  Therefore, responsible investors were harder to attract.  Our InfoSpherix clients became concerned about our focus on this business.  They questioned our long-term commitment to the business.  Also, our bank stated that it was not interested in funding biotechnology research.  Therefore, they made us secure our line of credit with cash in lieu of receivables and other fixed assets.  Financing for capital equipment was becoming harder to attract.

As a result, at its February 17, 2005 meeting, the Board of Directors decided it was time to split the two divisions and require each one to be self-funding.  On June 8, 2005, the stockholders approved the establishment of InfoSpherix Incorporated as a wholly-owned subsidiary of Spherix.  On July 22, 2005, Spherix reached agreement for a $4 million Standby Equity Distribution Agreement (SEDA) to fund BioSpherix.  Subsequently, on January 1, 2006, InfoSpherix began operating as an independent subsidiary.

In December 2005, the FDA gave us final permission to conduct a Phase 3 clinical trial for Naturlose as a treatment for Type 2 diabetes.  The Company signed agreements with independent contract research organizations to conduct the Phase 3 trial and engaged another entity to assist in the development and monitoring of the trials and to consult on FDA issues.

Although initial estimates developed by us and the above consultants indicated we had sufficient capital to complete the trial, the Board and management became concerned about long-term financing.  A manufacturing source needed to be found and, should complications develop in our Phase 3 trial, final FDA approval of our protocol could result in significant additional capital needs.  In addition, it was becoming clear that InfoSpherix also needed capital to develop next generation products.

At a Board meeting held on February 3, 2006, a discussion was held on the best way to raise capital.  The options included debt and equity financing, as well as the possibility of selling the InfoSpherix subsidiary.  The President reported that a third party expressed interest in a purchase of InfoSpherix.  The third party had a division which was synergistic to our reservation business.

The third party’s interest was discussed in detail.  Over the next several months, detailed discussions were held with the third party to ascertain its level of interest in purchasing InfoSpherix.  On May 11, 2006, Richard Levin reported to the Board that the third party was no longer interested in a purchase of InfoSpherix.

In the spring of 2006, Active Network approached us expressing an interest in the reservation portion of our InfoSpherix business and we held some preliminary discussion with the Active Network during the next few months.

On June 27, 2006, a meeting of the Executive Advisory Committee of the Board was held in Cumberland, Maryland.  The Committee discussed a potential sale of all or part of the InfoSpherix subsidiary, along with the use of funds from this sale and any settlement of our National Park Service dispute.  The Committee agreed that it was premature to make a decision as to whether any sale of InfoSpherix was desirable.  However, the Committee decided that if a sale was ever to be pursued, a sale of the entire subsidiary was preferential and that other potential buyers should be sought.

A discussion occurred as to the use of funds from any sale or settlement of the National Park Service issue.  A focused pursuit of the pharmaceutical business was discussed, along with the development of new products for any remaining piece of InfoSpherix.  The Committee noted the growing requirements for funds for both business lines.

At an August 23, 2006 meeting, the Board reviewed the ongoing discussions with the Active Network regarding its interest in purchasing the reservation business.  The Board reiterated that we must not sell the reservation business piecemeal and we should focus on growing the information business as a whole unless a lucrative offer was received for the entire information business.

On October 26, 2006, the Company announced that it had settled its National Park Service dispute resulting in a payment to the Company of $6 million.  The funds would be used to enhance InfoSpherix products and support the Phase 3 clinical trial of Naturlose.

On November 17, 2006, the Company received a letter through its FDA consultant requiring additional expenditures on its Phase 3 clinical trial.  This caused a potential problem as to the cost of the placebo and the drug delivery method.  At this point it was becoming apparent that the Phase 3 trial was going to be more expensive than first thought.

Also on November 17, 2006, the Company received an unsolicited Letter of Intent (LOI) from Active Network.  The LOI was for the purchase of the entire information business.

The Board met on November 21, 2006.  After review of the LOI from The Active Network, the Board declined the offer.  Discussions were held on the need to raise more capital, even with the $6 million settlement related to the National Park Service.  The rising cost of the Phase 3 trial was discussed along with the need to complete the anti-plaque study of Naturlose at the University of Maryland.  Several methods of raising capital were discussed, but no final decision was made.

A special Board Meeting was held on January 8, 2007.  The immediate need to raise capital was discussed and the President was authorized to seek equity funding for $12-15 million to fund the BioSpherix Division.  In addition, further discussions were held to consider the possibility of selling InfoSpherix as a means of raising cash.

On January 14, 2007, Dr. Levin sent a memo to the Board.  Attached was a memo from Richard Levin describing our long-term cash needs for both businesses and possible methods of meeting these needs.  Also attached was a letter from counsel discussing the fiduciary responsibility of the Board in relation to raising the capital.

In his memo, Dr. Levin asked the Board to approve a resolution calling for the retention of an investment banker to further investigate a potential sale of InfoSpherix.  On January 22, 2007, at a special Board Meeting, the resolution was unanimously approved.

SC&H Capital Corporation (“SC&H”), an established consulting firm with extensive merger and acquisition experience, was engaged on January 29, 2007, to assist the management team in the development of marketing materials to be used in the process of exploring a sale of InfoSpherix.  On March 6, 2007, SC&H made a presentation to the Board on its progress to date on the material development and in identifying prospective buyers for InfoSpherix if the Board determined to pursue a sale of InfoSpherix.

At the March 6, 2007 meeting, the Board authorized SC&H to continue to assist management in exploring a sale of InfoSpherix.  In addition, an Evaluation Committee consisting of three outside directors was appointed to provide SC&H with guidance in the process and to minimize any actual or perceived conflicts of interest.

Also during the first several months of 2007, the President met with several investment bankers about the possibility of raising capital.  It was decided that, given the current stock price and early phase of the Phase 3 clinical trial, an equity offering would not be prudent at this time.

On April 13, 2007, a Board Meeting was held to review the capital raising alternatives.  In the course of reviewing these alternatives, SC&H reviewed the process it had conducted with management to that point.  Contact had been made with approximately 100 companies, including both strategic and potential financial targets, through the use of a blind profile which outlined the InfoSpherix opportunity.  This campaign ultimately resulted in approximately 10 management presentations provided to various interested parties.  The above activities yielded four Letters of Intent, one of which was ultimately withdrawn.  SC&H prepared a comparison of each of the Letters of Intent and presented it to the Evaluation Committee.  A discussion of the possible terms and requirements of a deal ensued.  Potential aspects of subsequent offers were discussed.

Pursuant to a recommendation from the Evaluation Committee,  the Board concluded that a sale of InfoSpherix was in the best interests of Spherix and the Board approved a resolution to accept the offer from Active Network as proposed.  The Evaluation Committee was given the authority to approve any changes to the LOI consistent with the discussions.

Subsequent negotiations, led by the management team and outside counsel, were held with The Active Network and on April 17, 2007, a final LOI was signed.  Detailed due diligence has been conducted by Active Network and a definitive purchase agreement was executed on June 25, 2007.

SALE OF INFOSPHERIX

Reasons for the Sale of InfoSpherix

In reaching its determination to approve the sale of InfoSpherix and the purchase agreement, our board of directors consulted with our management and our financial and legal advisors.  We are proposing to sell InfoSpherix to Active Network because we believe that the sale and the terms of the purchase agreement are in the best interests of our company and you.

In reaching its determination to sell InfoSpherix, our board of directors considered the following:

•      We have historically operated two (2) diverse businesses:  a biotechnology development business which we have operated as the BioSpherix Division of Spherix and a contact center information/reservation services business which we have operated as InfoSpherix.

•      We have concluded that we can no longer adequately finance, support and operate such diverse businesses.  The estimated costs of the Phase 3 trial has steadily increased from the date we first announced that we would conduct such trial.  Some of these cost increases are the result of changes in trial protocols required to satisfy FDA requirements.

•      During the last two years, our board and senior management have considered a wide range of strategic options for our company, some of which involved retaining InfoSpherix and others of which involved selling InfoSpherix.

•      We concluded that under current market conditions, including the sales price of our common stock, that we could not raise sufficient additional funds through sales of our common stock without unduly diluting our stockholders.

•      We concluded that Spherix and the stockholders would be best served if we employed all of our resources and focused exclusively on our biotechnology opportunities.

•      Accordingly, we decided to market InfoSpherix for sale.

•      We conducted an extensive sales process and engaged in negotiations with those parties that expressed a serious interest on reasonable terms, including representatives of Active Network.  We believe that we obtained the highest purchase price that any of the bidders was willing to pay and the most favorable terms that we could negotiate.

Overview of Our Biotechnology Opportunities

In our biotechnology division, we attempt to develop and commercialize products for sale.

Our principal product is tagatose, a full bulk, low-calorie sweetener.  We have licensed the rights to manufacture tagatose as well as the rights to sell tagatose for food and beverage uses to a foreign entity in exchange for royalties based on sales.  No significant royalties have been paid to us and the foreign entity has ceased production of tagatose.  We have engaged in some negotiations with our licensee with a goal of reclaiming the technology and all related rights but have not reached a final agreement.

We retain all rights to develop and sell Naturlose (our brand name for tagatose for non-food uses) for non-food, including pharmaceutical purposes, for which we own separate patents.  Several medicinal applications have shown initial promise, but the principal one, and the one addressing the largest potential market, is its use against Type 2 diabetes.  The BioSpherix Division has addressed most of its efforts in that direction, with a lesser effort in process to test Naturlose in the treatment for dental plaque and gingivitis.  We expect to continue to devote the majority of our resources to the Type 2 diabetes treatment as described below.

Development of Naturlose as Treatment for Type 2 Diabetes

Trials at the University of Maryland School of Medicine have found Naturlose potentially effective as a treatment of Type 2 diabetes in humans.  In addition to alleviating symptoms of this major disease, over the one-year trial, all subjects lost weight at physician-approved rates and showed a significant increase in the desirable type of cholesterol, HDL.

In late 2005, the Food and Drug Administration (“FDA”) gave us permission to begin a Phase 3 clinical trial for Naturlose as a stand-alone drug to treat diabetes.  The Company has negotiated agreements with contract research organizations to conduct the trial, and has retained an FDA regulatory consultant to guide the trial.

The trial will take place in Australia and the United States pursuant to a plan discussed with the FDA.  The first participants have been recruited and the trial has begun.  Over 400 subjects from the United States and abroad, representing the demographic mix in the U.S., will receive oral doses of Naturlose to test its ability to treat Type 2 diabetes.  The Company believes its chances for a successful outcome are enhanced by the widely demonstrated safety of the product;  lack of safety being the primary cause for failure of most drug candidates.

Baring unforeseen difficulties, the trial is scheduled to be completed in early 2009.  If the trial is successful, it will likely take several months to compile the data and submit a new drug application (“NDA”) to the FDA.  The FDA will then likely take up to a year to respond to the NDA.  Accordingly, we do not expect FDA approval before mid to late 2010 at the earliest.

Development of Naturlose as Treatment for Plaque

In 2005, we contracted with the University of Maryland School of Dentistry to conduct human clinical trials on the oral anti-plaque efficacy of Naturlose.  The initial trials were not effective but the study suggested ways of modifying the Naturlose product to effect desired plaque reduction.  Such modifications have been made, and we have engaged the University of Maryland School of Dentistry to conduct a trial of Naturlose toothpaste formulated by the Company in an attempt to establish an anti-plaque and anti-gingivitis claim for the toothpaste.  The clinical trial started in early 2007 and is expected to be completed later this year.

Tentative Plan of Operations Post-Closing

Following the sale of InfoSpherix, Spherix will be left with a substantial amount of cash (approximately $20 million), a small staff and its biotechnology assets and rights.  We intend to primarily focus on developing Naturlose as a Type 2 diabetes treatment, and secondarily focus on developing Naturlose as a plaque treatment.  We will not have the resources or the personnel to become a full-scale development company in order to take a product through development, FDA approval, manufacturing and sale and distribution.  Rather, we hope and expect to develop either or both products to a point where we can license or sell the technologies to pharmaceutical or other large companies which have the necessary resources to fully develop and market the products.

Our first priority will be to develop Naturlose for Type 2 diabetes treatment.  Our Phase 3 trial has recently commenced and will likely be ongoing through early 2009.  In the interim, we currently expect to engage in other activities in furtherance of our goal of developing a Type 2 diabetes drug, likely including:

•                  Further dose range studies—Our Phase 3 tests are being conducted by providing patients 15 grams of Naturlose, 3 times per day.  Our further dose range studies will test whether Naturlose is potentially effective in treating Type 2 diabetes at lower dose ranges (for example, at 5 grams per dose, 3 times per day).  Our hope is that if such studies prove that Naturlose is effective at lower doses, this may make our product more attractive to pharmaceutical companies, facilitate different ways to deliver the product to patients, and may also assist in obtaining FDA approval.

•                  Study of different methods to deliver Naturlose to patients—Our Phase 3 trial is being conducted by delivering Naturlose in liquid form.  We intend to test whether we can incorporate Naturlose into other products (for example, wafers, bars, chewing gum, powder, etc.) and still obtain the desired treatment of Type 2 diabetes.

•                  Employment of qualified personnel and/or engage a consulting firm to assist us in marketing the product.  This will be needed to effectively approach, contact and negotiate with the pharmaceutical/nutraceutical industry.

•                  Update and expansion of our patent protection for Naturlose—Currently, our key patent expires in 2012, subject to extension upon FDA approval.  We will explore possible means to extend this patent, and will also attempt to develop other manufacturing techniques which may form the basis for one or more new patent applications.

•                  Assuring adequate supply of Naturlose—Our food/beverage licensee has ceased its production of tagatose (Naturlose).  While we have purchased sufficient amounts to conduct the Phase 3 trial and to do other tests/studies as described above, we do not have the means to manufacture Naturlose if our tests/studies are successful.  We have engaged in negotiations with our licensee to obtain full rights to tagatose, but we have not reached an agreement.  Due to our licensee’s cessation of manufacturing activities, we believe we have the right to manufacture, or engage another entity to manufacture, Naturlose.  We have commenced and expect to continue certain limited manufacturing feasibility studies.  We have also had preliminary discussions with domestic and overseas companies that may be interested in building a plant to produce Naturlose.  Once again, if our Phase 3 trials and dose range studies are successful, our goal is to license or sell the technology to a larger company, not to engage in manufacturing.

The anti-plaque, anti-gingivitis clinical trial at the University of Maryland School of Dentistry is scheduled to be completed later this year.  If it is successful, we would prefer to sell or license the technology without further development efforts or expense.

We may also engage in limited, related research activities in an effort to develop an affiliated commercial product or products.

Spherix will remain a public company.  We will continue to prepare and file annual and quarterly reports and all other filings required of public companies.  Inasmuch as we expect that our current senior management team will either be employed by InfoSpherix or leave our employ at the time of the sale or shortly thereafter, we will need to hire replacement employees for these purposes.  We expect to have a modest staff since our principal focus will be to develop Naturlose as a drug; much of the work has and will be contracted out to third parties; and our goal is to demonstrate the potential of Naturlose so that we can enter into a commercial agreement with a larger firm to commercialize Naturlose and generate revenue for Spherix.

Dr. Robert Lodder, who has served as a member of the Board of Directors for the last two (2) years, will join Spherix as an executive employee upon the sale of InfoSpherix.  Dr. Lodder’s experience is summarized on Appendix F attached to this proxy statement.  During the course of his career, Dr. Lodder has participated in the organization of two (2) privately-owned companies—one to commercialize a laser spectroscopic human coronary catheter system and the other to commercialize a molecular factor computing system.  Each of these companies received venture capital funding.  Dr. Gilbert V. Levin, founder of Spherix and inventor of the use of Naturlose as a potential Type 2 diabetes drug, has agreed to remain with Spherix during its transition to a biotechnology company.  We will retain and maintain all of the knowledge, history and experience of the BioSpherix Division as an integral part of the newly-constituted Spherix as we concentrate on successfully completing the development of Naturlose as a Type 2 diabetes drug.

Our current directors have been nominated to continue to serve as directors of Spherix as set forth in this proxy statement.  If we proceed with the sale of InfoSpherix, we expect to alter the composition of the Board in accordance with the needs of the biotechnology direction of the company by substituting and adding individuals with substantial business, technology and commercial development experience.  Appropriate new Board members are now being identified and vetted.  Those current Board members not experienced in the biotechnology line of business have agreed to resign to make seats available for the new members.  We also plan to establish a Scientific Advisory Board of senior persons highly qualified to provide advice and counsel to our directors and to our Spherix management.

We have formulated an initial, top level budget to accomplish the foregoing.  A copy of this budget is attached as Appendix E.  Our spending may or may not conform to this budget as events unfold and circumstances change.

In addition, we may seek to raise additional funds to conduct operations.  Such funding would likely take the form of the issuance of additional shares of Spherix common stock, which would dilute all the current Spherix stock holdings.  We will likely draw down the balance of the $800,000 funding available under the SEDA.

Finally, while we will primarily focus on developing Naturlose as a Type 2 diabetes drug, we could enter into other aspects of the biotechnology business.  We might pursue this alternative to provide some level of revenue during the Type 2 drug development process.

Benefits of the Sale

The sale of InfoSpherix will allow us to direct substantially all of our financial resources to our biotechnology opportunities.  We need sufficient financial resources to further develop Naturlose as a drug and the proceeds from the sale of InfoSpherix will provide us with the initial funding.

In arriving at its determination that the sale of InfoSpherix to Active Network is in the best interests of our company and our stockholders, the board of directors carefully considered the terms of the purchase agreement as well as the potential impact of the proposed sale on our company.  As part of this process, the board of directors considered the advice and assistance of its outside financial advisors and legal counsel.  In determining to authorize the proposed sale, the board of directors considered the benefits and factors set forth above as well as the following:

•                  the opinion provided to the Evaluation Committee of our board of directors on June 18, 2007 from Stifel Nicolaus, our financial advisor, that the consideration to be paid by Active Network to the Company in connection with the transaction is fair, from a financial point of view, to the Company;

•                  the terms and conditions of the purchase agreement;  and

•                  the fact that the purchase agreement did not contain any financial contingency or due diligence conditions.

Our board also considered numerous potential risks associated with engaging in the proposed sale as further described below under the heading “Risk Factors,” which begins on page 30.  You should carefully consider all of these risks before deciding how to vote on the proposed sale.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but does include the material factors considered.  In view of the complexity and wide variety of information and factors, both positive and negative, considered by the board, it is not practical to quantify, rank or otherwise assign relative or specific weights to the factors considered.  In addition, the board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor.  Instead, the board conducted an overall analysis of the factors described above, including discussions with management and legal and financial advisors.  In considering the factors described above, individual members of the board may have given different weight to different factors.  The board considered all of these factors in totality and concluded, on the whole, such factors supported its determination to approve the proposed sale of InfoSpherix.  After taking into consideration all of the factors set forth above, our board of directors, following consultation with its legal and financial advisors, concluded that the proposed sale is fair to, and in the best interests of, our company and our stockholders, and that we should proceed with the sale.

Opinion of Our Financial Advisor

The Evaluation Committee of our Board of Directors (the “Committee”) retained Stifel Nicolaus on April 30, 2007 to act as its financial advisor and to provide a fairness opinion in connection with the transaction.  The Committee selected Stifel Nicolaus to act as its financial advisor based on Stifel Nicolaus’ qualifications, expertise and reputation.  On June 18, 2007, Stifel Nicolaus delivered its written opinion, dated June 18, 2007, to the Committee that, as of the date of the opinion and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, the Consideration (as defined in Stifel Nicolaus’ opinion letter) proposed to be paid to Spherix by Active Network in connection with the sale of InfoSpherix pursuant to the letter of intent, dated as of April 17, 2007, between Spherix and Active Network (the “Letter of Intent”) was fair to Spherix, from a financial point of view.

The full text of the written opinion of Stifel Nicolaus is attached as Appendix B to this proxy statement and is incorporated into this document by reference.  The summary of Stifel Nicolaus’ fairness opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.  Shareholders are urged to read the opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Stifel Nicolaus in connection with such opinion.

The opinion of Stifel Nicolaus is solely for the information and use of the Committee in connection with its consideration of the transaction, is not to be relied upon by any shareholder of Spherix or InfoSpherix or any other person or entity, and relates only to the fairness, from a financial point of view, of the Consideration to be paid to the Company in connection with the transaction.  Stifel Nicolaus’ opinion does not and shall not constitute a recommendation to the Committee or our Board of Directors as to how to vote on the transaction or to any shareholder of Spherix or InfoSpherix as to how such shareholder should vote at any stockholders’ meeting at which the transaction is considered or whether or not to enter into a shareholders’ or voting agreement or take any other action related thereto.  Stifel Nicolaus was not involved in manufacturing or negotiating the transaction or the Letter of Intent and Stifel Nicolaus’ opinion does not compare the relative merits of the transaction with any other alternative transaction or business strategy which were or may have been available to, or considered by, the Committee, our Board of Directors, InfoSpherix or Spherix as alternatives to the transaction and does not address the underlying business decision of the Committee, our Board of Directors, InfoSpherix  or Spherix to proceed with or effect the transaction.  Stifel Nicolaus was not requested to explore alternatives to the transaction or solicit the interest of any other parties in pursuing transactions with Spherix or InfoSpherix.

In connection with its opinion, Stifel Nicolaus, among other things:

(i)        reviewed and analyzed copies of the Letter of Intent;

(ii)       reviewed and analyzed the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K of the Company for the fiscal years ended December 31, 2006 and 2005 and the unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(iii)      reviewed and analyzed the unaudited internally prepared financial statements of InfoSpherix for the fiscal years ended December 31, 2005 and 2006 and for the three months ended March 31, 2007, respectively;

(iv)      reviewed and analyzed certain internal information, primarily financial in nature, concerning the business and operations of InfoSpherix prepared by the management of Spherix and InfoSpherix, including contract analyses and revenue projections;

(v)       reviewed and analyzed financial projections for InfoSpherix as prepared by the Company;

(vi)      held discussions with certain directors, officers and employees of each of the Company and InfoSpherix concerning the past and current operations, financial condition and prospects of InfoSpherix;

(vii)     reviewed and analyzed certain publicly available information concerning the Company and InfoSpherix;

(viii)    reviewed and analyzed financial data and operating statistics relating to InfoSpherix and compared them with similar publicly available information of selected public companies that Stifel Nicolaus deemed relevant to our inquiry;

(ix)       reviewed the reported stock prices and trading activity of the publicly traded common stock of Spherix;

(x)        reviewed the financial terms, to the extent publicly available, of certain corporate acquisition transactions that Stifel Nicolaus deemed relevant to its inquiry; and

(xi)       conducted such other financial studies, analyses and investigations and considered such other information as Stifel Nicolaus deemed necessary or appropriate for purposes of its opinion.

In connection with its review, Stifel Nicolaus relied upon, without independent verification, the accuracy and completeness of all financial and other information that was made available, supplied, or otherwise communicated to Stifel Nicolaus by or on behalf of Spherix or InfoSpherix.  Stifel Nicolaus further relied upon the assurances of Spherix and InfoSpherix management that they were unaware of any facts that would make such information incomplete or misleading.  Stifel Nicolaus assumed, with the consent of Spherix and InfoSpherix management, that any material liabilities (contingent or otherwise, known or unknown) of Spherix or InfoSpherix are set forth in its financial statements.

Stifel Nicolaus has also relied upon Spherix and InfoSpherix management as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Stifel Nicolaus by Spherix and InfoSpherix, and Stifel Nicolaus assumed such forecasts and projections were reasonably prepared on bases reflecting the best then currently available estimates and judgments of management as to the future operating performance of Spherix and InfoSpherix.  The financial forecasts and projections were based on numerous variables and assumptions that were inherently uncertain, including, without limitation, factors related to general economic and business conditions, and that accordingly, actual results could vary significantly from those set forth in such forecasts and projections.  Stifel Nicolaus relied on these forecasts and projections without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel Nicolaus has not been requested to make, and has not made, an independent evaluation or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of Spherix or InfoSpherix, and has not been furnished with any such appraisals or evaluations.  Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold.  Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy.

Stifel Nicolaus’ opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to Stifel Nicolaus as of the date of the opinion.  It is understood that subsequent developments may affect the conclusions reached in the opinion, and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm the opinion.  The Stifel Nicolaus opinion does not consider, address or include:  (i) the tax or accounting consequences of the transaction on Spherix or InfoSpherix including, without limitation, the effects of any election pursuant to Section 338(h)(10) of the Internal Revenue Code;  (ii) the Company’s anticipated use of the proceeds of the transaction including, without limitation, any investment of such proceeds into the Company’s BioSpherix division or any of the Company’s other businesses or assets;  (iii) the business, operations, financial condition, prospects or strategy of the Company’s remaining businesses and assets after consummation of the transaction including, without limitation, the Company’s BioSpherix division;  or (iv) any differences between the Letter of Intent and the definitive purchase agreement executed in connection with the transaction subsequent to the date of Stifel Nicolaus’ opinion.  Furthermore, Stifel Nicolaus has expressed no opinion as to the value of or the price, trading volume or trading range at which the shares of common stock of the Company will trade in the future.  Stifel Nicolaus also assumed that the transaction would be consummated on the terms and conditions described in the Letter of Intent, without any waiver of material terms or conditions by the Company, InfoSpherix or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the transaction would not have an adverse effect on the Company or InfoSpherix.

The summary set forth below does not purport to be a complete description of the analyses performed by Stifel Nicolaus, but describes, in summary form, the material elements of the bases of Stifel Nicolaus’ fairness opinion.

In accordance with customary investment banking practice, Stifel Nicolaus employed generally accepted valuation methods and financial analyses in reaching its opinion.  The following is a summary of the material financial analyses performed by Stifel Nicolaus in arriving at its opinion.  These summaries of financial analyses alone do not constitute a complete description of the financial analyses Stifel Nicolaus employed in reaching its conclusions.  None of the analyses performed by Stifel Nicolaus was assigned a greater significance by Stifel Nicolaus than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel Nicolaus.  Some of the summaries of the financial analyses include information presented in tabular format.  In order to understand the financial analyses used by Stifel Nicolaus more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel Nicolaus’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus.  The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel Nicolaus with respect to any of the analyses performed by it in connection with its opinion.  Rather, Stifel Nicolaus made its determination as to the fairness to the Company of the Consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for InfoSpherix should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before  June 18, 2007 and is not necessarily indicative of current market conditions.  The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

No company or transaction used in any analysis as a comparison is identical to InfoSpherix or the transaction, and they all differ in material ways.  Accordingly, an analysis of the results described below is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the comparable companies or transactions to which they are being compared.

In conducting its analysis, Stifel Nicolaus used three primary methodologies to determine the valuation of InfoSpherix.  The three methodologies used to determine the value of InfoSpherix included: comparable companies analysis, selected transactions analysis and discounted cash flow analysis.  These analyses were developed and applied collectively.  Consequently, each individual methodology was not given a specific weight, nor can any methodology be viewed individually.  Stifel Nicolaus used these analyses to determine the impact of various operating metrics on the implied enterprise value of InfoSpherix.  Each of these analyses yielded a range of implied enterprise values, and therefore, such implied enterprise value ranges developed from these analyses must be viewed collectively and not individually.

Comparable Companies Analysis.   Stifel Nicolaus compared the historical financial and operating results of InfoSpherix to the following publicly traded companies that participate predominantly, or in part, in the state and local government IT services industry:   Ciber, Inc., Dynamics Research Corporation, MAXIMUS, Inc., Tier Technologies, Inc., and Tyler Technologies, Inc. The multiples and ratios of each of the selected publicly traded companies were based upon the most recent publicly available information.  Stifel Nicolaus believes that the principal multiples for comparing companies in  state and local government IT services industry are enterprise value divided by a company’s EBITDA for the most recently reported twelve month period (“LTM”) and enterprise value divided by a company’s EBITDA for the 2007 calendar year.  The resulting quotients are referred to as an LTM EBITDA multiple and a calendar year (“CY”) 2007 EBITDA multiple, respectively.  For purposes of Stifel Nicolaus’ analysis, Stifel Nicolaus defined enterprise value as a company’s market value of fully-diluted common stock plus the book value of long-term debt and the liquidation value of outstanding preferred stock, if any, minus cash.  EBITDA is a measure of a company’s pre-tax operating cash flow calculated by adding to a company’s net income its interest expense, income taxes, depreciation, amortization and extraordinary items and deducting its interest income.   Stifel Nicolaus developed a reference multiple range, which it applied to each of InfoSpherix’s LTM EBITDA and CY 2007 EBITDA to calculate an implied enterprise value.  The following table presents the most relevant analyses of the selected publicly traded companies:

	Low	High	Mean	Reference Multiple Range	Implied Enterprise Value ($ in millions)
Enterprise Value to LTM EBITDA	10.6x	14.9x	12.1x	10.6x – 14.9x	$18.0 - $25.0

Enterprise Value to CY 2007 EBITDA	8.2x	9.4x	8.8x	8.2x – 9.4x	$22.0 - $25.0

With regard to the comparable companies analysis summarized above, Stifel Nicolaus selected comparable publicly traded companies on the basis of various factors, including the size of the public company and the similarity of the lines of business.  No public company used as a comparison, however, is identical to InfoSpherix.  Accordingly, these analyses are not purely mathematical, but also involve complex considerations and judgments concerning the differences in financial and operating characteristics of the comparable companies and other factors.  These factors could affect the public trading value of the comparable companies to which InfoSpherix is being compared.

Selected Transactions Analysis.   Using publicly available information and analysis prepared by Stifel Nicolaus, Stifel Nicolaus examined selected transactions involving companies with similar types of operations as InfoSpherix announced from February 2003 to June 2007.  The selected transactions were:

Acquirer	Target
Infor	Hansen
Saber Consulting	Covansys (State & Local Practice)
ResCare	ACS Workforce Services Group
SI International, Inc.	Shenandoah Electronic Intelligence, Inc.
ACS	Superior Consultants
TechTeam Global	Sytel, Inc.
Tier Technologies	CPAS Systems (45% stake)
Enspiria Solutions	Convergent Group Corporation, Atos
Tier Technologies	EPOS Corporation
MAXIMUS	Manatron, Inc. (Judicial Software Assets)
TietoEnator Oyj	Respons AS
PEC Solutions	Integrated Information Technology
Analex	Beta Analytics
MAXIMUS	TIECorp
CGI Group	AMS (excl. U.S. Defense Assets)
Tier Technologies	PublicBuy.net LLC
CIBER, Inc.	SCB Computer Technology, Inc.
SI International, Inc.	MATCOM International Corporation
Tyler Technologies	Eden Systems
Computer Horizons	RGII Technologies, Inc.
Anteon Int'l Corp.	Information Spectrum Inc.
CACI International Inc	Premier Technology Group, Inc.
Engineered Support Systems	TAMSCO
SCB Computer Technology	Remtech Services, Inc.
ZANETT, Inc.	Paragon Dynamics, Inc.

In performing this analysis, Stifel Nicolaus determined the multiples of transaction value to LTM EBITDA and transaction value to LTM EBIT for each of the selected transactions where the relevant data was publicly available.  Stifel Nicolaus defined transaction value as purchase price inclusive of assumed debt and maximum earn out.  EBITDA is a measure of a company’s pre-tax operating cash flow calculated by adding to a company’s net income its interest expense, income taxes, depreciation, amortization and extraordinary items and deducting its interest income.    Stifel Nicolaus developed a reference multiple range, which it applied to InfoSpherix’s LTM EBITDA to calculate an implied enterprise value. The following table presents the most relevant analyses of these selected transactions:

	Low	High	Mean	Reference Multiple Range	Implied Enterprise Value ($ in millions)
Enterprise Value to LTM EBITDA	7.4x	12.0x	8.8x	7.4x – 12.0x	$12.0 - $20.0

Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between

InfoSpherix’s businesses, operations and prospects and those of the comparable acquired companies, Stifel Nicolaus believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis.  Accordingly, Stifel Nicolaus also made qualitative judgments concerning the differences between the characteristics of these transactions (including market conditions, rationale and circumstances surrounding each of the transactions, and the timing, type and size of each of the transactions) and the transaction that could affect InfoSpherix’s acquisition value.

Discounted Cash Flow Analysis.  Stifel Nicolaus performed a discounted cash flow analysis for InfoSpherix based on financial estimates for 2007-2009 provided by Spherix and InfoSpherix management.  These financial estimates were subsequently discussed with InfoSpherix management.  Stifel Nicolaus assumed terminal value multiples ranging from 6.0x to 8.0x EBITDA in calendar year 2009.  Stifel Nicolaus selected this terminal value multiple range based on (i) Stifel Nicolaus’ review of trading data for comparable public companies, (ii) the implied perpetual growth rates of free cash flow derived from such multiples and the corresponding range of implied perpetual growth rates of free cash flow that Stifel Nicolaus deemed to be reasonable, and (iii) Stifel Nicolaus’ overall professional experience valuing state and local government IT services businesses.  Stifel Nicolaus used discount rates ranging from 15% to 16% after performing a weighted average cost of capital calculation that included reviewing the mean risk factor for comparable public companies and was based on a debt-to-total capitalization ratio of 0%.  The implied InfoSpherix enterprise value resulting from this discounted cash flow analysis ranged from $13.4 million – $18.9 million.

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of Stifel Nicolaus’ opinion letter, Stifel Nicolaus was of the opinion that, as of the date of Stifel Nicolaus’ opinion, the Consideration (as defined in Stifel Nicolaus’ opinion letter) to be paid to Spherix in connection with the sale of InfoSpherix was fair to the Company from a financial point of view.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description.  In arriving at its opinion, Stifel Nicolaus considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it.  Stifel Nicolaus believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel Nicolaus’ analyses and opinion; therefore the range of valuations resulting from any particular analysis described above should not be taken to be Stifel Nicolaus’ view of the actual value of InfoSpherix.

Stifel Nicolaus did not act as financial advisor to Spherix or InfoSpherix in connection with the transaction. Stifel Nicolaus acted as financial advisor to the Committee and received a fee upon the delivery of its fairness opinion that was not contingent upon consummation of the transaction.  In addition, the Company agreed to reimburse Stifel Nicolaus for its reasonable out-of-pocket expenses related to its engagement, including the reasonable fees and expenses of counsel, whether or not the transaction is consummated.  The Company has also agreed to indemnify Stifel Nicolaus for certain liabilities relating to or arising out of its engagement.  In the ordinary course of its business, Stifel Nicolaus may actively trade securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

OTHER CONSIDERATIONS

Insider Stockholders Agreement

All of the members of our Board of Directors have entered into separate insider stockholder agreements concurrently with our execution of the purchase agreement.  As of May 31, 2007, our directors own 2,498,365 shares of Spherix’ common stock, which represents approximately seventeen and one-half percent (17.5%) of our outstanding shares of capital stock.  Our directors have agreed that the shares they own will represent not less than 15% of our outstanding shares.

Pursuant to the terms of the insider stockholder agreements, our directors have agreed to vote their shares of Spherix common stock in favor of the approval of the proposed sale of InfoSpherix.  Our directors did not receive any consideration for entering into the insider stockholders agreement.  The text of the form of the insider stockholder agreement is attached as Appendix C to this proxy statement.

Interests of Directors and Executive Officers in the Sale of InfoSpherix

In considering the recommendation of our board of directors with respect to the purchase agreement, you should be aware that certain of our directors and executive officers have interests in the sale of assets that are in addition to, or different from, the interests of our stockholders generally and that create potential conflicts of interest.  These interests are described below:

•                  The members of our Board of Directors have entered into separate insider stockholder agreements as discussed above;  and

•                  We have entered into retention agreements pursuant to which we have agreed to make cash bonus payments to certain of our key employees to better assure that we finalize the sale of InfoSpherix to Active Network.  The retention agreements require the key employees to remain as employees through the closing, and in some cases for a period of time after the closing.  We have agreed to make the following retention bonus payments:

•                  Richard C. Levin - $150,000 at closing of the sale and up to $100,000 upon release of monies from the indemnification escrow.

•                  Robert Clayton - $50,000 at closing and $50,000 upon resolution of the tangible net assets adjustment.

•                  Steven M. Wade - $75,000 following closing of the sale.

•                  Roger Downs - $75,000 following closing of the sale.

•                  Other Key Employees – an aggregate of $200,000 at or following closing of the sale.

Richard C. Levin, our President and Chief Executive Officer, will leave Spherix upon closing of the sale of InfoSpherix.  Mr. Levin will be employed by Active Network/InfoSpherix following the sale.

Dr. Lodder will become an executive employee of Spherix upon closing of the sale of InfoSpherix.  The Board believes his prior experience in starting two companies, his other commercial experience, and his academic achievements well qualify him for this position.  Dr. Lodder’s compensation package is presently being finalized but it is expected that he will be paid approximately $180,000 per annum and provided substantial stock options upon joining Spherix.

Mr. Levin and Dr. Lodder did not take part in certain Board deliberations with respect to the sale of InfoSpherix to Active Network and recused themselves from the final deliberations and final Board vote on the sale.

Appraisal Rights

Neither Delaware law, our certificate of incorporation nor our Bylaws provide for appraisal or other similar rights for stockholders who do not vote in favor of, or vote against, the sale of InfoSpherix.

Required Approvals

Neither we nor Active Network are aware of any regulatory requirements or governmental approvals or actions that may be required to consummate the sale of InfoSpherix, except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this proxy statement and the Delaware General Corporation Law in connection with the stockholder approval being requested at the stockholders meeting for which this statement has been prepared.  A few of our material contracts will require consent for the transaction but we expect that we will be able to secure these consents.

Tax Consequences

The following is a summary of the principal material United States federal income tax consequences relating to the proposed sale of InfoSpherix.

Although Active Network is acquiring the capital stock of InfoSpherix, we have agreed to jointly elect with Active Network to treat this transaction for United States federal income tax purposes as a sale of the InfoSpherix assets.

The proposed sale of InfoSpherix will be a transaction taxable for United States federal and state income tax purposes.  We will recognize taxable income equal to the amount realized on the sale in excess of our basis in the assets of InfoSpherix.  Although the sale of InfoSpherix will result in a taxable gain to us, substantially all of the taxable gain will be offset against our current year losses from operations plus available net operating loss carry forwards, as currently reflected on our consolidated federal income tax returns.  We expect that we will have state income tax liability arising from the sale.

The proposed sale of InfoSpherix will not be a taxable event for our stockholders under applicable United States federal income tax laws.

This summary does not consider the effect of any applicable foreign, state, local or other tax laws nor does it address tax consequences applicable to stockholders that may be subject to special federal income tax rules.  This summary is based on the current provisions of the Internal Revenue Code, existing, temporary, and proposed Treasury regulations thereunder, and current administrative rulings and court decisions.  Future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, may affect the accuracy of any statements in this summary with respect to the transactions entered into or contemplated prior to the effective date of those changes.

RISK FACTORS

You should carefully consider the risk factors described below as well as other information provided to you in this proxy statement in deciding how to vote on the proposal to sell InfoSpherix.  If any of the following risk factors actually occur, our business, financial consideration or results of operations could be materially adversely affected.

Risk Factors Regarding the Proposal to Sell InfoSpherix

The proposed sale may not be completed if the conditions to closing are not satisfied or waived.

The proposed sale of InfoSpherix may not be completed because the conditions to closing, including our ability to obtain stockholder approval and required consents from third parties, may not be satisfied or waived.  If we are unable to close this transaction, we will need to reconsider our plan to transform our company to a biotechnology company.  This may result in a termination of our biotechnology efforts.

If the proposed sale is not completed, our InfoSpherix business may suffer.

We have announced the proposed sale to our customers, key suppliers and employees.  If the transaction is not completed, our customers, suppliers and employees could react negatively, and our InfoSpherix business may be seriously harmed.

We have agreed that we will not encourage, solicit or consider any competing bids.

If another person or entity offers more for InfoSpherix than has been offered by Active Network, we have agreed that we will not consider, or even discuss, any such competing bid.  While we conducted a very comprehensive process to get to this point, and do not expect any further offers, our agreement with Active Network precludes us from consideration of any such offer.  In the unlikely event that anyone commences a legal challenge to our no shop agreement, Active Network has agreed to indemnify us for up to $950,000.

We may not receive all of the cash purchase price provided for in the purchase agreement, and accordingly, we may have less cash to fund our biotechnology opportunities.

Pursuant to the purchase agreement, if our tangible net assets as of the closing date are less than $2.7 million, the amount of the purchase price we will receive will be reduced dollar for dollar.

The purchase agreement will expose us to contingent liabilities up to an amount equal to the purchase price which could adversely affect our ability to invest in our biotechnology opportunities.

In the purchase agreement we have made customary representations and warranties, which are described below under the heading “Summary of Material Terms of the Purchase Agreement – Representations and Warranties.”  We agreed to indemnify Active Network for any losses from breaches of these representations and warranties that generally occur within fifteen (15) months after the closing of the proposed sale and we have further agreed to indemnify Active Network for other pre-Closing matters discovered within two (2) years of closing.

The failure to complete the proposed sale may result in a decrease in the market value of our common stock and may impair our ability to achieve our objectives of becoming profitable as quickly as possible and enhancing the value to our stockholders.

If our stockholders fail to approve the proposed sale, or if the proposed sale is not completed for any other reason, the market price of our common stock may decline.  In addition, failure to complete the proposed sale may substantially limit our ability to implement our strategy to invest in our biotechnology efforts.

Risk Factors Relating to Our Company if InfoSpherix is Sold

By completing the proposed sale, we will be selling the business that generates virtually all of our revenue.  Our business following the sale will depend entirely on the success of our biotechnology efforts.

We will be selling the business that generates virtually all of our revenue.  We will then be relying solely on our biotechnology efforts.  To date, we have not obtained any significant revenue from our biotechnology efforts.  While we are hopeful that our biotechnology efforts will ultimately be successful, there can be no assurance that our efforts will generate substantial revenue or profits.  At best, we do not expect any significant revenue in the next few years as we develop Naturlose as a potential treatment for Type 2 diabetes.

Our limited operating history may make it difficult for you to evaluate our business and assess our future viability effectively.

Our biotechnology operations have been limited.  We have not yet demonstrated our ability to obtain regulatory approval for, or to formulate and cause to be manufactured at commercial-scale, any of our products, nor do we have the sales and marking infrastructure necessary to successfully commercialize any products that may ultimately be approved for sale, if any.  Consequently, any predictions you make about our future success or viability may not be as accurate as they could be if we had an operating history.

We have a history of net losses and may never become profitable.

We have incurred significant losses since 1998.  At December 31, 2006, our accumulated deficit was approximately $12 million.  We have not generated any revenues from the sale of drugs to date and we do not expect to generate revenues from the sale of drugs, or achieve profitability, for several years, if ever.  We expect that our annual operating losses will increase substantially over the next several years.

We may need substantial additional capital to fund our operations, and our business may be threatened if that capital is not available on acceptable terms.

We anticipate that our cash following the sale of InfoSpherix will be sufficient to support our current operating plan for the next few years while we further develop Naturlose and seek an appropriate commercial arrangement to generate revenue for Spherix.

However, we may require substantial additional cash to fund expenses if we are unable to sell or license the technology in the next few years or if our development costs in the next few years are greater than we now anticipate.  We may seek additional capital through a combination of private and public equity offerings, debt financings and strategic alliance and licensing arrangements.  Such additional financing may not be available when we need it or may not be available on terms that are favorable to us.  To the extent that we raise additional capital through the sale of equity or convertible debt securities, our stockholders’ ownership interests will be diluted, and the terms may include liquidation or other preferences that adversely affect their rights as stockholders.  Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends.  If we raise additional funds through strategic alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or drug candidates, or grant licenses on terms that are not favorable to us.

If we are not able to attract and retain key personnel and advisors, we may not be able to operate our business successfully.

Recruiting and retaining qualified scientific and business personnel will also be critical to our success.  We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel.  We also experience competition for the hiring of scientific personnel from universities and research institutions.  In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development strategy.

Our sole drug candidate is still in the early stages of development and remains subject to clinical testing and regulatory approval.  This process is highly uncertain and we may never be able to obtain marketing approval for any of our drug candidates.

To date, we have not obtained approval from the FDA or any foreign regulatory authority to market or sell Naturlose as a drug for Type 2 diabetes.

We have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA and/or comparable foreign regulatory agencies.  The time required to complete clinical trials and for regulatory review by the FDA and other countries’ regulatory agencies is uncertain and typically takes many years.

If clinical trials of Naturlose are prolonged, delayed or suspended, it may take significantly longer and cost substantially more to obtain marketing approval for our drug candidates and achieve profitability, if at all.

We cannot predict whether we will encounter problems with our ongoing clinical trials that will cause us or regulatory authorities to delay or suspend clinical trials, or delay the analysis of data from ongoing clinical trials.  Any of the following could delay the clinical development of Naturlose as a drug:

•                  ongoing discussions with the FDA regarding the scope or design of our clinical trials;

•                  delays in receiving, or the inability to obtain, required approvals from reviewing entities at clinical sites selected for participation in our clinical trials;

•                  delays in enrolling patients into clinical trials;

•                  a lower than anticipated retention rate of patients in clinical trials;

•                  the need to repeat clinical trials as a result of inconclusive or negative results or unforeseen complications in testing;

•                  inadequate supply or deficient quality of materials necessary to conduct our clinical trials;

•                  serious and unexpected drug-related side effects experienced by participants in our clinical trials;

•                  the placement by the FDA of a clinical hold on a trial;  or

•                  any restrictions on or post-approval commitments with regard to any regulatory approval we ultimately obtain that render the drug candidate not commercially viable.

We rely on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily.

We rely on third parties to enroll qualified patients, conduct our clinical trials and provide services in connection with such clinical trials.  We intend to rely on these entities in the future.  Our reliance on these third parties for clinical development activities reduces our control over these activities.  Accordingly, these third party contractors may not complete activities on schedule, or may not conduct our clinical trials in accordance with regulatory requirements or the trial design.  If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be required to replace them.  Although we believe there are a number of third party contractors we could engage to continue these activities, replacing a third part contractor may result in a delay or affected trial.  If this were to occur, our efforts to obtain regulatory approvals for and commercialize our drug candidates may be delayed.

Even if our clinical trials are successful, we may not have a commercially viable drug or product.

We have a number of hurdles to overcome to have a commercially viable drug or product even assuming our clinical trials are successful, including:

•                  We must secure a manufacturer of Naturlose.  We have engaged in some preliminary discussions with firms that have expressed some interest but we have no firm commitment.

•                  We must demonstrate that the product will be accepted in the market place.  Even if the clinical trials are successful, the market may not accept a drug which must be consumed in liquid form and in the quantities used in our clinical trials.  We intend to conduct further dose range studies to demonstrate Naturlose efficacy in treating Type 2 diabetes at lower daily rates of use, but this may not be successful.  We further intend to explore other ways to deliver Naturlose, but these efforts may not be successful.

•                  We must successfully complete the FDA approval process.

We do not have the resources to become a full scale biotechnology company and we may not be able to attract a necessary buyer/licensee/partner.

We intend to continue to develop Naturlose as a viable Type 2 diabetes treatment and to continuously seek a sale, license or partner.  Our hope and expectation is that as we proceed with the development, incremental successes may allow us to negotiate a favorable transaction.  There can be no assurance, however, that we will have such incremental successes, or that even if we achieve them, we will attract a buyer, licensee or partner.

If physicians and patients do not accept Naturlose, we may not be able to generate significant revenues from product sales.

Even if we obtain regulatory approval for Naturlose, it may not gain market acceptance among physicians, patients and the medical community for a variety of reasons including:

•                  timing of market introduction of competitive drugs;

•                  lower demonstrated clinical safety and efficacy compared to other drugs;

•                  lack of cost-effectiveness;

•                  lack of availability of reimbursement from managed care plans and other third-party payors;

•                  inconvenient and/or difficult administration;

•                  prevalence and severity of adverse side effects;

•                  potential advantages of alternative treatment methods;

•                  safety concerns with similar drugs marketed by others;

•                  the reluctance of the target population to try new therapies and of physicians to prescribe these therapies;  and

•                  ineffective sales, marketing and distribution support.

If Naturlose fails to achieve market acceptance, we would not be able to generate significant revenue or achieve profitability.

Biotechnology business has a substantial risk of product liability claims.  The defense of any product liability claim brought against us will divert management time and require significant expense.

We could be exposed to significant potential product liability risks that are inherent in the development, manufacture, sales and marketing of drugs and related products.  Our insurance may not, however, provide adequate coverage against potential liabilities.  Furthermore, product liability insurance is becoming increasingly expensive.  As a result, we may be unable to maintain current amounts of insurance coverage or obtain additional or sufficient insurance at a reasonable cost to protect against losses that could have a material adverse effect on us.  If a claim is brought against us, we might be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against us.  Furthermore, whether or not we are ultimately successful in defending any such claims, we might be required to redirect significant financial and managerial resources to such defense, and adverse publicity is likely to result.

Our patent protection may not be sufficient to protect us.

Our current use patent for Naturlose as a treatment for Type 2 diabetes expires in 2012.  We are exploring the prospects of extending the life of the patent and developing a new patentable production process of Naturlose.  There is no assurance, however, that either effort will be successful.

SUMMARY OF MATERIAL TERMS OF THE PURCHASE AGREEMENT

The following is a summary of the material provisions of the purchase agreement, a copy of which is attached as Appendix A to this proxy statement, and is incorporated by reference into this summary.  While we believe this summary covers the material terms of the purchase agreement, this summary may not contain all of the information that is important to you, and we urge you to read the purchase agreement in its entirety.

The Parties

Spherix Incorporated.

Spherix is a Delaware corporation.  More information about Spherix can be obtained at Spherix’ website at www.spherix.com.

InfoSpherix Incorporated.

InfoSpherix is a Delaware corporation and a wholly-owned subsidiary of Spherix.

The Active Network.

Active Network is a Delaware corporation engaged in the business of providing technology application services and marketing access for community services and active life style organizations.  Active Network has its principal place of business at 10182 Telesis Court, Suite 300, San Diego, California  92121, telephone:  (858) 964-3819.

In February, 2007, we announced that we would be adding Active Network’s golf reservation services to InfoSpherix’s state parks business.  This is the only prior relationship between Spherix/InfoSpherix and Active Network.

Sale of InfoSpherix

On June 18, 2007, our board of directors unanimously approved the purchase agreement under which we agreed to sell the capital stock of InfoSpherix to Active Network for $17 million.

Purchase Price

The purchase price is $17 million; $15 million to be paid in cash at closing, subject to a post-closing adjustment for tangible net assets as described below, with the remaining $2 million held in escrow to provide for any indemnification claims.

A dollar-for-dollar negative adjustment to the purchase price will occur if the tangible net assets calculated as of the end of the closing is less than $2.7 million.  Tangible net assets means (1) the sum of current assets, fifty percent (50%) of the book value of net property plant and equipment and other tangible assets minus (2) total liabilities calculated in accordance with GAAP and consistent with our past practice.

Within forty-five (45) days after the closing, we will prepare and deliver to Active Network a statement containing the tangible net assets as of the closing.

Based on the April 30, 2007 unaudited financial statements and assuming that Spherix withdrew all cash from InfoSpherix prior to closing, there would not have been an adjustment to the purchase price.  At this time, we cannot determine whether or to what extent there will be an adjustment to the purchase price at closing.

The $2 million escrow will be deposited with a commercial bank in an interest bearing account to be held for a period of fifteen (15) months to satisfy any indemnification claims;  thereafter any remaining balance will be paid to us.

All of the consideration received in the proposed sale will be paid to us by Active Network, and holders of our common stock will not receive any payment as a result of the sale.

Representations and Warranties

We have made a number of representations and warranties, subject to qualification in some cases, in the purchase agreement relating to:

•                  our corporate existence and good standing, and authority to enter into, and enforceability of, the purchase agreement and the related transaction documents;

•                  our title to the capital stock of InfoSpherix being sold;

•                  consents and approvals required for the sale of InfoSpherix;

•                  accuracy of the financial statements;

•                  absence of certain changes or events since April 30, 2007;

•                  tax matters;

•                  assets;

•                  books and records;

•                  accounts receivable;

•                  intercompany transactions;

•                  intellectual property;

•                  material contracts;

•                  litigation;

•                  insurance matters;

•                  compliance with laws;

•                  environmental matters;

•                  employees and employee benefit matters;

•                  use of brokers, finders or investment bankers in connection with the sale;

•                  indebtedness;  and

•                  customers.

Active Network has represented and warranted to us that it is an organization in good standing and has authority to enter into the purchase agreement and related transaction documents.  Active Network has represented that no approval is required for it to consummate the purchase of InfoSpherix and that it will have sufficient funds in cash to pay the purchase price.

For purposes of claims for indemnification, the representations set forth above survive for fifteen (15) months except for certain representations which survive indefinitely.

Covenants

Operation of the Business

The purchase agreement also contains customary covenants on operation of InfoSpherix between the signing of the purchase agreement and the closing.  Until the closing, we have agreed to operate the business in the ordinary course consistent with past practice and use reasonable best efforts to maintain our relationships with our employees, customers and suppliers.

No Shop

We agreed that we will not, and will cause our representatives not to, directly or indirectly, solicit, encourage, discuss, accept or consider any competing offer for the capital stock or all or substantially all of the assets and business of InfoSpherix.

We are required to promptly notify Active Network of any competing offer specifying the material terms and conditions thereof and the identity of the party making such offer.

Stockholders Meeting and Proxy

We agreed to take all action necessary to hold the stockholders meeting to vote on the proposed sale of InfoSpherix to Active Network and use our reasonable best efforts to hold the meeting as soon as practicable.  We agreed to prepare this proxy statement as promptly as practicable after the date of the purchase agreement and use our reasonable best efforts to solicit proxies in favor of the proposed sale.  We have agreed that the proxy statement will include a statement that our board has unanimously approved the transaction, and we have agreed not to withdraw or modify the board’s recommendation in a manner adverse to Active Network.

Non-Competition

We have agreed that we will not compete against Active Network in the contact center business historically conducted by InfoSpherix for a period of five (5) years after closing.

Employee Matters

We have agreed that for a period of three (3) years after the sale of InfoSpherix, we will not solicit to employ any InfoSpherix employee (other than by general advertisements) who is, at the time of such solicitation, an employee of InfoSpherix/Active Network.

Active Network agreed to offer continued employment to substantially all of the employees who work for InfoSpherix at salary and benefit levels substantially comparable to the terms and conditions of employment with us immediately prior to the closing date.  These employees will cease to participate in our employee benefit plans as of the closing and will be entitled to participate in Active Network’s employee plans, programs and arrangements at the same level of seniority and participation as such employee at InfoSpherix.  As soon as reasonably practicable after closing, any employee plan of Active Network that is a tax-qualified defined contribution plan will accept eligible rollover distributions on behalf of a transferred employee.

The parties agreed that for purposes of the Worker Adjustment and Retraining Notification Act of 1988, as amended, or the WARN Act, we will be responsible for all required notices before the closing of the sale and Active Network will be responsible for all required notices on or after the closing.  All employees of InfoSpherix will be deemed to have become employees of Active Network immediately on the closing date for purposes of the WARN Act.

Closing

The closing will occur on the second business day after the stockholders meeting if the proposed sale of InfoSpherix is approved by our stockholders and all other conditions have been satisfied or waived.

Regulatory and Other Authorizations

We have agreed to use our reasonable best efforts to obtain all authorizations, consents, orders and approvals of all third parties, including all governmental authorities that may be or become reasonably necessary for the performance of our obligations under the purchase agreement and related agreements and to cooperate fully with Active Network in promptly seeking to obtain all such authorizations, consents, orders and approvals.

Closing Conditions

The obligation of each party to complete the purchase and sale of InfoSpherix is subject to the satisfaction or waiver of the following conditions:

•                  receipt of governmental authorizations, consents and approvals as specified in the purchase agreement;

•                  absence of any injunction or court order that would restrain or otherwise prevent the proposed sale;

•                  approval of the proposed sale by our stockholders;

•                  representations, warranties and covenants being true and correct;  and

•                  receipt of consents from third parties to assignment of certain material contracts.

Indemnification

Generally, each party’s representations and warranties survive closing for a period of fifteen (15) months after closing.

We have agreed to indemnify Active Network for:

•                  breach of any of our representations and warranties;

•                  breach of any of our covenants;

•                  the business or operations of InfoSpherix prior to closing;

•                  any claim by any current or former InfoSpherix employee for any matter prior to closing;

•                  any claim arising from any InfoSpherix employee benefit plan existing as of closing;  and

•                  any deficiency in the $2.7 tangible net assets requirement.

Active Network has agreed to indemnify us for:

•                  breach of any of its representations and warranties;

•                  breach of any of its covenants;

•                  the business or operations of InfoSpherix after closing;  and

•                  certain third party claims that we violated our fiduciary duties in agreeing that we will not discuss, accept or consider any competing offers for InfoSpherix.

Obligations to indemnify will not arise until losses reach a minimum of $125,000, but then the obligation to indemnify extends to all of such losses.  Our liability for indemnification is generally limited to the $17 million purchase price.  Active Network’s indemnification liability is generally limited to $500,000, except that its liability to indemnify for third party fiduciary duty claims is limited to $950,000.

Taxes

We have agreed to be responsible for liabilities for taxes arising or resulting from our operation of InfoSpherix prior to the closing.  Active Network has agreed to be responsible for any tax liabilities arising or resulting from its operation of InfoSpherix after the closing date.

Termination

The purchase agreement may be terminated at any time prior to closing:

•                  by mutual consent of the parties;

•                  by Active Network if the closing does not take place by the earlier of forty (40)days after SEC approval/clearance of this proxy statement or September 30, 2007;

•                  by us if the closing does not take place before December 31, 2007;

•                  by either party, if the non-terminating party has breached any representation or warranty or covenant in any material respect;

•                  by either party, if a court or governmental entity permanently enjoins, restrains or prohibits the sale;  or

•                  by either party, if the purchase agreement is not approved by our stockholders.

We have agreed to pay Active Network a fee equal to $200,000 if our stockholders fail to approve the transaction and an additional $750,000 if we sell InfoSpherix by July 4, 2008.

We have agreed to pay Active Network a fee equal to $950,000 if a third party claim is resolved or settled in such a manner which precludes us from closing the sale of Active Network and within twelve (12) months thereafter we sell InfoSpherix.

Fees and Expenses

Except for any termination fee we may need to pay Active Network, each party will bear its own costs and expenses incurred in connection with the purchase agreement, including legal, accounting and investment banking fees and expenses and the fees and expenses associated with the filing, printing and mailing of this proxy statement and any amendments to it.  We anticipate that the total costs we incur in connection with the purchase agreement will be approximately $1.2 million.

SELECTED FINANCIAL DATA

The following selected financial data of the Company for each of the years in the five year period ended December 31, 2006 are derived from our annual report on Form 10-K for the year ended December 31, 2006, and those for the three-month period ended March 31, 2007 and 2006 are derived from our unaudited quarterly report on Form 10-Q, which are incorporated by reference in this proxy statement.

Spherix Incorporated

Selected Consolidated Financial Data

(numbers in thousands, except per share amounts)

	Three Months
	Ended March 31,		For the Years ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Revenue	$5,347	$5,922	$24,838	$23,046	$22,348	$18,087	$15,132
Net (loss) income (1)	$(2,291)	$(533)	$3,513	$(2,849)	$(2,822)	$(2,257)	$(2,922)
Net (loss) income per share	$(0.16)	$(0.04)	$0.26	$(0.24)	$(0.24)	$(0.20)	$(0.26)
Total assets	$17,780	$16,319	$18,376	$13,118	$15,244	$14,167	$15,453
Long-term debt and capital lease obligations	$306	$307	$364	$27	$46	$63	$91
Cash dividends declared per common share	$—	$—	$—	$—	$—	$—	$—
Stockholders equity	$13,025	$14,551	$14,551	$7,879	$10,368	$9,489	$11,261
Working capital	$9,465	$5,534	$10,866	$3,140	$4,216	$5,044	$8,788

(1) Included in net income for the year ended December 31, 2006 is $6 million in other income the Company received in settling its legal dispute with the U.S. Department of Agriculture as reported in the Company’s Form 10-K for 2006.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial statements give effect to the sale of InfoSpherix.  The unaudited pro forma condensed consolidated balance sheet and statements of operations filed with this report are presented for illustrative purposes only.  The pro forma balance sheet as of March 31, 2007 has been prepared to reflect the sale of InfoSpherix as if such sale had taken place on such date, and is not necessarily indicative of the financial position of Spherix had such sale occurred on that date.  The pro forma results of operations for the three (3) months ended March 31, 2007 and the years ended December 31, 2006, 2005 and 2004, have been prepared assuming that the transaction occurred as of the beginning of each of these periods and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized had we sold InfoSpherix as of those dates.  The unaudited pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of Spherix included in our Form 10-K for the year ended December 31, 2006, the unaudited financial statements filed in our Form 10-Q for the quarter ended March 31, 2007 and the InfoSpherix unaudited Statement of Operations and unaudited Balance Sheets included as Appendix D.

The unaudited pro forma Statements of Operations set forth below reflect the elimination of all of the revenues and certain of the expenses attributable to InfoSpherix.  We have eliminated all direct costs and expenses attributable to InfoSpherix operations as well as some of the selling, general and administrative expenses that are specific to InfoSpherix, including accounting, marketing, legal and human resource expenses.  Other general and administrative expenses typically allocated to InfoSpherix have not been eliminated in the pro forma statements because Active Network/InfoSpherix will not assume these costs as part of the proposed sale and we will continue to incur these costs.  However, in the event that the sale of InfoSpherix is completed, management expects to reduce the amount of corporate expenses to a level estimated to support Spherix’ biotechnology strategy.  As such, the unaudited pro forma financial statements do not reflect other costs savings that may occur as a result of Spherix’ focusing its effort on the biotechnology strategy.  This treatment of expenses differs from the method used in preparing the InfoSpherix Unaudited Statement of Operations set forth in Attachment D since the Attachment D presentation includes all expenses historically allocated to InfoSpherix.

Spherix Incorporated

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2007

(in thousands)

	As Reported	InfoSpherix		Pro Forma
Assets
Cash	$9,883	$13,095	(a)	$22,978
Trade accounts receivable	2,424	(2,424)		—
Other accounts receivable	76	1,929	(b)	2,005
Prepaid expenses and other assets	969	(505)		464
Property and equipment	3,782	(3,526)		256
Patents, trade marks and intangibles	646	(546)		100
Total Assets	$17,780	$8,023		$25,803

Liabilities
Line of credit	$—	$—		$—
Accounts payable and accrued expenses	2,790	(2,326	)(c)	464
Tax Liability	—	850	(d)	850
Accrued salary and benefits	896	(20	)(e)	876
Capital lease	306	(300)		6
Deferred compensation	496	—		496
Deferred rent	267	(122)		145
Total liabilities	4,755	(1,918)		2,837
Shareholders equity
Common stock	72	—		72
Paid-in capital	27,435	—		27,435
Treasury	(465)	—		(465)
Accumulated deficit	(14,017)	9,941		(4,076)
Total shareholders’ equity	13,025	9,941		22,966
Total liabilities and shareholders’ equity	$17,780	$8,023		$25,803

(a)   Includes $15 million of the proceeds, net of tangible net assets adjustment.

(b)   Includes $2 million to be held in escrow for fifteen (15) months per the terms of the sales agreement, less an inter-company receivable.

(c)   Includes InfoSpherix’s $2.86 million balance at March 31,less estimated closing costs of $500,000.

(d)   Estimated tax liability related to this sale.

(e)   Offsetting the reduction in accrued salary and benefits is an adjustment of $700,000 for retention bonuses.

Spherix Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2006

(in thousands, except per share)

		Adjustment
		for sale of
	As Reported	InfoSpherix	Pro Forma
Revenue	$24,838	$(24,831)	$7

Operating expense
Direct contract and operating costs	20,794	(20,794)	—
Selling, general and administrative	5,640	(2,139)	3,501
Research and development	884	—	884
Total operating expenses	27,318	(22,933)	4,385

Loss from operations	(2,480)	(1,898)	(4,378)

Interest income (expense), net	98	—	98
Other income	6,000	(6,000)	—

Income (loss) before taxes	3,618	(7,898)	(4,280)
Income tax expense (benefit)	105	(105)	—

Net income (loss)	$3,513	$(7,793)	$(4,280)

Net income (loss) per share, basic	$0.26		$(0.32)
Net income (loss) per share, diluted	$0.26		$(0.32)

Weighted average shares outstanding, basic	13,578		13,578
Weighted average shares outstanding, diluted	13,578		13,578

The adjustments reflect the elimination of the revenues and the direct costs associated with InfoSpherix, as well as the selling, general and administrative expenses that are specific to InfoSpherix and are not expected to have a continuing impact on Spherix.

Spherix Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2005

(in thousands, except per share)

		Adjustment
		for sale of
	As Reported	InfoSpherix	Pro Forma
Revenue	$23,046	$(23,023)	$23

Operating expense
Direct contract and operating costs	20,364	(20,350)	14
Selling, general and administrative	5,280	(1,427)	3,853
Research and development	288	—	288
Total operating expenses	25,932	(21,777)	4,155

Loss from operations	(2,886)	(1,246)	(4,132)

Interest income (expense), net	37	—	37

Loss before taxes	(2,849)	(1,246)	(4,095)

Net Loss	$(2,849)	$(1,246)	$(4,095)

Net loss per share, basic	$(0.24)		$(0.34)
Net loss per share, diluted	$(0.24)		$(0.34)

Weighted average shares outstanding, basic	12,037		12,037
Weighted average shares outstanding, diluted	12,037		12,037

The adjustments reflect the elimination of the revenues and the direct costs associated with InfoSpherix, as well as the selling, general and administrative expenses that are specific to InfoSpherix and are not expected to have a continuing impact on Spherix.

Spherix Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2004

(in thousands, except per share)

		Adjustment
		for sale of
	As Reported	InfoSpherix	Pro Forma
Revenue	$22,348	$(22,221)	$127

Operating expense
Direct contract and operating costs	19,500	(19,388)	112
Selling, general and administrative	5,497	(1,984)	3,513
Research and development	196	—	196
Total operating expenses	25,193	(21,372)	3,821

Loss from operations	(2,845)	(849)	(3,694)

Interest income (expense), net	23	—	23

Loss before taxes	(2,822)	(849)	(3,671)

Net Loss	$(2,822)	$(849)	$(3,671)

Net loss per share, basic	$(0.24)		$(0.31)
Net loss per share, diluted	$(0.24)		$(0.31)

Weighted average shares outstanding, basic	11,890		11,890
Weighted average shares outstanding, diluted	11,890		11,890

The adjustments reflect the elimination of the revenues and the direct costs associated with InfoSpherix, as well as the selling, general and administrative expenses that are specific to InfoSpherix and are not expected to have a continuing impact on Spherix.

Spherix Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2007

(in thousands, except per share)

		Adjustment
		for sale of
	As Reported	InfoSpherix	Pro Forma
Revenue	$5,347	$(5,347)	$—

Operating expense
Direct contract and operating costs	4,916	(4,916)	—
Selling, general and administrative	1,410	(380)	1,030
Research and development	1,400	—	1,400
Total operating expenses	7,726	(5,296)	2,430

Loss from operations	(2,379)	(51)	(2,430)

Interest income (expense), net	101	—	101

Loss before taxes	(2,278)	(51)	(2,329)
Income tax expense (benefit)	13	(13)	—

Net Loss	$(2,291)	$(38)	$(2,329)

Net loss per share, basic	$(0.16)		$(0.17)
Net loss per share, diluted	$(0.16)		$(0.17)

Weighted average shares outstanding, basic	13,997		13,997
Weighted average shares outstanding, diluted	13,997		13,997

The adjustments reflect the elimination of the revenues and the direct costs associated with InfoSpherix, as well as the selling, general and administrative expenses that are specific to InfoSpherix and are not expected to have a continuing impact on Spherix.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The board of directors has determined that the proposed sale of InfoSpherix is fair to, and in the best interests of, our company and our stockholders.  The board of directors unanimously approved the purchase agreement and the sale contemplated by it and unanimously recommends that the stockholders vote in favor of the proposal to sell InfoSpherix pursuant to the purchase agreement.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders.  The Board of Directors has currently fixed the number of Directors at eight (8).  Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote the Shares represented by the Proxy for the election of the eight (8) Nominees listed below.  Although it is not contemplated that any Nominee will decline or be unable to serve as a Director, in such event, Proxies will be voted by the Proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected.  Election of a Board of Directors requires a plurality of the votes cast at the Meeting.

The current Board of Directors consists of Mr. Douglas T. Brown, Mr. A. Paul Cox, Jr., Mr. George C. Creel, Dr. Gilbert V. Levin, Mrs. M. Karen Levin, Mr. Richard C. Levin, Dr. Robert A. Lodder, Jr., and Dr. Robert J. Vander Zanden.  The Board of Directors has determined that a majority of its members, being Messrs. Brown, Cox, Creel, Lodder, and Vander Zanden, are independent Directors within the meaning of the applicable NASD rules.

The following table sets forth the Nominees for Membership on the 2007-2008 Spherix Board of Directors.  It also provides certain information about the Nominees as of May 31, 2007.

Nominees for Election to Board of Directors

			Director
Name	Age	Position	Since
Douglas T. Brown	53	Director	2004
A. Paul Cox, Jr.	69	Director	2004
George C. Creel	73	Director	2004
Gilbert V. Levin	83	Chair and Executive Officer for Science	1967
M. Karen Levin	87	Director	1968
Richard C. Levin	54	Director, CEO and President, and CFO	2005
Robert A. Lodder, Jr.	47	Director	2005
Robert J. Vander Zanden	61	Director	2004

Mr. Douglas T. Brown, Spherix Incorporated Board Member since 2004, is Senior Vice President and Manager of the Corporate Banking Government Contracting Group for PNC Bank N.A., Washington, DC.  Mr. Brown has been with PNC and its predecessor bank, Riggs Bank, since 2001 and previously worked for Bank of America, N.A. and its predecessor banks for 16 years as a Loan Officer, as well as a manager of Loan Officers throughout the Mid-Atlantic and New England.  Subsequent to 1990, the majority of Mr. Brown’s customers were companies that provided services to the Federal Government and State governments.  Mr. Brown holds a B.A. degree in Political Science from American University and a graduate degree from The Stonier Graduate School of Banking at the University of Delaware.  He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Mr. A. Paul Cox, Jr. , Spherix Incorporated Board Member since 2004, brings both information technology and general corporate management experience to Spherix.  He holds a B.E.S. in Electrical Engineering and an M.S. in Management Science, both from The Johns Hopkins University.  Mr. Cox began his career designing special purpose digital computers for the Westinghouse Underseas Division, where he remained for seven years.  Advancing through technical assignments, he achieved increasing management responsibility in information systems, technical services and sales promotion, serving 13 years at IBM, nine years at Data Systems Corporation, and then as Chairman and CEO of the Codema Corporation.  He was then recruited by Standard Register as its Vice President and General Manager.  Now Principal of his own Asset Protection Company, Mr. Cox has served on various educational, industrial, civic and charitable boards.  He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Mr. George C. Creel, Spherix Incorporated Board Member since 2004, received his Bachelor of Engineering degree in Mechanical Engineering from The Johns Hopkins University in Baltimore, Maryland, in 1955.  Except for a brief tour on active duty in the U.S. Army Corps of Engineers, he spent his full-time working career with the Baltimore Gas and Electric Company (BGE).  There, Mr. Creel rose from Junior Engineer to Chief Mechanical Engineer, to Executive Vice President and Acting Chief Operating Officer until his retirement from BGE in 1997.  His general management experience, including strategic planning and focusing on performance management, brings added strength to Spherix.  He specializes in leadership development, executive coaching, strategic planning, and performance management.  Mr. Creel serves as an independent director for Storeroom Solutions, Inc., a privately held corporation.  He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Dr. Gilbert V. Levin founded Spherix Incorporated in 1967 and has been Chair, President and/or Chief Executive Officer since incorporation.  He currently serves as Chairman of the Board and Executive Officer for Science.  Dr. Levin previously served in the public health departments of Maryland, California, and the District of Columbia and, subsequently, as a research scientist and corporate official.  Among his inventions are low-caloric sweeteners; biological nutrient removal (BNR) for municipal wastewater, rapid detection and identification of microorganisms; and the Labeled Release life detection experiment that landed on Mars in 1976 aboard NASA’s Viking Mission.  He holds a Bachelor’s, Master’s, and a Ph.D., all from The Johns Hopkins University, where he also served on its Board of Trustees and presently serves on its National Advisory Councils for the Whiting School of Engineering.  He is not now, nor has he ever been, a director of a public company other than Spherix.  Dr. Levin is the husband of Mrs. M. Karen Levin and the uncle of Mr. Richard C. Levin.  Dr. Levin has not worked for any company other than Spherix since 1967, nor has he been a director of any public company other than Spherix.

Mrs. M. Karen Levin served as Spherix Incorporated’s Vice President of Corporate Communications until her retirement in January 2006.  She is an original member of the Board of Directors.  Mrs. Levin led Spherix’s public relations information efforts and coordinated proposals for government and commercial business development.  She served as Director of the Company’s Information Services Division for 25 years, while it grew into a major sector spawning the Government and Commercial Information Divisions.  Previously, Mrs. Levin was science and medical reporter and writer for the Washington bureau of Newsweek magazine.  She also served as writer and public information consultant to the National Institute of Mental Health.  She joined the Company in 1968, a year after its founding.  Mrs. Levin holds a B.A. in English from Vassar College.  Mrs. Levin is the wife of Dr. Levin and the aunt of Mr. Levin.  She has worked for no other company since 1968, nor has she been a director of any public company other than Spherix.

Mr. Richard C. Levin joined the Company in 1991 as Business Manager.  Mr. Levin progressed through various executive positions within the Company and served as the CFO and Vice President for Administration during 2002.  In February 2003, Mr. Levin was promoted to the position of Interim President of the InfoSpherix Division.  In September 2004, Mr. Levin was appointed Acting CEO and President and, in February 2005 was elected CEO and President. Prior to joining Spherix, he was the General Manager of the Catalyst Research Division of the Mine Safety Appliances Company.  Mr. Levin holds a B.S. in business administration from the University of Baltimore and is a C.P.A. in the State of Maryland.  Mr. Levin is the nephew of Dr. and Mrs. Levin.  He was elected to the Board of Spherix in May 2005.  Mr. Levin is not now, nor has he been for the past five years, a director of a public company other than Spherix.

Dr. Robert A. Lodder, Spherix Incorporated Board Member since 2005, is the Director of the Analytical Spectroscopy Research Group of the Advanced Science and Technology Center at the University of Kentucky.  He is currently Professor of Pharmaceutical Sciences at the College of Pharmacy, University of Kentucky Medical Center, and holds joint appointments in the Department of Electrical and Computer Engineering, and the Division of Analytical Chemistry of the Department of Chemistry at Kentucky.  Dr. Lodder received his B.S. degree cum laude in Natural Science and his M.S. in Chemistry in 1983 from Xavier University, Cincinnati, Ohio in 1981.  He received his Ph.D. in Analytical Chemistry in 1988 from Indiana University.  He was a founder of InfraReDx, Inc. in 1998 and Prescient Medical, Inc. in 2004.  Neither of these companies are public, and they do not engage in business with Spherix.  He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Dr. Robert J. Vander Zanden, Spherix Incorporated Board Member since 2004, having served in two Vice President positions with Kraft Foods International, brings a long and distinguished career in technical and business aspects of the food science industry to Spherix.  Dr. Vander Zanden holds a Ph.D. in Food Science from Kansas State University, and an M.S. and B.S. in Chemistry, the latter from the University of Wisconsin – Platteville, where he was named a Distinguished Alumnus in 2002.  In his 30-year career, he has been with ITT Baking Company as a Product Development Scientist, with Ralston Purina as Manager Dietary Foods

R&D, with Keebler as Group Director, Product and Process Development, with Group Gamesa, a Frito-Lay Company, as Vice President, Technology, with Nabisco, as Vice President of R&D for their International Division and with the acquisition of Nabisco by Kraft Foods, he became the Vice President of R&D for Kraft’s Latin American Division.  Dr. Vander Zanden retired from Kraft Foods in 2004.  He currently holds the title Adjunct Professor and Lecturer, in the Department of Food Science and Human Nutrition, where he teaches a course in New Product Development.  His focus on achieving product and process innovation through training, team building and creating positive working environments has resulted in his being recognized with many awards for product and packaging innovation.  He is not now, nor has he been, for the past five years, a director of a public, for-profit company other than Spherix.

The Board of Directors has determined that each of Messrs. Brown, Cox, Creel, Lodder, and Vander Zanden, constituting a majority of the Nominees, are independent Directors within the meaning of the applicable NASD rules.

The by-laws provide that a Stockholder of the Company entitled to vote for the election of Directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 10 and not more than 30 days prior to the Annual Meeting.  Such notice shall include (i) the name and address of the Stockholder and of each person to be nominated, (ii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such Meeting and intends to appear in person or by proxy at the Meeting to nominate each person specified, (iii) a description of all understandings between the Stockholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the Stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a Director of the Company if so elected.  The Chairman of the Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Each independent Director was paid an annual retainer of $5,000 and fees of $2,500 for each Meeting of the Board and $800 for each in-person Committee Meeting he or she attended and $300 for each telephonic Board or Committee meeting he or she participated in.  In addition, the Chairman of the Audit Committee received an additional retainer of $1,000.  In August, 2006, each of the independent Directors was granted a restricted stock award for $10,000 of Common Stock (7,752 shares). Non-independent Directors are not paid for their services as Directors, nor do they receive options for their service as Directors.

No Director serves as a director of any other publicly-held company.  There is not and has not been for the previous two fiscal years any relationship between the Company and any company in which any Director has a 1% or greater interest.

Board of Directors and Committee Meetings in Board Year 2006-2007

The Company’s Board of Directors held four (4) regular meetings from June 28, 2006 to May 31, 2007.  In addition, there were four (4) special meetings held during this time.  The

Board of Directors has seven (7) Committees:  Audit, Compensation & Benefits, Evaluation, Executive, Nominating, Science & Technology, and Strategic Planning.  The Committees generally meet quarterly.

The Audit Committee members during this time period were Mr. Brown, Chair; Mr. Cox, and Mr. Creel.  The Committee has authority to review the financial records of the Company, deal with its independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the Company’s business.  There were five (5) Audit Committee meetings held during this time.  The Audit Committee Charter is available on the Company’s website at www.spherix.com.  Each member of the Audit Committee satisfies the independence requirements and other established criteria of the NASD and the Securities and Exchange Commission.  The Board of Directors believes that, while the members of its Audit Committee have substantial financial and management experience and are fully qualified to carry out the functions of the Audit Committee, none of its members meets the requirements of an audit committee financial expert as defined in the Securities and Exchange Commission rules.

The Compensation & Benefits Committee oversees the Company’s executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation.  Its members during this time period were Dr. Vander Zanden, Chair; Mr. Cox, and Mr. Creel.  There were two (2) meetings held during this time.  The Compensation Committee Charter is available on the Company’s website at www.spherix.com.

The Evaluation Committee was formed in early 2007 to consider and evaluate bids/proposals for our InfoSpherix subsidiary.  Its members were Mr. Creel, Chair, Mr. Brown and Mr. Cox.  There were seven (7) meetings of the Evaluation Committee held through May 31, 2007.

The Executive Committee may act on behalf of the Board of Directors on matters requiring action in the interim between meetings of the full Board.  Its members during this time period were Dr. Levin, Chair; Mr. Brown, and Mr. Levin.  There was one (1) meeting of this Committee held during this period.

The Nominating Committee recommends to the Board, for adoption by the Board, the proposed Board for election by the Stockholders.  Its members during this time period were Mr. Creel, Chair; Dr. Lodder, and Dr. Vander Zanden, who held one (1) meeting.  The Nominating Committee Charter is available on the Company’s website at www.spherix.com.  The Nominating Committee does not have any formal minimum qualifications for Director candidates.  The Nominating Committee identifies candidates by first evaluating current members of the Board who are willing to continue in service.  If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new candidate(s).  Among other factors, when considering a prospective candidate, the Nominating Committee considers a candidate’s business experience and skills, science and technology attributes pertinent to Company business, personal integrity and judgment, and possible conflicts of interest.  To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying Director candidates.  The Nominating Committee’s policy is to consider Director candidate recommendations from its Stockholders which are received no later than December 31 prior to any Annual Meeting, including confirmation of the candidate’s consent to serve as a Director.  Upon receipt of such a recommendation, the Nominating Committee will solicit appropriate information about the candidate in order to evaluate the candidate, including information that would need to be described in the Company’s Proxy Statement if the candidate were nominated.  Candidates recommended by Stockholders will be evaluated on the same basis as other candidates.

The Science & Technology Committee’s mission is to carry out inquiries into matters in science and technology with which the Company ought to be concerned, including the Company’s new science and advanced technology programs, major internal projects, interactions with academic and independent research organizations, and the acquisition of technologies.  Its members during this time period were Dr. Lodder, Chair; Dr. Levin, and Dr. Vander Zanden.  Three (3) meetings of this Committee were held during this period.

The Strategic Planning Committee uses the experience and expertise of its members to assist the Board of Directors by presenting for approval strategic long-term plans for our businesses.  Its members during this time period were Mr. Cox, Chair; Dr. Levin, Mr. Levin, and Dr. Vander Zanden.  Two (2) meetings of this Committee were held during this period.

Any Stockholder may communicate in writing by mail at any time with the entire Board of Directors or any individual Director (addressed to “Board of Directors” or to a named Director), c/o Spherix Incorporated, ATTN:  K. Brailer, 12051 Indian Creek Court, Beltsville, MD 20705, or via e-mail at info@spherix.com.  All communications will be promptly relayed to the appropriate Directors.  The Corporate Secretary will coordinate all responses.

It is the policy of the Board of Directors that its members are encouraged to attend the Annual Meeting.  The 2006 Annual Meeting was attended by all Directors.

The Company has adopted a worldwide Code of Ethics, which is available on the Company’s website at www.spherix.com.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth the shares of Common Stock beneficially owned by all Executive Officers and Directors as a group as of May 31, 2007.  Except for Dr. Levin, Chairman of the Board and Executive Officer for Science, and Mrs. Levin, Director and former Vice President, no person is known by the Company to own beneficially more than 5% of the outstanding Common Stock.  The ownership of Dr. and Mrs. Levin is detailed below.

		Amount and Nature		Percent
Title of Class	Name of Beneficial Owner	of Ownership		Of Class
Common	M. Karen Levin	1,340,109	(1) (2)	9.2%
Common	Gilbert V. Levin	1,266,348	(2)	8.7%

Common	Richard C. Levin	112,798	(2)	*
Common	Douglas T. Brown	25,252	(2)	*
Common	A. Paul Cox, Jr.	16,252	(2)	*
Common	George C. Creel	16,252	(2)	*
Common	Robert J. Vander Zanden	16,252	(2)	*
Common	Robert A. Lodder, Jr.	12,852	(2)	*
Common	Jeffrey T. Lowe	2,250	(2)	*
Common	Roger A. Downs	2,000	(2)	*
Common	Robert L. Clayton	1,500	(2)	*
Common	Steven M. Wade	1,067	(2)	*
Common	All Executive Officers and Directors as a Group	2,812,932	(2)	19.3%

*        Less than 1% of the outstanding shares of Common Stock of the Company.

(1)      Includes 100 shares held jointly with Gilbert V. Levin.

(2)      Included in the number of shares beneficially owned by M.K. Levin, G.V. Levin, R.C. Levin, D.T. Brown, A.P. Cox, G.C. Creel, R.J. Vander Zanden, R.A. Lodder, J.T. Lowe, R.A., Downs, R.L. Clayton, S. M. Wade, and All Executive Officers and Directors as a Group are 60,000, 100,750, 112,000, 7,500, 7,500, 7,500, 7,500, 5,000, 2,250, 2,000, 1,500, 500 and 314,000 shares, respectively, which such persons have a right to acquire within 60 days pursuant to stock options.

As of May 31, 2007, Dr. Levin, Chairman of the Board and Executive Officer for Science, and Mrs. Levin, Director and former Vice President, 3180 Harness Creek Road, Annapolis, Maryland, beneficially owned in the aggregate 2,606,457 shares of Common Stock (17.8% of the 14,608,162 outstanding shares(1)).  Dr. Levin and Mrs. Levin are husband and wife.  As principal Stockholders of the Company, they are considered control persons with respect to the Company.

All Directors and Executive Officers as a group, as beneficial owners of 2,819,932 shares of Common Stock, owned 19.3% of the 14,608,162 outstanding shares1. With the exception of Cede & Co., the holder of record for certain brokerage firms and banks, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

In February 2001, the Board of Directors adopted the Rights Agreement (the “Agreement”).  The Agreement provides each Stockholder of record a dividend distribution of one “right” for each outstanding share of the Company’s Common Stock.  Rights become exercisable at the earlier of ten days following:  (1) a public announcement that an acquirer has purchased or has the right to acquire 10% or more of the Company’s Common Stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 10% or more of the outstanding Common Stock of the Company.  All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on

(1) Includes 353,600 shares which could be acquired pursuant to stock options or warrants within 60 days.

December 31, 2010.  Each right entitles a Stockholder to acquire, at a stated purchase price, 1/100 of a share of the Company’s preferred stock, which carries voting and dividend rights similar to one share of its Common Stock.  Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of the Company’s Common Stock at a price per share equal to one-half of the average market price for a specified period.  In lieu of the stated purchase price, a right holder may elect to acquire one-half of the Common Stock available under the second option.  The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Agreement.  At the discretion of a majority of the Board and within a specified time period, the Company may redeem all of the rights at a price of $0.001 per right.  The Board may also amend any provisions of the Agreement prior to exercise.

Executive Officers

Executive Officers are elected annually by the Board of Directors.  The Executive Officers of the Company as of May 31, 2007, are listed in the following table.

Name	Age	Position
Robert L. Clayton	44	Director of Finance, and Treasurer
Roger A. Downs	60	Vice President, Operations, InfoSpherix
Gilbert V. Levin	83	Chairman, and Executive Officer for Science
Richard C. Levin	54	Chief Executive Officer and President, and Chief Financial Officer
Jeffrey T. Lowe	50	Vice President, Corporate Communications
Steven M. Wade	51	Vice President, Information Technology, InfoSpherix

Dr. Levin’s and Richard Levin’s professional experience are discussed above.

Mr. Robert L. Clayton was elected to the Office of Director of Finance and Treasurer in May 2005.  Mr. Clayton previously served as Controller.  Prior to joining Spherix, he was a Senior Auditor for the Public Accounting Firm Rubino & McGeehin Chartered.  Mr. Clayton holds a B.S. in business and management from the University of Maryland and a C.P.A. from the District of Columbia.  He is not now, nor has he been for the past five years, a director of a public, for-profit company.

Mr. Jeffrey T. Lowe was elected to the Office of Vice President of Corporate Communications in May 2005.  Mr. Lowe previously served as Director of Communications, and prior to that (in reverse chronological order): Director of Proposals and Publications, Proposal Manager, and Proposal Writer.  During his employment, Mr. Lowe has been principally responsible for the production, quality, and output of the Company’s proposals, to which virtually all of the Company’s current revenue-generating contracts owe their existence.  Prior to joining Spherix, Mr. Lowe had careers as a journalist and a marine engineer.  Mr. Lowe holds a B.A. in Journalism from the University of Maryland and a dual B.S. in Marine Engineering and

Nautical Science from the United States Merchant Marine Academy.  He is not now, nor has he been for the past five years, a director of a public, for-profit company.

Mr. Steven M. Wade was elected to the Office of Vice President, Information Technology, InfoSpherix Incorporated, in May 2005.  Mr. Wade previously served as Senior Director, Information Technology.  Before joining Spherix, Mr. Wade served in senior information technology positions at ADP;  Teleglobe, a division of Bell Canada Enterprises;  Verizon;  and Fairchild Space and Defense.  He was born in the United Kingdom where he obtained a BSEE in 1973 and an MBA in 1975 at Harlow Technical College in Harlow, Essex, England.  He is not now, nor has he been for the past five years, a director of a public, for-profit company.

Executive Compensation

Compensation Discussion and Analysis

Objectives of Compensation Program and What Our Compensation Program is Designed to Reward

Our executive compensation program is designed to create strong financial incentive for our officers to increase revenue, profit, operating efficiency and returns, which we expect to lead to an increase in shareholder value.  The primary objective of our compensation program is to attract and retain qualified, energetic employees who are enthusiastic about the Company’s mission.  A further objective of our compensation program is to provide incentives and reward employees for their contribution to the Company.  In addition, we strive to promote an ownership mentality among key leadership and the Board of Directors.  Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

The Compensation Committee of the Board of Directors (the “Committee”) evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other companies.  To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based components that reward performance as measured against established goals.

Our compensation program is designed to reward each employee’s contribution to the Company.  In measuring the named executive officers’ contribution to the Company, the Committee considers numerous factors including the Company’s growth and financial performance.

Throughout this proxy statement, the individual who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2006, as well as the other individuals included in the Summary Compensation Table on page 60, are referred to as the “named executive officers”.  Immediately following this Compensation Discussion and Analysis you will find a series of tables containing specific information about the compensation earned in 2006 by the named executive officers.

Roles and Responsibilities for Our Compensation Program

Role of the Compensation Committee

The Committee has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy.

Role of our Chief Executive Officer

Our Chief Executive Officer provides recommendations to the Committee in its evaluation of our executive officers, including recommendations of individual cash and equity compensation levels for executive officers.  Mr. Levin relies on his personal experience serving in the capacity of Chief Executive Officer with respect to evaluating the contribution of our other executive officers as well as publicly available information for comparable compensation guidance as the basis for his recommendations to the Committee.  Mr. Levin was not present during Committee deliberations and voting pertaining to the determination of his own compensation.

Role of the Compensation Consultant

The Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work.

Elements of Company’s Compensation Plan

The Company’s compensation program consists of base salary, an annual incentive bonus, stock incentives/awards, health and welfare benefits and a 401(k) plan.  The Company strives to be market competitive in setting salary ranges and designing benefits programs, while recognizing the experience and performance levels of individual employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities.  It represents the minimum income an executive may receive in any given year.  Base salaries for named executive officers are determined for each executive based on position and responsibility.  Base salaries for each of the Company’s executives are determined by the executive’s responsibilities and performance as well as comparative compensation levels for the executive’s peers.  The base salary for the Company’s Chief Executive Officer, including periodic changes thereto, is determined by the Committee.  The base salaries for the Company’s other executive officers, including periodic changes thereto, are determined by the Committee following recommendations by the Chief Executive Officer.

During its review of base salaries for executives, the Committee primarily considers:

•      market data;

•      internal review of the executive’s compensation, both individually and relative to other officers;

•      individual performance of the executive;  and

•      our financial and operating results.

Base salary levels are typically reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Annual Bonus

 The Compensation Committee believes that a Pay-For-Performance Bonus system must be the process to provide additional compensation for all Spherix Executives and that this Bonus system must be based upon performance objectives developed from the Long Range Business Plan. The President and Chief Executive Officer of Spherix, working with the Executive Staff, set the performance bonus objectives.  The Board’s function was to review, to recommend modifications, and to approve the objectives and the financial bonuses associated with those objectives.

Stock Incentives/Awards

We currently administer long-term incentive compensation awards through our stock incentive plan.  We believe that widespread common share ownership by key employees is an important means of encouraging superior performance and employee retention.

In recent years, this component of the Company’s executive compensation program has been via the periodic grant of stock options.  The Company generally has issued stock options to its executive officers when they joined the Company, in connection with a significant promotion within the Company and/or as a reward following excellent performance.  The number of options granted has been based on the level of responsibility, Company performance and individual performance.  Stock option grants have also been structured to induce the executive to remain in the employment of the Company by including incremental vesting provisions which permit exercise only after satisfaction of minimum tenure requirements.  Options are forfeited upon termination.

Health and Welfare Benefits

We offer a standard range of health and welfare benefits to all employees, including our executive officers.  These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment and long-term disability insurance.  Our plans do not discriminate in favor of our executive officers.

401(k)

We offer a defined contribution 401(k) plan to substantially all of our employees.  We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner.

Other Perquisites and Personal Benefits

We do not offer any perquisites or other personal benefits to any executive with a value over $10,000.

How Compensation Amounts Are Determined

We strive to pay our named executive officers at or near the median paid by comparable companies.  The Compensation Committee hired an outside company, Equilar, Inc., to compare the total compensation of the Spherix Executives to the total compensation of fourteen (14) companies identified by Equilar, Inc. to be peer companies to Spherix.  The Equilar Report on Executive Compensation showed that Spherix Executives are not compensated at the same level as colleagues in peer companies.  Based upon the fiscal health of Spherix however, it was determined by the Compensation Committee that no special efforts should be made to bring Executive total compensation to equivalent levels of those in peer companies.  All 2007 base salary increases (with few exceptions) should be kept in line with inflation. The Compensation Committee requested that the President and Chief Executive Officer of Spherix propose all Executive salary increases, but the overall Spherix company-wide increase should not be above inflation.  With minor adjustments, these recommendations were accepted by the full Board.  The Compensation Committee recommended to the Board the salary adjustment for the President and Chief Executive Officer of Spherix.

The following summary of compensation table sets forth the compensation paid by the Company during the three years ended December 31, 2006, to all Executive Officers earning in excess of $100,000 during any year.

Summary of Compensation

(Dollars in 000’s)

					Change in
					Pension Value
					and Non-
				Non-Equity	Qualified
			Option	Incentive Plan	Deferred	All Other
Name and			Awards ($)	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	(1)	($) (2)	Earnings ($)	($)	Total ($)
Richard C. Levin	2006	190	15	35	—	7	247
CEO & President, and	2005	184	—	10	—	7	201
CFO	2004	170	—	—	—	7	177

Steven M. Wade	2006	172	4	20	—	7	203
VP, Information	2005	168	—	7	—	7	182
Technology

Roger A. Downs	2006	155	4	15	—	7	181
VP, Operations	2005	150	—	7	—	7	164
	2004	146	—	—	—	7	153

Jeffrey T. Lowe	2006	130	4	10	—	—	144
VP, Corp. Comm.	2005	126	—	6	—	—	132
	2004	114	—	—	—	—	114

Gilbert V. Levin	2006	118	—	—	(22)	7	103
Executive Officer	2005	118	—	—	15	7	140
for Science	2004	118	—	—	218	7	343

Robert L. Clayton	2006	118	4	10	—	2	134
Director of Finance and	2005	114	—	5	—	—	119
Treasurer	2004	107	—	—	—	—	107

Grants of Plan-Based Awards

					All Other		Grant
					Option		Date
					Awards:	Exercise	Fair
					Number of	or Base	Value
					Securities	Price of	of Stock
		Threshold	Target	Maximum	Underlying	Option	and
	Grant	($ in	($ in	($ in	Options	Awards	Option
Name	Date	000’s)	000’s))	000’s))	(#) (1)	($/Sh)	Awards
Richard C. Levin	2/17/2006				8,000	$2.20	15,054
Steven M. Wade	2/17/2006				2,000	$2.20	3,764
Roger A. Downs	2/17/2006				2,000	$2.20	3,764
Jeffrey T. Lowe	2/17/2006				2,000	$2.20	3,764
Robert L. Clayton	2/17/2006				2,000	$2.20	3,764
Richard C. Levin	11/26/2006	—	92	120
Steven M. Wade	11/26/2006	—	64	84
Roger A. Downs	11/26/2006	—	56	73
Jeffrey T. Lowe	11/26/2006	—	47	61
Robert L. Clayton	11/26/2006	—	32	41

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

(1)   The Spherix Incorporated 1997 Stock Option Plan (the “Plan”) was approved by the Company’s Stockholders on May 15, 1998.  The Plan was revised and re-approved by the Stockholders on May 12, 2005.  The Plan provides for the grant of incentive stock options and non-qualified stock options to select employees and Directors of the Company.  The Plan provides for the issuance of up to 1,000,000 shares of Common Stock.  As of December 31, 2006, there were 481,100 outstanding options granted to individuals including the above-named Executive Officers, and 447,100 were exercisable as of such date; 403,100 options remain available for grant at the discretion of the Board of Directors.

(2)   Awards pursuant to the May 12, 2005 Spherix Incorporated Incentive Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End

	Number of Securities	Number of Securities
	Underlying	Underlying		Option	Option
	Unexercised Options	Unexercised Options		Exercise Price	Date
Name	(#) Exercisable	(#) Unexercisable		($)	Expiration
Richard C. Levin	100,000	—		9.3400	12/13/2011
Richard C. Levin	10,000	—		6.3500	11/24/2008
Richard C. Levin	—	8,000	(1)	2.2000	2/15/2011
Steven M. Wade	—	2,000	(1)	2.2000	2/15/2011
Roger A. Downs	1,500	—		6.3500	11/24/2008
Roger A. Downs	—	2,000	(1)	2.2000	2/15/2011
Jeffrey T. Lowe	750	—		7.3500	11/21/2007
Jeffrey T. Lowe	1,000	—		6.3500	11/24/2008
Jeffrey T. Lowe	—	2,000	(1)	2.2000	2/15/2011
Gilbert V. Levin	10,000	—		4.0000	5/15/2007
Gilbert V. Levin	10,000	—		4.8750	5/15/2007
Gilbert V. Levin	10,000	—		2.2500	5/15/2007
Gilbert V. Levin	20,000	—		9.0750	5/15/2007
Gilbert V. Levin	20,000	—		3.8500	5/15/2007
Gilbert V. Levin	10,000	—		7.8375	5/15/2007
Gilbert V. Levin	22,000	—		6.3594	5/15/2007
Gilbert V. Levin	10,000	—		7.0818	5/15/2007
Gilbert V. Levin	10,000	—		10.5050	5/15/2007
Gilbert V. Levin	750	—		8.0850	11/21/2007
Gilbert V. Levin	100,000	—		8.6700	11/12/2008
Robert L. Clayton	500	—		7.3500	11/21/2007
Robert L. Clayton	500	—		6.3500	11/24/2008
Robert L. Clayton	—	2,000	(1)	2.2000	2/15/2011

(1)   Will vest in four equal installments on 2/16/2007, 2/16/2008, 2/16/2009, and 2/16/2010.

Option Exercises and Vested

None.

Pension Benefits

(Dollars in 000’s)

			Present Value of
		Number of Years	Accumulated Benefit
Name	Plan Name	Credited Service (#)	($)
Gilbert V. Levin	Employment Agreement (1)	40	200
Gilbert V. Levin	Exit Agreement (2)	40	60
Gilbert V. Levin	Consulting Agreement (3)	40	—

(1)   On March 23, 2004, Dr. Levin’s Employment Agreement was amended and restated.  It provides lifetime payments of $12,500 each quarter following his full retirement from the Company.  This Restated Agreement supersedes and replaces all previous agreements concerning Spherix’s obligations for Dr. Levin’s retirement benefits.

(2)   The Company agreed to fund long-term, continuous lifetime long-term care and healthcare policies per the G.V. Levin Exit Agreement dated march 23, 2004.

(3)   To ensure the availability of their services to the Company after their respective retirements, Dr. and Mrs. Levin each have entered into Consulting Agreements with the Company.  On March 23, 2004, the Board approved a Restated Consulting Agreement for Dr. Levin, which limits his post-retirement consultation to any Company requests that may be issued to him from time to time.  No minimum amount of consulting time is required.  For any consulting time so requested and provided, Dr. Levin will be compensated at the rate of $2,000 per day, subject to the Federal CIP, plus related expenses.  On November 16, 2005, the Board approved a Consulting Agreement for Mrs. Levin, which limits her post-retirement consultation to any Company requests that may be issued to her from time to time.  No minimum amount of consulting time is required.  For any consulting time so requested and provided, Mrs. Levin will be compensated at the rate of $1,000 per day, subject to the Federal CIP, plus related expenses.

Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans

No options were exercised in 2006 by the named Executive Officers.

Potential Payment Upon Termination or Change in Control

On March 23, 2004, the Board approved revised agreements with Dr. Levin.  These agreements provide the following post-employment benefits:

•      Lifetime quarterly payments of $12,500;

•      $2,000 per day for any consulting services requested by the Company;

•      Office space and secretarial support at the Company’s headquarters and at the BioSpherix office location for a period of three (3) years;

•      Free use of his computer Internet hook-up to the Company for a period of three (3) years;

•      Free storage at the Company’s headquarters of all Mars-related files for a period of five (5) years;

•      Lifetime long-term care and health insurance for Dr. Levin and his wife.

As described herein under “Other Considerations – Interests of Directors and Executive Officers in the Sale of InfoSpherix”, Spherix has entered into retention agreements with certain of its key employees (including the named Executive Officers) pursuant to which Spherix will make cash bonus payments upon and after the sale of InfoSpherix.

Unless otherwise agreed by the Board of Directors, the other named Executive Officers would be entitled to severance upon termination of employment pursuant to the Company’s severance policy.  The policy provides:

Completed Service Years	Severance Pay
> 1 year	10 days
1 but less than 2 years	15 days
2 but less than 3 years	20 days
3 but less than 4 years	25 days
4 or more years	30 days

Compensation of Directors

(Dollars in 000’s)

	Fees Earned of		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)	($)	($) (1)	($)
Douglas T. Brown	19	10	—	29
A. Paul Cox, Jr.	21	10	—	31
George C. Creel	20	10	—	30
M. Karen Levin	—	—	50	50
Robert A. Lodder, Jr.	17	10	—	27
Robert J. Vander Zanden	20	10	—	30

(1)   On November 16, 2005, Mrs. Levin’s Exit Agreement was approved by the Board.  It provides lifetime payments of $12,500 each quarter following her full retirement from the Company, which occurred on January 4, 2006.  This Exit Agreement supersedes and replaces all previous agreements concerning Spherix’s obligations for Mrs. Levin’s retirement benefits.

Non-employee directors of Spherix Incorporated (“Spherix”) receive the following annual compensation for service as a member of Spherix:

Annual Retainer	$5,000	To be paid in cash at the first meeting of the term.
Stock Awards	$10,000

To be calculated by dividing $10,000 by the closing stock price the day the Stock Awards are granted. The shares will be granted upon approval of the Board; however, the shares will be restricted and instructions will be given to the stock transfer agent that the shares may not be transferred until the one year anniversary of the Board Member’s departure from the Board.

Board Meeting Fees	$2,500	To be paid for all in-person Board Meetings. Members must be present to be paid.
Committee Meeting Fees	$800	To be paid for all in-person Committee Meetings. Members must be present to be paid.
Teleconference Fees	$300	To be paid for all teleconferences called by either the Chairman of the Board, the President, or by the Chairman of the relevant Committee. Members must be on-line to be paid.
Additional Retainer	$1,000	To be paid to the Chairman of the Audit Committee.

Compensation Committee Report

The Compensation Committee of the Board of Directors oversees the compensation program of the Company on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement beginning on page 56.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which has been filed with the SEC.

Members of the Compensation Committee:

Robert J. Vander Zanden, Chairman
A. Paul Cox, Jr.
George C. Creel

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(Item 3 on the Proxy Card)

The Board of Directors has reappointed the firm of Grant Thornton LLP to be the Company’s independent accountants for the year 2007 and recommends that Stockholders vote “FOR” ratification of that appointment.  The Company is advised that no member of the firm of Grant Thornton LLP has any interest, financial or otherwise, direct or indirect, in the Company.  A representative from Grant Thornton LLP will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions.  If the Stockholders, by the affirmative vote of a majority of the shares of Common Stock represented at the Meeting, do not ratify the selection of Grant Thornton LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

The following table sets forth the fees paid by the Company to Grant Thornton LLP for audit and other services provided in 2006 and 2005:

	2006	2005

Audit fees	$100,000	$109,000
Tax fees	17,000	14,000
Total	$117,000	$123,000

The Audit Committee considered whether the provision of services referenced above is compatible with maintaining Grant Thornton’s independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

OTHER MATTERS FOR ACTION AT THE STOCKHOLDERS MEETING

As of the date of this proxy statement, we know of no matters that will be presented for consideration at the stockholder meeting other than as described in this proxy statement.  If, however, other matters are brought before the meeting, the persons named as proxies will vote in accordance with their judgment on such matters unless otherwise indicated on the proxy.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The information incorporated by reference in this proxy statement as described below is considered to be a part of this proxy statement, except for any information that is modified or superseded by information that is included directly in this proxy statement or by a document subsequently filed with the SEC.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a party of this proxy statement.

This proxy statement incorporates by reference the documents listed below that Spherix has previously filed with the SEC.  They contain important information about Spherix and its financial condition.

Spherix SEC Filings	Period

Annual Report on Form 10-K/A	Year ended December 31, 2006 as filed on May 23, 2007.
Quarterly Report on Form 10-Q	Three months ended March 31, 2007 as filed on May 18, 2007.
Current Report on Form 8-K	Filed on May 18, 2007.
Current Report on Form 8-K	Filed on July 2, 2007.

Also incorporated by reference are additional documents that Spherix may file with the SEC after the date of this proxy statement and prior to the date of the meeting under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any documents we file with the SEC at the SEC’s facilities located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.  Please call the SEC at 1-800 SEC-0330 or further information on the SEC’s public reference rooms.  Our SEC filings also are available to the public at the SEC’s website at www.sec.gov.

FORWARD LOOKING STATEMENTS

This Proxy statement contains “forward-looking statement,” as such term is used in the Securities Exchange Act of 1934, as amended.  When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to Spherix or our management are intended to identify such forward-looking statements.  Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties.  They are not guarantees of future performance or results.  Spherix’ actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.  As a result, readers should not place undue reliance on these forward-looking statements.  While it is difficult to identify each factor and event that could affect our results, there are a number of important factors that could cause actual results to differ materially from those indicated by the forward-looking statements and as a result could have an adverse impact on our business, financial condition and operating results.  The factors include, but are not limited to, the matters discussed in this proxy statement and our public filings.  Spherix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MISCELLANEOUS

Corporate Governance Information

Stockholders can access Spherix’ corporate governance information, including Spherix’ Code of Ethics for Senior Financial Officers and the charters of the Audit Committee, Compensation Committee, and Nominating Corporate Governance Committee at Spherix’ website, www.spherix.com.

Communicating with the Board of Directors

In order to communicate with the board of directors as a whole, with non-management directors or with specified individual directors, correspondence may be directed to the Secretary at www.spherix.com or via written communication at 12051 Indian Creek Court, Beltsville, Maryland  20705.

STOCKHOLDER PROPOSALS

Stockholders intending to present a proposal at the 2008 Annual Meeting of Stockholders must submit such proposals to the Company at Spherix Incorporated, ATTN:  K. Brailer, Corporate Secretary, 12051 Indian Creek Court, Beltsville, MD 20705, no later than December 30, 2007.  The Company’s by-laws provide that any Stockholder wishing to nominate a Director must do so in writing delivered to the Corporate Secretary of the Company at least ten (10) days and not more than thirty (30) days prior to the Annual Meeting.  For further details, please see the discussion under Item One hereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Katherine M. Brailer, Corporate Secretary

APPENDIX A

STOCK PURCHASE AGREEMENT

dated as of June 25, 2007

by and among

The Active Network, Inc.,

Spherix Incorporated

and

InfoSpherix Incorporated

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 25, 2007 by and among The Active Network, Inc., a Delaware corporation (“Purchaser”), Spherix Incorporated, a Delaware corporation (“Seller”), and InfoSpherix Incorporated, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Seller is the owner and holder of record of one hundred (100) shares of the common stock of the Company, which shares constitute all of the issued and outstanding shares of capital stock of the Company; and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of the outstanding shares of the capital stock of the Company (the “Shares”), on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Purchase and Sale of Shares.  Subject to all the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, the Shares, free and clear of any and all Encumbrances (as hereinafter defined), for the consideration specified in this Agreement.

2.             Consideration.

2.1   Closing Date Consideration.  Subject to and upon the terms and conditions of this Agreement, in consideration and as payment for the Shares, the purchase price for the Shares (the “Purchase Price”) shall be Seventeen Million Dollars ($17,000,000), which shall be delivered at the Closing as follows:  (a) Fifteen Million Dollars ($15,000,000) by wire transfer to Seller in accordance with the wire transfer instructions set forth in Section 2.2 (such amount being the “Closing Payment”); and (b) Two Million Dollars ($2,000,000) paid to the escrow agent pursuant to the Escrow Agreement (such amount being the “Escrow Deposit”).  As used herein, “Escrow Agreement” means an escrow agreement in the form of Exhibit A attached hereto, to be executed as of Closing by Seller, Purchaser and an escrow agent mutually chosen by Seller and Purchaser.

2.2   Payments.  All payments to Seller under this Section 2 shall be made via wire transfer of immediately available funds using the following bank information:

Bank of America
1400 Best Place Drive
Richmond, Virginia 23227
Phone: 1-800-6242907 (Delphine Talley)

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Routing/transit no.: 026 009593 (for wire transfers) / 052 001633 (for ACH transfers)
Account no.: 2007010176

3.             Closing.  The consummation of the purchase and sale of the Shares (the “Closing”) shall take place within 48 hours following the date on which all the conditions to the Closing set forth in this Agreement are either satisfied or waived by the appropriate party and shall take place at the offices of the Purchaser, located at10182 Telesis Court, Suite 300, San Diego, CA  92121, or on such other date and at such other place or time as the parties hereto may agree upon in writing (the date on which the Closing occurs is referred to herein as the “Closing Date”).

4.             Representations and Warranties of Seller.  Seller represents and warrants to Purchaser that the statements contained in this Section 4 are true, correct and complete as of the date of execution of this Agreement and as of the Closing Date, except to the extent of the factual descriptions set forth in a disclosure schedule that Seller delivered to Purchaser prior to the execution hereof, that is attached hereto and that is arranged in numbered and lettered sections corresponding to the numbered and lettered subsections contained in this Section 4 (the “Disclosure Schedule”).  The factual disclosures in any such numbered and lettered section of the Disclosure Schedule shall qualify only the corresponding subsection in this Section 4 (except to the extent disclosure in any numbered and lettered section of the Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Disclosure Schedule).

4.1   Corporate Existence of the Company.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as and to the extent now conducted, and to own, use and lease its assets and properties.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business makes such qualification necessary.  Seller has delivered to or made available to Purchaser true, correct and complete copies of the Company’s Certificate of Incorporation and Bylaws, as each has been amended to the date of this Agreement.  The Company has not pursued, participated in, offered products or services through, or been involved in any lines of business other than the lines of business pursued by the Company as of the date of this Agreement.

4.2   Authority and Binding Obligation.

(a)   The Company has full legal capacity, power and authority to execute and deliver this Agreement and Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder, and all such action has been duly and validly authorized by all necessary corporate actions on the part of the Company, including but not limited to the approval of the board of directors and of the sole stockholder of the Company (and no other corporate action on the part of the Company is necessary).  Without limiting in any way the generality of the foregoing sentence, the approval of the Company’s board of directors referenced in the foregoing sentence was unanimously given in all respects.  This Agreement has been duly and validly executed and delivered by the Company and constitutes, and upon the execution and delivery by the Company of the Ancillary Documents to which it is a party, such Ancillary Documents will constitute, legal, valid and binding obligations of the Company,

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enforceable against the Company in accordance with their respective terms.  “Ancillary Documents” means the documents and instruments, other than this Agreement, that are contemplated by this Agreement or that are delivered in accordance or in connection with this Agreement.

(b)   Seller has full legal capacity, power and authority to execute and deliver this Agreement and Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder, and, subject to the approval of the stockholders of Seller as contemplated by Section 6.17 hereof, all such action has been duly and validly authorized by all necessary corporate actions on the part of Seller, including approval of the board of directors of Seller (and no other corporate action on the part of Seller is necessary).  Without limiting in any way the generality of the foregoing sentence, the approval of Seller’s board of directors referenced in the foregoing sentence was unanimously given in all respects.  This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Ancillary Documents to which it is a party, such Ancillary Documents will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

4.3   Capital Stock and Ownership Thereof.

(a)   The authorized capital stock of the Company consists of three thousand (3,000) shares of common stock, no par value per share (the “Common Stock”).  As of the date of this Agreement, only one hundred (100) shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.  Other than such shares of issued and outstanding Common Stock, there are not and there have never been any shares of capital stock of the Company authorized, issued or outstanding; and there are not and there have never been any securities exchangeable or exercisable for or convertible into, or any rights to acquire, shares of any capital stock of the Company.  The outstanding shares of Common Stock were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(b)   The Shares, which comprise all of the one hundred (100) shares of Common Stock issued and outstanding, are duly registered in the name of Seller on the stock register records of the Company, and Seller has been the only stockholder of the Company since its inception.  Seller has good, valid and marketable title to the Shares, beneficially and of record, free and clear of any and all Encumbrances.  Seller has the sole right to transfer the Shares to Purchaser.  At the Closing, the Shares shall constitute all of the issued and outstanding capital stock of the Company, and as a result of this Agreement and such Closing, Purchaser shall be the record and beneficial owner of all capital stock of the Company, free and clear of all Encumbrances, and shall receive good, valid and marketable title to all such capital stock.  The stock certificates evidencing the Shares were not issued directly or indirectly in replacement of any lost or destroyed stock certificates.

(c)   Neither Seller nor the Company is a party to, or bound by, any agreement, instrument or understanding restricting the transfer of any of the Shares.  There are no voting trusts or other agreements or understandings to which Seller or the Company is a party with respect to the voting of the capital stock of the Company.  Except for this Agreement, there

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are no outstanding rights in favor of any Person to purchase any capital stock or other securities from the Company.

(d)   As used herein:  “Encumbrances” means any and all liens, encumbrances, claims, charges, options, mortgages, security interests, pledges, hypothecations, community or other marital property interests, equitable interests, rights of first refusal or similar rights, rights of first offer or similar rights, rights of way, easements, encroachments, servitudes, title retention agreements, and other restrictions of any kind whatsoever; “Person” means any individual, corporation, limited liability company, partnership, trust, joint venture, association, organization or other entity or group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or Governmental Authority; and “Governmental Authority” means any foreign, domestic, federal, territorial, state, municipal or local governmental authority, quasi-governmental authority, instrumentality, court, government or self regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing which has or claims to have competent jurisdiction over the relevant Persons or its business, property, assets or operations.

4.4   No Conflicts.  Neither (a) the execution and delivery by Seller and Company of this Agreement or the execution and delivery by Seller or the Company of any of the Ancillary Documents, nor (b) the performance by Seller of its obligations under this Agreement or the performance by Seller or the Company of its obligations under any of the Ancillary Documents, nor (c) the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Documents, nor (d) the continued conduct of the Company’s business after the Closing, does or will:  (i) conflict with or result in a violation or breach of the Certificate of Incorporation or Bylaws of the Company or Seller; (ii) conflict with or result in a violation or breach of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Company or any of its respective assets and properties; or (iii) (A) conflict with or result in a violation or breach of, (B) constitute a default under, (C) require Seller or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (D) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (E) result in the creation or imposition of any Encumbrance upon Seller, the Company or any of their respective assets or properties under, any agreement to which Seller or the Company is a party or by which any of its respective assets or properties is bound.

4.5   Consents.  No consent or approval of any Person, including any Governmental Authority, and no approval, order, license, permit, franchise, declaration or filing of any nature, is required as a result of or in connection with any of the following:  (a) Seller’s execution, delivery or performance of any of its respective obligations under this Agreement or any of the Ancillary Documents; (b) the Company’s execution, delivery or performance of any of its respective obligations under any of the Ancillary Documents; (c) the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Documents; or (d) the continued conduct of the Company’s business after the Closing.

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4.6   Financial Statements; No Undisclosed Liabilities.

(a)   Seller has delivered to Purchaser (a) audited balance sheets of Seller as of December 31 for each of the fiscal years 2004 through 2006, and the related audited statements of income, changes in stockholders’ equity for each of the fiscal years then ended, and (b) an unaudited balance sheet of the Company as of December 31, 2006 and the four (4) month period ended April 30, 2007, and the related unaudited statements of income and changes in stockholders’ equity of the Company for the periods then ended (the “Interim Financial Statements”).  The financial statements referred to in this Section 4.6 are sometimes collectively referred to in this Agreement as the “Financial Statements.”  Each Financial Statement is complete and correct in all respects and has been prepared in accordance with generally accepted accounting principals (“GAAP”) on a consistent basis, and each is in accordance with the books and records of Seller.  Each Financial Statement was prepared as of such date and for such period in the ordinary course of business consistent with past practice and each fairly and accurately presents the financial position of Seller and Company as of its respective date for balance sheet and for the periods indicated for the statements of income and changes in stockholders’ equity.  Without limitation, the Financial Statements reflect all sales which have been made with respect to services or personal property to be provided in the future by Seller and Company, and no income has been accrued by Seller and Company which has not yet been earned.  No Financial Statement contains any untrue statement of material fact or omits or fails to state any material fact necessary to make such Financial Statement not misleading to a Person contemplating an acquisition of Company, the outstanding capital stock of Company, the Assets, or any portion of any of the foregoing.  Seller has delivered to Purchaser copies of all letters from Seller’s and Company’s accountant(s) or bookkeeper(s) to Seller or Company during the thirty-six (36) months preceding the execution of this Agreement, together with copies of all responses thereto.  Immediately prior to Closing, the Company’s Tangible Net Assets (as defined below) shall be equal to or greater than Two Million Seven Hundred Thousand dollars ($2,700,000).  The calculation of Tangible Net Assets shall be made by Purchaser within sixty (60) days following delivery by Seller to Purchaser of Company’s balance sheet dated as of the Closing (the “Closing Date Balance Sheet”) which shall be prepared in accordance to GAAP.  Seller shall deliver to Purchaser the Closing Date Balance Sheet as soon as practicable after the Closing, however in the event such balance sheet is not provided to Purchaser by the date that is 45 days after the Closing Date, the Purchase Price shall be reduced by $100,000 which Purchaser may obtain from the Escrow Deposit. “Tangible Net Assets” shall mean all of Company’s Current Assets, plus 50% of the book value of Net Property Plant and Equipment, plus all other tangible assets less Total Liabilities (all as reflected on the Closing Date Balance Sheet).  The calculation of Tangible Net Assets shall not include the value of any intangible assets and shall be made in accordance with GAAP. Schedule 4.6(a) shall contain an example of the calculation of the Tangible Net Assets based on the Company’s balance sheet dated April 30, 2007.

(b)   The Company does not have any liability, loss, cost, or expense, whether fixed or contingent, except for (i) liabilities appearing on, or accrued or reserved against in, the Financial Statements, and (ii) liabilities which have arisen after April 30, 2007 (the “Financial Date”) in the ordinary course of business consistent with past practice and which are immaterial in amount, none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law.

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4.7   Absence of Changes or Events.  Since the Financial Date, the Company has conducted its business only in the ordinary course consistent with past practice and there has not been:

(a)   Any Material Adverse Effect (as such term is defined below) affecting the Company or, to Seller’s knowledge, any occurrence, change, event, circumstance, or combination thereof which could be expected to result in any such Material Adverse Effect;

(b)   Any transaction relating to or involving the Company, its business or the Assets (as such term is defined below) which was entered into or carried out by the Company other than in the ordinary course of business consistent with past practice and other than the transactions contemplated by this Agreement;

(c)   Any material change made by Seller or the Company in the method of operating the Company’s business or in any of the accounting principles, practices or methods of the Company, except as required by GAAP;

(d)   Any Encumbrance imposed or agreed to be imposed on or with respect to the Company, its business, the Shares or the Assets;

(e)   Any sale, lease, license, transfer or disposition of, or any agreement to sell, lease, license, transfer or dispose of any of the Assets (including any Proprietary Rights of the Company), other than in the ordinary course of business and consistent with prior practice;

(f)    Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any contract, agreement, license, or other instrument to which the Company or Seller is a party and relating to or affecting the Company’s business, the Shares, the Assets or any of the Transactions (as such term is defined below), other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business and consistent with past practice;

(g)   Any increase in or modification of the compensation or benefits payable or to become payable to any director, officer, employee or consultant of or to the Company, or any adoption, modification or termination of any Company Benefit Plan (except as required by law or this Agreement);

(h)   Any loss or threat of loss of any of the suppliers (including suppliers of services), customers or key employees of the Company, or any Material Adverse Change (or to the knowledge of Seller, any threat of a Material Adverse Change) in the relations of the Company with any of the suppliers (including suppliers of services), customers or key employees of the Company;

(i)    Any waiver by Seller or the Company of any right of substantial value relating to the Shares or the Company;

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(j)    Any delay in payment of any accounts payable by the Company outside the ordinary course of business consistent with past practice; or

(k)   Any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or any redemption or repurchase of any such capital stock, or, any other payment by the Company of any kind to any stockholder or any Affiliate (as such term is defined below) or relative of any stockholder of the Company (other than salary or other employment related expenses in the ordinary course of business consistent with past practice).

As used herein, “Affiliate,” as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, the first Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.  As used herein, “Material Adverse Effect” means one or more events, occurrences or effects (whether or not covered by insurance) which, individually or in the aggregate, result in a material adverse effect on or change in (1) the business, operations, assets, rights, liabilities, obligations, condition (financial or otherwise), results of operations or prospects of the Company, or (2) the ability of the Company to timely (A) perform any of its obligations hereunder, or (B) consummate any of the transactions contemplated hereby (the “Transactions”).

4.8   No Subsidiaries.  The Company does not presently own or control, directly or indirectly, beneficially or of record, any interest in any other corporation, limited liability company, partnership, association or other Person, or any right to acquire any such interest, nor has the Company ever held such interest or had any such right to acquire any such interest.  The Company is not a participant in any joint venture, partnership or similar arrangement, nor has the Company ever been a participant in any such arrangement.

4.9   Taxes.

(a)   For the purposes of this Agreement:  “Tax” means any federal, state, county, local or foreign tax, charge, fee, levy, or other assessment, including any net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding tax or charge imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or addition to any such tax and any expense incurred in connection with the determination, settlement or litigation of any tax liability; and “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b)   All Tax Returns that were required to be filed with respect to the Company have been accurately prepared and timely filed.  All such Tax Returns are true, correct, and complete in all respects and such Tax Returns contain all disclosures and other items

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required to avoid additional Taxes or penalties or interest or other adverse Tax consequences.  The Company has at all times complied with applicable laws pertaining to Taxes, including, without limitation, all applicable laws relating to record retention.

(c)   The Company has timely paid all Taxes that have become due or payable (without regard to whether or not such Taxes are shown on any Tax Return) and the Taxes with respect to all periods prior to the Closing Date (including all Taxes that have accrued but are not yet due or payable) will not exceed the provision for Taxes provided in the Interim Financial Statements.

(d)   To the knowledge of Seller, no claim has been made by any Taxing authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax by that jurisdiction.  No extensions or waivers of statutes of limitations with respect to any Tax Returns have been given by or requested from the Company.

(e)   The Company is not a party to any action, proceeding or audit relating to Taxes by any Taxing authority for which the Company or Purchaser could be held liable.  There is no pending and, to the knowledge of Seller, threatened, action, proceeding or audit by any Taxing authority.  All deficiencies asserted or assessments made against the Company as a result of any examinations by any Taxing authority have been fully paid.  No issue has been raised in any such examination, audit, or other proceeding, which by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency in Taxes of the Company.

(f)    There is no Encumbrance for any Taxes (other than for current Taxes not yet due and payable) upon any asset of the Company.

(g)   The Company is not a party to or bound by any closing agreement, offer in compromise, or other agreement with any Taxing authority that could affect Taxes for which the Company or Purchaser might be liable.

(h)   The Company has not been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the “Code”), or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes.

(i)    The Company is not a party to any plan, contract, agreement or other commitment that has resulted or would result, separately or in the aggregate, in connection with this Agreement, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

(j)    Section 4.9(j) of the Disclosure Schedule sets forth (i) all foreign jurisdictions in which the Company is subject to Tax, is engaged in business or has a permanent establishment, and (ii) all elections pursuant to Treas. Reg. § 301.7701-3 that have been made by business entities in which the Company owns an equity interest.

(k)   The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

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(l)    The Company has delivered to Purchaser true, correct and complete copies of all federal and state income and franchise tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.  All elections with respect to taxes affecting the Company are set forth on Section 4.9(l) of the Disclosure Schedule.

4.10 Assets and Properties.

(a)   The Assets constitute all the material assets necessary for the operation of the business of the Company as currently conducted and as proposed to be conducted.  The Company has good, valid and marketable title to all of the Assets (real and personal, tangible and intangible), in each case free and clear of any and all Encumbrances.  All personal property included in the Assets is in good operating condition, subject only to ordinary wear and tear, and is adequate and suitable for the uses to which such Assets are currently being put.  Neither Seller nor the Company nor any of their Affiliates, employees, officers, contractors, agents or representatives has directly or indirectly established, maintained or obtained any fund or asset (including any Asset) of the Company that has not been accurately recorded in the books and records of the Company.  As used herein, “Assets” means:  (a) the assets identified on Section 4.10(a) of the Disclosure Schedule or otherwise reflected in the balance sheet included in the Interim Financial Statements and (b) the Proprietary Rights (as such term is defined below) of the Company, whether or not identified on Schedule 4.10(a) of the Disclosure Schedule or reflected in the balance sheet included in the Interim Financial Statements.

(b)   The Company does not own any real property.  Section 4.10(b) of the Disclosure Schedule sets forth a list of each lease for real property to which the Company is a party or which covers any premises at which the Company operates its business or maintains any of the Assets (each, a “Real Property Lease”).  The Company has a valid leasehold interest in each of the real property interests that is the subject of any of the Real Property Leases.  To the knowledge of Seller, all of the buildings, fixtures and other improvements to which any of the Real Property Leases relates are in good operating condition and repair, subject to ordinary wear and tear, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

4.11 Books and Records.  The books of account and other financial records of the Company, all of which have been made available to Purchaser, are true, correct and complete and represent actual, bona fide transactions.  The minute books of the Company, all of which have been made available to Purchaser, contain accurate and complete records of all meetings held of, and corporate action taken by, the sole stockholder of the Company, the board of directors of the Company and committees of the board of directors of the Company, and no meeting or action of any such stockholder, board of directors or committee has been held or taken for which minutes or a written consent in lieu thereof have not been prepared or are not contained in such minute books.

4.12 Accounts Receivable.  The accounts receivable of the Company, including those set forth in any of the Financial Statements:  (a) arose in the ordinary course of business; and (b) except to the extent of any reserve for doubtful accounts stated in the Financial Statements, have been collected in the book amounts thereof or are fully collectible in the ordinary course of business consistent with past practice in the book amounts thereof.  None of such accounts

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receivable are or, to Seller’s knowledge, will be, subject to any claim of offset, recoupment, setoff or counter-claim, and Seller has no knowledge of any specific fact or circumstance that could be expected to give rise to any such claim.  No amount of such accounts receivable are or will be contingent upon the performance by the Company of any obligation or contract.  The values at which accounts receivable are carried reflect the accounts receivable valuation policy of the Company which is consistent with its past practice and in accordance with GAAP applied on a consistent basis.  Section 4.12 of the Disclosure Schedule sets forth a list of all accounts receivable of the Company as of the Financial Date, together with an aging of such accounts receivable as of the Financial Date, both in the aggregate and by customer (0-30 days, 31-90 days and greater than 90 days).

4.13 Transactions with Interested Persons.  Neither any employee, officer, director or stockholder of the Company, nor any member of the family of any of the foregoing, nor any Affiliate of any of the foregoing, is indebted to the Company.  The Company is not indebted (or committed to make loans or extend or guarantee credit) to any of its employees, officers, directors, stockholders, Affiliates, or any of the family members of any of the foregoing.  To Seller’s knowledge, none of such Persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, directors or stockholders of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company.  Neither any officer, director or stockholder of the Company nor any member of the family of any of such person is directly or indirectly interested in any Contract (as such term is defined below) with the Company.

4.14 Proprietary Rights.

(a)   For purposes of this Agreement, “Proprietary Rights” means all:  (i) patents, patent applications, patent disclosures and inventions; (ii) trademarks, service marks, trade dress, trade names, logos and corporate names, and registrations and applications for registration of any of the foregoing falling within this clause (ii), together will all of the goodwill associated with anything falling within this clause (ii); (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) Software; (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, methodologies, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, customer lists and information, and supplier lists and information); (vii) Internet domain names and rights pertaining thereto, (viii) other intellectual property or proprietary rights; and (ix) copies and tangible embodiments of anything falling within any of the foregoing, in whatever form or medium.  For the purposes of this Agreement, “Software” means all (A) computer programs, including any and all software implementations of algorithms, heuristics, models and methodologies, whether in source code or object code, (B) databases, conversions, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (D) testing,

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validation, verification and quality assurance materials relating to any of the foregoing, (E) documentation, including user manuals, web materials and architectural and design specifications and training materials, relating to any of the foregoing, (F) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing, and (G) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing.

(b)   Section 4.14(b) of the Disclosure Schedule contains a complete and accurate list of all (i) patented or registered Proprietary Rights owned or used by the Company, (ii) pending patent applications and applications for registrations of other Proprietary Rights filed by the Company and (iii) unregistered trademarks, service marks, trade dress, trade names, logos and corporate names owned or used by the Company.  Section 4.14(b) of the Disclosure Schedule also contains a complete and accurate list of each license and other right granted by the Company to any third party with respect to any Proprietary Rights and of each license and other right granted by any third party to the Company with respect to any Proprietary Rights, in each case identifying the subject Proprietary Rights but not including licenses arising from the purchase of “off the shelf” or other standard mass-sold products.  The Company owns all right, title and interest in and to all of the Proprietary Rights listed on the Disclosure Schedule free and clear of all Encumbrances.  The Company owns all right, title and interest to, or has the right to use pursuant to a valid license, all Proprietary Rights necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted, free and clear of all Encumbrances.  The Company has taken all necessary and desirable actions to maintain and protect the Proprietary Rights that it owns.  To Seller’s knowledge, the owners of any Proprietary Rights licensed to the Company have taken all necessary and desirable actions to maintain and protect the Proprietary Rights that are subject to such licenses.  The transactions contemplated by this Agreement shall have no adverse effect on the Company’s right, title and interest in and to the Proprietary Rights listed on the Disclosure Schedule.

(c)   There have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of the Proprietary Rights owned or licensed to the Company, and to Seller’s knowledge, there are no valid grounds for the same.  The Company has not received any notices of, and Seller has no knowledge of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights (including any demand or request that the Company license any rights from a third party).  The conduct of the Company’s business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any of the Proprietary Rights of any other Person, nor would any future conduct of the business of the Company as presently contemplated infringe, misappropriate or conflict with any of the Proprietary Rights of any other Person.  The Proprietary Rights owned by or licensed to the Company have not been infringed, misappropriated or conflicted by any other Person.

(d)   None of the Company’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her reasonable efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted and as presently proposed to be conducted.  Neither the execution of this Agreement nor the transactions contemplated by this

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Agreement nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

(e)   The Company has taken reasonable measures and precautions necessary to protect, preserve and maintain the confidentiality and secrecy of all trade secrets and other confidential information material to its business.  The Company has:  (i) maintained the security of its facilities and systems so that confidential information and trade secrets are not available to Persons who are not authorized to have access; (ii) policed the use of such information; and (iii) taken appropriate action to address any misuse, or compromise of the confidentiality of such information.  The Company has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than employees of the Company which need such information in the course of their employment) has or has had access to or has or has had any rights with respect to, trade secrets and other confidential information material to the Company, other than instances where such trade secrets, confidential information and source code has been disclosed subject to an agreement with such Person pursuant to which such Person is required to maintain and has not breached the confidentiality thereof.  Without limiting in any way the generality of the foregoing, the Company has, and at all times had, a policy of (A) requiring each employee of or independent contractor to the Company to execute and deliver a written agreement with the Company protecting its Proprietary Rights and preventing the disclosure of such Proprietary Rights, and (B) marking confidential or trade secret materials as such.  The Company substantially complies, and has substantially complied, with such policy.

(f)    No Proprietary Rights of the Company, including any Software of the Company, is, in whole or in part, subject to the provisions of any open source, quasi-open source or other source code license agreement that (i) requires the distribution of source code in connection with the distribution of the licensed software in object code form; (ii) prohibits or limits the Company from charging a fee or receiving consideration in connection with sublicensing or distributing such licensed software (whether in source code or object code form); or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer such software by its terms and not by operation of law.

(g)   No Proprietary Rights of the Company, incorporated into or used in conjunction with any product, system, program or Software that is or was used in or that relates to the assets of the Company contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

(h)   The Company has taken all reasonable actions customary in the United States software industry to document any Software and its operation that is part of the Company’s Proprietary Rights, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that

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they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

(i)    The existing and currently developed and marketed software of the Company perform the functions described in (i) any agreed specifications or end user documentation, provided to customers or potential customers of the Company, and (ii) any contracts that such customers or potential customers relied or reasonably could be expected to rely upon when licensing or otherwise acquiring any such software, in each case, subject to subsequent changes expressly requested by the customer, and neither Seller nor the Company has received any notice or complaints alleging that any such software does not perform as so described.

(j)    Without limiting any other provision of this Agreement, the methodologies, protocols, practices, processes, know-how, concepts, ideas, data, trade secrets and other Proprietary Rights pertaining to the Company’s patient classification, acuity, staffing, productivity management, audit, cost and pricing consulting and related services are wholly and exclusively owned by the Company, and neither Seller nor any of the Company’s current or former officers, directors, employees or independent contractors has any right, title or interest therein.  The Company has taken all reasonable actions to document such methodologies, protocols, practices, processes, know-how, concepts, ideas, data, trade secrets and other Proprietary Rights pertaining to such consulting and related services, and such documentation has been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by Purchaser or other reasonably competent Persons.

(k)   Without limiting any other provision of this Agreement, the Company Software are wholly and exclusively owned by the Company, and neither Seller nor any of the Company’s current or former officers, directors, employees or independent contractors has any right, title or interest therein.  As used herein, “Company Software” means (i) the Software listed in Section 4.14(k) of the Disclosure Schedule, (ii) all other Software licensed by the Company to any of its customers, (iii) all Software related to any of the foregoing, and (iv) all Proprietary Rights therein.

4.15 Contracts and Commitments.

(a)   Section 4.15 of the Disclosure Schedule contains a list (and where oral, a summary description) of:

(i)            All material contracts, commitments, agreements, leases, licenses, undertakings and other arrangements to which the Company is a party, or by which the Company, its business, the Shares, or the Assets are bound or affected or which affect the consummation of the transactions contemplated hereby.  Any contract, commitment, agreement, lease, license, undertaking or other arrangement shall be considered “material” for purposes of this Section 4.15(a)(i) if it is or was (i) entered into outside the ordinary course of business consistent with past practice, or (ii) entered into in the ordinary course of business consistent with past practice and involves in excess of Ten Thousand Dollars ($10,000);

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(ii)           Any contract or agreement that is or relates to any of the Real Property Leases;

(iii)          All employment agreements, consulting agreements, executive compensation plans, and retirement plans, affecting any persons employed or retained by the Company;

(iv)          Any contract or agreement, unless disclosed elsewhere, which by its terms does not terminate or is not terminable without penalty to the Company within one hundred eighty (180) days after the date hereof;

(v)           Any agreement containing covenants limiting the freedom of the Company or any of its officers, directors, employees or stockholders to compete in any line of business or in any geographic location or to use or disclose any information in its possession;

(vi)          Any license agreement (as licensor or licensee) other than licenses for the use of off-the-shelf software programs;

(vii)         Any agreement for the development of Software, including any components of Company Software

(viii)        Any joint venture, joint development or partnership agreement or similar agreement or arrangement;

(ix)           Any agreement of indemnification or guaranty;

(x)            Any agreement with any of the Company’s current or former officers, directors, employees or stockholders, including employee policies of the Company (including any severance pay or change in control agreement or policy of the Company to provide such payments, and whether such payments are payable upon a termination that is voluntary or non-voluntary);

(xi)           Any agreement under which any Person has any direct or indirect pecuniary interest in the Company or any of its material assets;

(xii)          Any agreement required to be disclosed as an exception to the representations set forth in Section 4.15(b) below; and

(xiii)         Any agreement or contract between the Company and any of its customers.

(b)   The contracts required to be listed or described on Section 4.15(a) of the Disclosure Schedule are referred to in this Agreement as the “Contracts.”  Seller has delivered to Purchaser a true, correct and complete copy of all written Contracts (and where oral, a written summary description of such oral Contracts).  To Seller’s knowledge, (i) each of the Contracts is in full force and effect and has not been amended, modified or assigned, and all payments and other amounts required to be paid by Seller or the Company under each of the Contracts, which

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have become due, have been paid, (ii) there exists no default under any of the Contracts, and no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further condition could be expected to become a default under any of the Contracts, (iii) no waiver or indulgence has been granted by Seller or by the Company to any other party under any of the Contracts, and (iv) none of the Contracts requires the consent of any party.  The transfer of the Shares to Purchaser pursuant to this Agreement will not be deemed an assignment under any of the Contracts for which consent is required, and the transfer of the Shares to Purchaser hereunder will not affect the validity or enforceability of any Contract or cause any change in the substantive terms thereof.

4.16 Litigation.  There is no Proceeding pending or threatened against Seller or the Company with respect to the Company, its business or activities, any of the Assets or the Shares.  Neither Seller nor the Company has been charged with nor is in violation of, or in default with respect to, (i) any judgment, order, or decree with respect to the Company, its business or activities, any of the Assets or the Shares, or (ii) any law, rule or regulation of, or any return or report required to be filed with any Governmental Authority with respect to the Company, its business or activities, any of the Assets or the Shares.  Seller has no knowledge of any condition, occurrence, event, circumstance or other state of facts upon which might reasonably be predicated any Proceeding adverse to the Company, its business or activities, any of the Assets, the Shares or the consummation of any of the transactions contemplated by this Agreement.  There is no Proceeding pending or threatened by the Company against any other Person.  As used herein, “Proceeding” means any claim, charge, complaint, lawsuit, legal action, decree, judgment, order, settlement agreement, arbitration, proceeding or investigation (governmental or otherwise).

4.17 Insurance.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties or assets that might be damaged or destroyed.  The Company has in full force and effect comprehensive general liability and errors and omissions insurance policies in amounts customary for companies similarly situated, each of which policies has commercially reasonable terms and provisions.  Each of the Company’s insurance policies (a) is listed and summarized on Section 4.17 of the Disclosure Schedule and (b) shall remain binding and in full force and effect through the Closing Date and otherwise in accordance with their respective provisions.  Section 4.17 of the Disclosure Schedule includes (i) a list of all claims made by or against the Company or any other Person employed by or contracted with the Company (whether currently or in the past), under any insurance policy maintained with respect to the Company during any part of the last ten (10) years, including for each such claim the name of the insuring entity, the policy number, the amount of insurance coverage, any applicable deductible, the nature and amount of the claim, and the resolution and status of the claim, and (ii) a list of all liability insurance coverage maintained with respect to the Company during any part of the last ten (10) years, including, for each applicable policy, the name of the insuring entity and the applicable policy number as well as the amount of insurance coverage, the premiums and deductible therefor.  Seller has no knowledge that any of the insurance policies listed on Section 4.17 of the Disclosure Schedule will not be renewed (upon the same terms and conditions as are currently in effect) upon the expiration thereof.  Neither Seller nor the Company has been refused any insurance by an insurance carrier during the past ten (10) years, nor has any insurance policy been cancelled with respect to the Company, its business or the

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Assets.  All premiums due and payable under such insurance policies have been paid, and each of the Company and Seller is otherwise in full compliance in all material respects with the terms of such policies.  Seller has made available to Purchaser true and complete copies of all insurance policies listed on Section 4.17 of the Disclosure Schedule.

4.18 Compliance with Laws.  The Company holds all permits, licenses, certificates, registrations, exemptions and approvals of all Governmental Authorities which are used in or necessary for the business and operations of the Company as currently conducted (the “Company Permits”).  The Company has materially complied with:  (a) to the knowledge of the Seller, all laws, ordinances, rules, regulations and orders applicable to the Company, its business, the Shares, the Assets or any of the Transactions or which might subject Purchaser to liability; and (b) the terms of the Company Permits.  Neither Seller nor the Company has received any notice or communication from or on behalf of any Governmental Authority alleging any violation of any Company Permit or that the Company requires any Company Permit required for its business that currently is not held by it.  Seller has, to the extent necessary or appropriate for the transfer of the Shares contemplated by this Agreement, obtained all governmental permits or licenses, if any, required in connection with such transfer.

4.19 Environmental Matters.  The Company is (and, at all times, has been), and the operation of the Company’s business is (and at all times has been), in material compliance with any and all applicable Environmental Laws (as defined below), orders and directives of any Governmental Authority having jurisdiction under such Environmental Laws.  Any real property that the Company owns or has owned, leases or has leased, or otherwise occupies or uses or has occupied or used (the “Premises”) are (and, at all times, have been) in material compliance with any and all applicable Environmental Laws (as defined below), orders and directives of any Governmental Authority having jurisdiction under such Environmental Laws.  The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any Person arising out of the ownership or occupation of any of the Premises, or the conduct of Company’s operations, and neither Seller nor the Company has any knowledge of any basis therefor.  No material expenditures by the Company have been required in order to comply with any Environmental Laws.  To the knowledge of Seller, there has been no Reportable Release of Hazardous Materials at, from or onto the Premises or, to the knowledge of Seller, at, from or onto any real property adjacent to the Premises.  As used herein:  “Environmental Laws” shall mean any and all federal, state, local or foreign laws, ordinances, rules, regulations, permits and authorizations pertaining to the protection of human health or the environment; “Hazardous Materials” means any chemical, pollutant, contaminant, waste, toxic substance, hazardous substance, hazardous waste, radioactive material, asbestos, genetically modified organism, or petroleum or petroleum product, as any such category is defined or otherwise described in any applicable Environmental Law; and “Reportable Release” means any release of Hazardous Materials that is required under any applicable Environmental Law to be reported to any Governmental Authority or other Person.

4.20 Employees.

(a)   No director, officer, employee or consultant of the Company (each, a “Service Provider”) is or will be subject to any contracts, written or unwritten, that specify a

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particular employment or service term or a minimum or committed level of compensation, or limit the Company’s right to terminate the employment or service relationship of such Service Provider with the Company.  The Company does not and will not have any contractual obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such Service Providers any severance or termination benefits in connection with their termination of employment or service.  Except as specifically contemplated by this Agreement or any of the Ancillary Documents, to Seller’s knowledge, none of the Service Providers has a present intention to terminate his, her or its employment or service with Company, whether before, at or after the Closing.  Neither Seller nor the Company has a present intention to terminate the employment or service of any of the Service Providers.  Section 4.20(a) of the Disclosure Schedule sets forth a full and complete list of all Service Providers as of a date as close to the date of this Agreement as is practicable, which schedule sets forth for each Service Provider his or her name and job title, and the total amount of base salary, and any bonus, commissions or other compensation payable thereto.

(b)   The Company is and always has been in compliance with all applicable foreign, federal, state and local laws, rules and regulations relating to employees and the employment of labor, including provisions thereof relating to employment practices, terms and conditions of employment, employee safety and health, employees wages and hours, collective bargaining or equal opportunity.  The Company:  (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees; (ii) is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There is no Proceeding pending, threatened or reasonably anticipated against or involving the Company or any of its employees relating to any current or former employee of the Company, and there are no facts or circumstances known to Seller or the Company that would support a claim by any current or former employee against the Company arising in connection with employment or termination of employment.  There is no Proceeding pending, threatened or reasonably anticipated against or involving the Company or any Company trustee under any worker’s compensation policy.  No termination of any of the Company’s employees will result in any liability to the Company.  Section 4.20(b) of the Disclosure Schedule lists all liabilities of Company to any employee that result from the termination by the Purchaser or Company of such employee’s employment or provision of services, a change of control of Company, or a combination thereof.  The Company has no direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee or of any person as an exempt employee rather than as a non-exempt employee, or with respect to any employee leased from another employer.

(c)   No work stoppage or labor strike against Company is pending, threatened, or reasonably anticipated.  Neither Seller nor the Company has any knowledge of any activities or proceedings of any labor union to organize any employees.  There is no Proceeding pending, threatened or reasonably anticipated relating to any labor matters involving any employee, including any Proceeding involving Seller or the Company before the National Labor

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Relations Board, the Occupational Safety & Health Administration (OSHA), the Equal Employment Opportunity Commission (EEOC) or any other Governmental Authority, and there are no facts or circumstances known to Seller or the Company that would support any such Proceeding.  The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act.

4.21 Certain Employee Benefit Plan and Related Matters.

(a)   “COBRA”  means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations issued thereunder.  “DOL” means the United States Department of Labor.  “Company Benefit Plan(s)” means each of the following which is sponsored, maintained or contributed to by the Company for the benefit of the current or former employees, officers or directors of the Company, or has been so sponsored, maintained or contributed to by the Company prior to the Closing Date:  (i) each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA); and (ii) each stock option plan, bonus plan or arrangement, incentive award plan or arrangement, change in control or severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, or supplemental income arrangement, and each other employee benefit plan, program, policy, contract, agreement, arrangement, or practice which is not described in clause (i) of this sentence.  “Employee” means any current, former or retired employee, consultant or director of the Company or any ERISA Affiliate.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder (or any successor thereto).  “ERISA Affiliate” means any person, entity, trade or business, whether or not incorporated, under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.  “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations issued thereunder. “IRS” means the United States Internal Revenue Service.  “PBGC” means the Pension Benefits Guaranty Corporation.

(b)   Section 4.21(b) of the Disclosure Schedule contains an accurate and complete list of all Company Benefit Plans.  The Company does not have any plan or commitment to establish, adopt, or modify (except to the extent required by applicable law) any Company Benefit Plan.

(c)   With respect to each Company Benefit Plan, Seller has delivered (or has caused to be delivered) to Purchaser true, complete and correct copies of:  (i) all documents embodying each Company Benefit Plan including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each such Company Benefit Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Benefit Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Benefit Plan; (iv) if a Company Benefit Plan is funded, the most recent annual and periodic accounting of each such Company Benefit Plan’s assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to

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each Company Benefit Plan; (vi) all IRS determination, opinion, notification and advisory letters, as applicable, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material communications relating to any Company Benefit Plan and any proposed Company Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which could have a Material Adverse Effect; (viii) all correspondence to or from any governmental agency relating to any Company Benefit Plan, including (without limitation) top-hat notices filed with the DOL and filings with the PBGC; (ix) all COBRA and HIPAA policies, and template forms and notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Benefit Plan; and (xii) collective bargaining agreements, memorandum of understandings or other such contracts (including all addendums, amendments and related correspondence thereto).

(d)   Neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to or has ever established, sponsored, maintained, contributed to, or incurred an obligation to contribute or incurred any liability (contingent or otherwise) with respect to any “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) that is an “employee benefit pension plan” (as such term is defined in Section 3(2) of ERISA) or to any such employee benefit pension plan that is subject to Title IV of ERISA or Section 412 of the Code.

(e)   With respect to each Company Benefit Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA), the following is true and correct as of the Closing Date:  (i) each such welfare plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no voluntary employees’ beneficiary association within the meaning of Sections 501(c)(9) and 505 of the Code maintained with respect to any such welfare plan; (iii) no such welfare plan is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; (iv) each such welfare plan which is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code and Section 607(1) of ERISA) complies and has complied with the applicable requirements of COBRA, and the applicable provisions of the Social Security Act and state law; (v) except as required by COBRA (or such similar state law), no welfare plan (other than life insurance) is offered or made available to any former or retired Employee of the Company; and (vi) neither the Company nor any ERISA Affiliate, nor any welfare plan has, prior to the Closing Date, violated any of the requirements of HIPAA (or any similar provisions of state law) applicable to its former or current employees.

(f)    (i) the Company has performed in all respects all obligations required to be performed by it under any Company Benefit Plan, is not in default or violation of any Company Benefit Plan, and neither Seller nor the Company has any knowledge of any default or violation of any Company Benefit Plan by any party thereto, and each Company Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) each Company Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to be tax-exempt under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter, as applicable, from the IRS with respect to each such Company Benefit Plan as to its tax-qualified

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status (and the related tax-exempt status of the accompanying trust) under the Code, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the tax-qualified status of each such Company Benefit Plan (and the related tax-exempt status of the accompanying trust); (iii) no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Benefit Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Seller, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Benefit Plan or against the assets of any Company Benefit Plan; (v) each Company Benefit Plan (other than any stock option plan) (including any Company Benefit Plan covering Employees of the Company or any ERISA Affiliate) can be amended, terminated or otherwise discontinued by the Company, any ERISA Affiliate or Purchaser on or after the Closing Date, without liability to the Company, any ERISA Affiliate or Purchaser (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Seller, the Company or any ERISA Affiliate, threatened by the IRS or DOL with respect to any Company Benefit Plan; (vii) neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Benefit Plan under Section 502 of ERISA or Sections 4975 through 4980 of the Code; (viii) all contributions and premiums required as of the Closing Date have been made or accounted for on the Company’s financial statements; and (ix) the financial statements of the Company reflect all employee liabilities arising under each Company Benefit Plan in a manner satisfying the applicable requirements of Statement of Financial Accounting Standards Nos. 87, 88, 106, 112, 123, and 132.

(g)   Neither Company nor any ERISA Affiliate sponsors, maintains or contributes to, or has ever established, sponsored, maintained, contributed to, or incurred an obligation to contribute or incurred any liability (contingent or otherwise) with respect to any Company Benefit Plan that is subject to Section 409A of the Code.

(h)   Neither the execution and delivery of this Agreement nor the consummation of any of the Transactions will:  (i) require the Company to make a larger contribution to, or pay greater benefits or provide other rights under, any Company Benefit Plan, contract, agreement or other commitment than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered; or (ii) create or give rise to any additional vested rights or service credits under any Company Benefit Plan, any contract, agreement, commitment or otherwise.  The Company is not a party to any contract, agreement or other commitment, nor has the Company established any other policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

(i)    In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made under any contract, agreement or other commitment that could result in the payment of any “excess parachute payments” within the

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meaning of Section 280G of the Code or the imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

(j)    Each employee has been correctly classified for purposes of each Company Benefit Plan as an eligible or ineligible employee and any retroactive re-classification will not affect any employee’s benefit under any Company Benefit Plan.

(k)   Neither the Company, nor any ERISA Affiliate has now, or has it ever had, the obligation to maintain, establish, sponsor, participate in, or contribute to, whether informally or formally, any Company Benefit Plan for the benefit of Employees who perform services outside the United States.

4.22 Warranties.  Seller or the Company has delivered to Purchaser true, correct and complete copies of all written warranties that are in effect with respect to the Company’s products or services, including those pertaining to the Company Software.  There has not been any material deviation from any of those warranties and none of the Company’s employees or agents (i) is or was authorized to undertake any obligation to any customer or to any other third party which expands or expanded any such warranty, or (ii) has made any oral warranty with respect to any of the Company’s products or services.  Section 4.22 of the Disclosure Schedule sets forth (a) a list of all Warranty Claims currently made or threatened against the Company, and (b) Seller’s reasonable, good faith estimate (after investigation and consultation with the Company) of the aggregate liability of the Company in respect of such Warranty Claims.  As used herein, “Warranty Claim” means any claim based upon any theory of product liability, strict liability, negligence, misrepresentation, product defect, breach of warranty (express or implied), and any other similar claims that relates to any product or service of the Company, including any of the Company Software.

4.23 Brokers’ and Finders’ Fees.  Neither Seller nor the Company is obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby.

4.24 Indebtedness.  Section 4.24 of the Disclosure Schedule sets forth a list of all agreements and other instruments under which the Company is indebted for borrowed money or the deferred purchase price for property.  Neither Seller nor the Company is in default under any of such agreements or other instruments, nor has Seller knowledge of any event that, with the passage of time, or notice, or both, would result in an event of default thereunder.  The Company is not indebted in any way to Seller or any of its Affiliates, officers, directors, employees or stockholders.

4.25 Customers.  Section 4.25 of the Disclosure Schedule sets forth a true, correct and complete list of all present and past customers of the Company, showing for each such customer the sales during the year ended December 31, 2006 and sales for the four (4) month period ended April 30, 2007 (the “Customer Sales List”).  Within the last five (5) years, the Company has not received from any customer any notice or threat of termination, or any notice or assertion of material breach, misrepresentation, breach of warranty, software defects, design errors or

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malfunctions, or other failures of the Company to deliver upon any of its promises or legal or contractual obligations.

4.26 Disclosure.  Neither this Agreement (including the Disclosure Schedule) nor any other statement or certificate made or delivered in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were or will be made.  The descriptions set forth in the Disclosure Schedule are accurate descriptions of the matters disclosed therein.

5.             Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller and the Company that the statements contained in this Section 5 are true and correct as of the date of execution of this Agreement and as of the Closing Date.

5.1   Organization and Authority.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement, the Ancillary Documents, and any related agreements and to carry out the transactions contemplated by this Agreement and any related agreements.

5.2   Authorization; No Conflicts; Binding Obligation.  The execution, delivery and performance of this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby, and all other documents and agreements of Purchaser delivered or to be delivered pursuant hereto and thereto:  (a) have been duly authorized by all necessary corporate action on the part of Purchaser, and (b) will not result in any conflict with, or breach or violation of, or default under, the operating agreement of Purchaser, or any judgment, order, decree, mortgage, agreement, deed of trust, indenture or other instrument to which Purchaser is a party or by which it is bound, or any statute or regulation applicable to Purchaser.  Without limiting in any way the generality of the foregoing sentence, the approval of Purchaser’s board of directors was unanimously given in all respects.   This Agreement has been duly executed and delivered on behalf of Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

5.3   Consents.  No consent or approval of any Person, including any Governmental Authority or third party, and no approval, order, license, permit, franchise, declaration or filing of any nature, is required as a result of or in connection with Purchaser’s execution, delivery and performance of its obligations under this Agreement.

5.4   Finder’s Fee.  Purchaser has not incurred or become liable for any broker’s commissions or finder’s fee relating to or in connection with the transactions contemplated by this Agreement, or otherwise dealt with any brokers or finders in connection herewith.

5.5   Litigation.  There are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Purchaser that question the validity of this Agreement or any action taken or to be taken in connection herewith.

5.6   Projections.  Purchaser is an informed and sophisticated purchaser experienced in the evaluation and purchase of businesses.  Without in any way limiting the representations and

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warranties of Seller or the indemnification obligations of Seller under this Agreement, Purchaser acknowledges that Seller makes no guaranties that any projections, estimates or budgets delivered to or made available to Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company will in fact become true, however, Seller does represent that such projections, estimates and budgets at the time submitted to Purchaser were determined in good faith by Seller.

5.7   Availability of Funds.  At the Closing, Purchaser shall have sufficient cash to enable it to satisfy its obligations hereunder.

6.             Understandings and Covenants.

6.1   Mutual Cooperation.  The parties hereto will cooperate with each other to obtain as promptly as possible all consents, authorizations, orders or approvals of any third party, including any Governmental Authority or any other Person, required in connection with the transactions contemplated by this Agreement.  The parties hereto will coordinate and cooperate with one another in exchanging such information and reasonable assistance as the other may request in connection with all of the foregoing.  Each of the parties shall also use reasonable best efforts to cause its conditions to Closing as set forth in Section 7 to be satisfied as soon as reasonably possible.

6.2   Pending Closing.  Seller hereby covenants and agrees with Purchaser that, during the period commencing with the date hereof and ending on the Closing Date (or, if earlier, the date of termination of this Agreement), Seller and the Company shall comply with, and Seller shall cause the Company to comply with, each of the following:

(a)   Operation of the Business.  Seller and the Company shall use their reasonable best efforts to preserve intact the Company’s business organization, to retain the services of the Company’s present employees and consultants and keep them available to Purchaser, and to preserve the Company’s business relationships with its customers, suppliers and others, all so as to retain the goodwill of the Company’s business and to not materially impair the working capital of the Company.  The Company shall carry on its business in the ordinary course in substantially the same manner as conducted on and immediately prior to the date of this Agreement, except as may be approved in writing by Purchaser (and the Company’s efforts shall include reasonable efforts to obtain any consents or approvals necessary for the consummation of the Transactions).  In furtherance of this covenant, the Company shall:

(i)            Refrain from (A) granting any increase in the salary or other compensation of any employee, agent or consultant, (B) entering into or amending any employment agreement or agreement with any officer, director, stockholder, employee or consultant of the Company, or (C) entering into or amending any plan for the benefit of any officer, directors, stockholders, employees or consultants of the Company or (D) adopting, modifying or terminating any Company Benefit Plan (except as required by law or pursuant to Section 6.11 below), in all cases other than in the ordinary course of business or pursuant to a promotion consistent with past practice;

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(ii)           Refrain from (A) modifying, amending or terminating any material agreement of the Company, (B) doing any act or omitting to do any act which would cause (or could be expected to cause) a breach of any material agreement or (C) assigning any agreement, contract, lease or commitment (or any right or obligation thereunder) to any third party;

(iii)          Refrain from selling, leasing, conveying or transferring to any third party any of the assets of the Company (or agreeing to do any of the foregoing) other than in the ordinary course of business consistent with past practice;

(iv)          Not change any of its methods or practices of pricing products or services, invoicing or billing customers, collecting accounts receivable, incurring expenses, paying accrued expenses or trade payables, repairing and maintaining personal property, maintaining inventory levels, and shall refrain from offering any inducements, including the granting of discounts or deductions, for the payment or early payment of accounts receivable;

(v)           Discharge, in a timely manner and in the ordinary course of business consistent with past practices, all liabilities and obligations to employees, suppliers and other Persons having business with the Company;

(vi)          Not incur any indebtedness for money borrowed or for the deferred purchase price of property, and shall not guarantee any such indebtedness;

(vii)         Not purchase any capital asset or incur any capital expenditure, except in the ordinary course of business consistent with past practice;

(viii)        Not make any distribution, dividend or payment to its stockholder (except for payment of employment compensation in the ordinary course of business consistent with past practice) without disclosing such distribution, dividend or payment to Purchaser and obtaining Purchaser’s written consent to such distribution, dividend or payment, except that the provisions of this subsection shall not apply to any cash distributions that will not cause a violation of Seller’s representations and warranties in Section 4.6(a);

(ix)           Not amend its Articles of Incorporation or Bylaws;

(x)            Not split, combine or reclassify any of its capital stock or issue any shares of the capital stock of the Company or securities exchangeable or exercisable for or convertible into capital stock of the Company;

(xi)           Not take any action, or omit to take any action, the result of which would be to cause any of the representations or warranties in Section 4 to be untrue or inaccurate; and

(xii)          Not agree to do any of the things prohibited by this Section 6.2(a).

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(b)   Financial Statements.  Seller and the Company shall refrain from introducing any method or practice of accounting inconsistent with that used in prior periods and shall maintain Company books of account and its current system of accounting in a manner consistent with prior periods as reflected in the Financial Statements, except in all cases as required by GAAP.

(c)   Continuation of Insurance.  The Company shall maintain and carry its existing insurance in full force and effect (or comparable insurance with no less coverage) as described on Section 4.17 of Disclosure Schedule.

6.3   Representations and Warranties of Seller; Covenants of Seller and/or the Company.  Neither Seller nor the Company shall take any action (or fail to take any action) which action, if so taken (or if not so taken, as the case may be) would cause any of the representations and warranties of Seller in Section 4 to be or become untrue or incorrect.  In addition, each of Seller and the Company shall use its reasonable efforts to perform in all respects all of its respective obligations required under this Agreement to be performed by it at or prior to the Closing.

6.4   No Competing Negotiations.  In consideration of the substantial effort and expense which Purchaser has expended with respect to execution of this Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, neither Seller nor the Company (either directly or indirectly through any of their respective officers, directors, employees, affiliates, attorneys, advisors, accountants, agents, trustees, beneficiaries, stockholders or representatives) shall independently or with each other or any other Person pursue (including negotiate or in any manner encourage , discuss, accept, or consider) or consummate any transaction involving the sale, license or other transfer of substantially all or a material part of the Company’s assets or business or of all or any of the capital stock of the Company (including any of the Shares), and neither of them shall respond to, hold any meeting in connection with, or provide information to any other Person (whether solicited or unsolicited) with respect to the same except in connection with the Transactions (and then only to the extent permitted by this Agreement).  Seller and Company will immediately notify the Purchaser regarding any unsolicited offer from any Person and the terms thereof. In the event of a Fiduciary Duty Claim (as defined in Section 8.2) any communications between the attorney representing Seller and a third party shall not be deemed to breach this Section 6.4 so long as (A) a Purchaser Representative is present during such communication (if oral) or has reviewed and approved such communication (if written) prior to dissemination to the third party and (B) such communication is mandated by law or ordered by a court of competent jurisdiction and so long as there is not available any  legal arguments or protective orders to prevent such communication in which case such communication shall contain the absolute minimum to comply with the legal mandate or the court order. Any other communication with respect to such Fiduciary Duty Claim shall not be deemed to breach this Section 6.4 if such communication is (A) in the ordinary course of defending such Fiduciary Duty Claim, (B)conducted with the express prior written consent of Purchaser, (C) shall require Purchaser’s presence or prior review with respect to said communication and (D) shall not in any manner encourage, solicit, discuss, or accept any third party bid or offer with respect to an acquisition of Company’s capital stock or assets.

6.5   Purchaser’s Access to Information.  From the date of this Agreement until the Closing Date (or any earlier termination of this Agreement), Seller and the Company shall give to

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Purchaser and Purchaser’s accountants, attorneys, and other representatives (“Purchaser’s Representatives”), reasonable access during normal business hours to all properties, books, bank accounts, contracts and documents of or related to Seller, the Company, its businesses and properties, and the Assets to the extent that doing so does not materially disrupt or interfere with the operations of the Company, and Seller and the Company shall within a reasonable period of time furnish or cause to be furnished to Purchaser and Purchaser’s Representatives all existing data and information (or copies thereof) concerning the business, properties of the Company, the Shares and the Assets as Purchaser reasonably may request.  Except as otherwise approved in advance by Seller, Purchaser shall not contact or communicate with any employee, customer of or supplier to the Company without Seller’s prior consent, which shall not be unreasonably withheld.  All information provided under this Section 6.5 shall be treated as confidential in accordance with Section 6.6.

6.6   Confidentiality.  During the period from the date of this Agreement until the Closing (or any earlier termination of this Agreement), Seller, the Company and Purchaser will be furnishing each other and the representatives of each other with certain information which is either non-public, confidential or proprietary in nature regarding their respective businesses, assets, liabilities, resources, operations and prospects.  The information furnished to Purchaser or its representatives by or on behalf of Seller or the Company, or to Seller, the Company or their respective representatives by or on behalf of Purchaser, is hereinafter referred to as “Information.”  The Information of each party will be kept confidential and shall not, without the prior written consent of such party, be disclosed by any other party or by its respective representatives, in any manner whatsoever (except to the extent necessary to review and consider the Information, and then only to such Persons as shall be necessary to any of the Transactions), in whole or in part, and shall not be used by any other party or its respective representatives other than in connection with any of the Transactions.  The parties hereto agree to reveal the other party’s or parties’ Information only to those of its representatives who need to know the Information for the purpose of evaluating the transactions described herein, who are informed of the confidential nature of the Information, and who agree to act in accordance with the terms and conditions of this paragraph.  Each party shall be responsible for any breach of this Agreement by its respective representatives.  In the event this Agreement should terminate as provided in Section 10 below, each of Purchaser, on the one hand, and Seller and the Company, on the other hand, promptly shall return to the other(s) all written Information furnished to the other(s) pursuant to this Section and all copies thereof in whatever medium the same may be embodied (including electronic or otherwise).  The obligations under this Section shall survive the termination of this Agreement and shall also survive any consummation of the sale and purchase of the Shares hereunder.  The term “Information” shall not include such portions of the Information which (a) are or become generally available to the public other than as a result of a disclosure by a party or its agents, representatives or employees of Information concerning another party, or (b) become available on a non-confidential basis from a source which, to the knowledge of a party, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.

6.7   Publicity.  Until the Closing, neither the Seller, the Company nor Purchaser shall make any public statement with respect to any of the Transactions without the prior written consent of the others, except to the extent disclosure is legally required (including the requirements and rules of any market on which the common stock of Seller is traded), in which

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case Seller, the Company and Purchaser shall consult with each other and shall use their reasonable efforts to agree upon the text of any such disclosure.  Nothing in this Section 6.7 shall relieve any of the parties of its obligations regarding confidentiality of Company information, whether arising under this Agreement or otherwise.

6.8   Restrictive Covenants.

(a)   Seller recognizes that the covenants of Seller contained in this Section 6.8 are an essential part of this Agreement and that but for the agreement of Seller to comply with such covenants Purchaser would not enter into this Agreement.  Seller acknowledges and agrees that the covenants set forth in this Section 6.8 are necessary to protect the legitimate business interests of the Company being acquired by Purchaser pursuant to this Agreement, including without limitation, confidential information and goodwill, and that irreparable harm and damage will be done to Purchaser or the Company if Seller competes with the Company or takes any other action in any way prohibited by such covenants.  In addition, Seller acknowledges that the Purchase Price is paid in part as consideration for professional relationships and marketplace reputation developed by Seller for the Company and such covenants are necessary for Purchaser to receive the full benefit of this Agreement.

(b)   After the Closing, Seller shall not individually, or in concert with one or more Persons, directly or indirectly:

(i)            engage or become interested in, as owner, employee, partner or consultant, through equity ownership (not including up to a two percent passive equity interest in a public company), investment of capital, lending of money or property, rendering of services, including as a director (or equivalent), or otherwise, any business competitive with the business of the Company (as such business was conducted at any time prior to the Closing);

(ii)           take any action intended to advance an interest of any competitor of the business of the Company (as such business was conducted at any time prior to the Closing), or encourage any other Person to take any such action; or

(iii)          take any material action intended to cause any customer or prospective customer of the business of the Company (as such business was conducted at any time prior to the Closing) to use the services of or purchase or license the products of any competitor of the business of the Company.

The covenants of Seller set forth in this Section 6.8(b) are referred to herein as the “Covenant Not to Compete”.

The Covenant Not to Compete shall cover all of the counties and other political subdivisions of the states of the United States.  Provided that Purchaser is not in material breach of this Agreement, this Covenant Not to Compete shall bind Seller for the five (5) year period immediately following the Closing Date (the “Restrictive Period”).  The parties hereto agree that the duration and area for which the Covenant Not to Compete set forth in this Section 6.8(b) is to be effective are reasonable.

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Seller hereby acknowledges and agrees that the benefit of the Covenant Not to Compete may be assigned by Purchaser without the further consent of Seller to (A) any Affiliate of Purchaser in connection with any corporate restructuring or reorganization of the Company or (B) any successor to all or substantially all of the assets or business of the Company (whether by merger, consolidation, sale of stock, sale of assets or other similar transaction).:

(c)   In addition, and not in limitation of the prohibitions described in Section 6.8(b), for the Restrictive Period, Seller shall not, and shall cause its Affiliates not to, directly or indirectly, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of the Company (or any of its Affiliates) of which Seller became or becomes aware which relate to the business of Company as its was conducted prior to the Closing, or any part thereof and which are located in any county or any other political subdivision of the states of the United States of America.

(d)   During the three (3) year period following the Closing, Seller shall not, and Seller shall cause each of its Affiliates and their family members not to, directly or indirectly:

(i)perform any action, activity or course of conduct consisting of or encouraging any of the following:  (A) soliciting, recruiting or hiring any employees of the Company or any of its Affiliates; (B) soliciting or encouraging any such employee of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates; or(ii)solicit or encourage any contractor, subcontractor or other supplier of the Company or any of its Affiliates to terminate or adversely alter in any material respect any relationship such supplier may have with the Company or any of its Affiliates.

General solicitations by Seller and its Affiliates not directed at any specific employees of the Company or any of its Affiliates, including any newspaper advertisements, will not violate the prohibition on soliciting but the prohibition on hiring will remain in effect.

(e)   Notwithstanding any expiration of the Restrictive Period, Seller shall at all times keep confidential and shall not at any time disclose or furnish to any Person (other than the Company, its directors, officers, employees and Affiliates) any of the Company’s Proprietary Rights (or any information pertaining thereto), and Seller shall not at any time use or permit to be used any of the Company’s Proprietary Rights (or any information pertaining thereto) for any purpose other than the performance of obligations to the Company or Purchaser.

(f)    The covenants set forth in this Section 6.8 are in addition to and not by way of limitation of any other duties Seller may have to the Company, Purchaser or any of their respective Affiliates.  Seller acknowledges that the covenants contained in this Section 6.8 impose a reasonable restraint on Seller in light of the activities and business and future plans of the Company and Purchaser.  Seller acknowledges that if it (or any of its Affiliates) violates any of the covenants contained in this Section 6.8 (collectively, the “Restrictive Covenants”), it will be difficult to determine the resulting damages to the Company, Purchaser or any of their respective Affiliates and, in addition to any other remedies that the Company, Purchaser or any of their respective Affiliates may have, the Company, Purchaser and their respective Affiliates shall be entitled to temporary injunctive relief and permanent injunctive relief without the

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necessity of proving actual damages and without having to post any bond or other security.  The non-prevailing party or parties shall be liable to pay all costs, including reasonable attorneys’ fees and expenses, that the prevailing party or parties may incur in enforcing or defending, to any extent, any of the Restrictive Covenants, whether or not litigation is actually commenced and including litigation of any appeal.  The Company, Purchaser and their respective Affiliates may elect to seek one or more remedies at their discretion on a case by case basis.  Failure to seek any or all remedies in one case shall not restrict the Company, Purchaser or any of their respective Affiliates from seeking any remedies in another situation.  Any such action by the Company, Purchaser or any of their respective Affiliates shall not constitute a waiver of any of their rights.

(g)   Each of the Restrictive Covenants will be read and interpreted with every reasonable inference given to its enforceability.  However, if any term, provision or condition of the Restrictive Covenants is held by a court or arbitrator to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If a court or arbitrator should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court or arbitrator shall modify such covenant so as to make it enforceable to the fullest extent the court or arbitrator deems reasonable and enforceable under the prevailing circumstances.  The Covenant Not to Compete shall be deemed to be a series of separate covenants, one for each and every county or other political subdivision of the states of the United States of America, where the Covenant Not to Compete is intended to be effective.  Any violation of the provisions of this Section 6.8 shall automatically toll and suspend the five (5) year period (or the three (3) year period under subsection (d) above, as the case may be) and extend the Restrictive Period (or such three (3) year period) for the duration of such violations.

6.9   Delivery of Disclosure Schedule / Additional Disclosures.  Seller shall deliver to Purchaser the final Disclosure Schedule on or prior to the date of execution of this Agreement.  No later than five (5) business days prior to the Closing Date, Seller may, if it desires, deliver to Purchaser a written supplement to the Disclosure Schedule (the “Additional Disclosures”) solely with respect to any events, facts or conditions occurring or arising after the date of this Agreement and not resulting from (a) any of Seller’s or the Company’s (a) failure to comply with any of terms of this Agreement or (b) any breach or inaccuracy as of the date of this Agreement of any representation or warranty made herein.  The factual disclosure in any such numbered and lettered section of the Additional Disclosures shall qualify only the corresponding subsection in Section 4 (except to the extent disclosure in any numbered and lettered section of the Additional Disclosures is specifically cross-referenced in another numbered and lettered section of the Additional Disclosures).  Upon the earlier of Purchaser’s written acceptance of the Additional Disclosures or the Closing, if either shall occur, then the Additional Disclosures shall be deemed to amend, supplement and be part of the Disclosure Schedule.  If the Closing does not occur or if Purchaser does not earlier accept in writing such Additional Disclosures, then the Additional Disclosures shall not be deemed to amend, supplement or be a part of the Disclosure Schedule for any purpose or reason.

6.10 Resignations.  Seller and the Company shall take all action necessary or appropriate to cause, at the Closing, the resignation of all of the then-current directors and officers of the Company, except as specifically authorized by Purchaser.

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6.11 Intentionally left blank.

6.12 Third Party Consents.  With respect to any Contract that requires consent for the assignment thereof as a result of the consummation of the transactions contemplated by this Agreement, Seller shall make reasonable best efforts to obtain such consents, and Purchaser shall reasonably cooperate with Seller in all reasonable respects, to obtain any consent, approval or waiver prior to the Closing Date.

6.13 Knowledge Transfer.  From time to time after the Closing, as reasonably requested by Purchaser and without further consideration, Seller shall assist Purchaser or the Company in documenting or further documenting, to Purchaser’s reasonable satisfaction, any Proprietary Rights or other information pertaining to the Company of which Seller or any of its officers, employees, contractors or Affiliates has pertinent knowledge.

6.14 Notice of Developments.  Prior to the Closing, Seller and the Company will give prompt written notice to Purchaser of the development of any Material Adverse Effect pertaining to the Company and of any occurrence, change, event or circumstance, or combination thereof, which could be expected to result in any such Material Adverse Effect.

6.15 Company’s and Seller’s Board Approval / Recommendation and Company’s Stockholder Approval.  Immediately prior to the execution of this Agreement, Seller shall obtain and provide written evidence thereof to Purchaser of the unanimous approval of the execution and delivery of this Agreement and, subject to approval by stockholders of Seller, the consummation of the Transactions by (i) the boards of directors of Seller and the Company and (ii) Seller, as the sole stockholder of the Company.  Immediately prior to the execution of this Agreement, Seller shall obtain and provide written evidence thereof to Purchaser of the (i) irrevocable agreement of holders of at least 17% of Seller’s shares of voting common stock to vote in favor of the Transactions and (ii) commitment by Seller’s board of directors to at all times between the date of this Agreement and the Closing Date to recommend the consummation of the Transactions to the Seller’s stockholders.

6.16 Proxy Statement.  As promptly as practicable after the date of this Agreement but in no event more than 5 business days after the date of this Agreement, Seller shall prepare and cause to be filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement (the “Proxy Statement”).  Seller shall cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and shall respond promptly to any comments of the SEC or its staff.  Purchaser shall promptly furnish to Seller all information concerning Purchaser that may be required or reasonably requested by Seller in connection with the preparation of the Proxy Statement or of responses to comments from the SEC or its staff.  Purchaser shall be given an opportunity to review and comment on the relevant provisions of the Proxy Statement and any comments thereto by the SEC or its staff prior to any filing with the SEC.

6.17 Stockholders Meeting.

(a)   Promptly following execution of this Agreement, Seller shall take all action necessary under all applicable laws to call, give notice of and hold a meeting of the holders of

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Seller’s common stock to vote on a proposal to approve this Agreement and the sale of the Shares (the “Seller Stockholders Meeting”).  Seller shall use its reasonable best efforts to solicit from Seller’s stockholders proxies in favor of the approval of this Agreement and the approval of the sale of the Shares.  Seller shall make reasonable best efforts to insure that the Seller Stockholders Meeting is held as promptly as reasonably possible after this Agreement is executed by the parties but in no event shall the Seller Stockholders Meeting take place on the date that is later than the earlier of (i) 30 days after the SEC’s final approval of the Proxy Statement (except that if by the 30th day the requisite votes have not been obtained, Seller may have an additional 10 days to obtain such requisite vote) or (ii) September 30, 2007 .  Seller shall ensure that all proxies solicited in connection with Seller Stockholders Meeting are solicited in compliance with all applicable laws.  Seller shall initially notice a date for the Seller Stockholders Meeting that is no more than 30 days after the date of final approval of the Proxy Statement by the SEC.

(b)   The Proxy Statement shall include a statement to the effect that the board of directors of Seller unanimously recommends that Seller’s stockholders vote to approve this Agreement and the sale of the shares at the Seller Stockholders Meeting.

6.18 Employees.

(a)   Prior to the Closing Date, Purchaser shall have offered continued employment effective as of the Closing Date to all individuals who are employees of the Company at the time the offer is made with titles, job descriptions and other terms and conditions of employment substantially comparable, in the aggregate, to those applicable to such employees immediately prior to the Closing Date (excluding all equity-based compensation).  The foregoing provision shall in no way alter or restrict the “at-will” nature of such employment.

6.19 WARN Act.  Seller and Purchaser hereby acknowledge and agree that in accordance with Section 2101(b)(i) of the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), Seller will be responsible for all required notices prior to the Closing Date, and Purchaser will be responsible for all required notices on or after the Closing Date.

6.20 Further Assurances.  From time to time, at Purchaser’s request, whether on or after the Closing Date and without further consideration, Seller shall execute and deliver or cause to be executed and delivered such further instruments of conveyance and transfer and take such other actions as Purchaser reasonably may require to more effectively convey and transfer to Purchaser title to the Shares or to more effectively effectuate any of the Transactions.

6.21 Retention of Certain Liabilities and Transfer of Certain Assets.  Set forth on Schedule 6.21 are certain assets and contracts that Seller shall insure will be owned by or assigned to Company prior to Closing and Seller shall take all reasonably necessary actions and sign any reasonably necessary documentation to effectuate the transfer of such assets and contracts to Company prior to Closing. In the event after the Closing, Purchaser identifies any assets or contracts of Seller that are reasonably necessary for the operation of the business of Company as it was conducted prior to the Closing, then Seller shall promptly transfer such assets

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or contracts to Company and take all reasonably necessary actions and sign any reasonably necessary documentation to effectuate such transfer.

7.             Conditions to Closing; Closing Deliverables.

7.1   Conditions to Each Party’s Obligations to Effect the Transactions.  The respective obligations of each party to effect the purchase and sale of the Shares and the other Transactions are subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a)   Governmental Consents.  All filings with any Governmental Authority required to be made prior to the Closing Date by Seller, Purchaser, the Company or any Affiliate of any of them, and all consents of any Governmental Authority required to be obtained prior to the Closing Date by Seller, Purchaser, the Company or any Affiliate of any of them in connection with the execution and delivery of this Agreement and the consummation of any of the Transactions shall have been made or obtained (as the case may be).

(b)   No Court Order.  No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order, whether temporary, preliminary or permanent that is in effect and that restrains, enjoins or otherwise prohibits, materially delays or restrains or interferes with, makes illegal, or would be violated by consummation of any of the Transactions.

(c)   Stockholder Approval.  Seller shall have obtained approval of this Agreement, including the sale of the Shares to Purchaser, by holders of a majority of Seller’s issued and outstanding voting common stock (the “Required Seller Stockholder Vote”).

7.2   Conditions to Obligations of Purchaser, and Seller’s Closing Deliverables.

(a)   Conditions to Obligations of Purchaser.  The obligation of Purchaser to effect the Transactions are also subject to the satisfaction, or written waiver by Purchaser, on or prior to the Closing Date of all of Seller’s or Company’s obligations under this Agreement that are required to be performed by them at or prior to the Closing including without limitation Seller’s Closing Deliveries as set forth in Section 7.2(b) below.

(b)   Seller’s Closing Deliveries.  At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:

(i)            the resignations of the directors and officers of the Company;

(ii)           each of the Ancillary Documents (including, without limitation, (A) the Escrow Agreement, and (B) with respect to each individual that will become an employee of Purchaser as a result of the Transaction or which Purchaser determines will need to become an employee of Purchaser, employment related documents such as offer letters, non-competition agreements (with respect to certain key employees of Company or Seller as determined by Purchaser in its sole discretion which employees may or may not become employees of Purchaser following the Closing), proprietary information and

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inventions agreements, release and waiver agreements all in a form satisfactory to Purchaser, and each further instrument of sale, transfer, conveyance, assignment, delivery or confirmation concerning the Shares as Purchaser may reasonably require), each of which Ancillary Document or further instrument (1) shall have been fully executed by Seller or the other parties thereto (exclusive of Purchaser) and (2) shall be in full force and effect without any default thereunder;

(iii)          the stock certificate(s) representing the Shares, along with fully executed stock assignments separate from certificate and other appropriate documents of transfer as are necessary to transfer and convey to Purchaser title to the Shares, as sole owner, free and clear of all Encumbrances;

(iv)          opinions from Baxter, Baker, Sidle, Conn & Jones, P.A., as legal counsel for Seller, dated as of the Closing, in the form attached hereto as Exhibit C;

(v)           certificates and reports, dated as of a date as close to the Closing Date as is practicable, of the Secretary of State of the State of Delaware (and such other official(s) of the applicable Delaware Governmental Authority(ies)), if any, as to the corporate good standing and tax good standing of the Company in the State of Delaware;

(vi)          copies of the resolutions of the Company’s board of directors unanimously adopted thereby and of the sole stockholder of the Company, certified in each case by the Secretary of the Company as being true, correct and complete and then in full force and effect, authorizing (i) the execution and delivery of this Agreement and the Ancillary Documents and (ii) the consummation of the Transactions;

(vii)         copies of the resolutions of the Seller’s (1) board of directors unanimously adopted thereby and (2) stockholders adopted by the Required Seller Stockholder Vote, certified in each case by the Secretary of Seller as being true, correct and complete and then in full force and effect, authorizing and approving (i) the execution and delivery of this Agreement and the Ancillary Documents and (ii) the consummation of the Transactions;

(viii)        the true, correct and complete stock books, stock ledgers, minute books and (if any) corporate seals of the Company;

(ix)           copies of all consents required under any of the Contracts in connection with the execution, delivery or performance of this Agreement;

(x)            Purchaser reasonably determines that neither Purchaser nor Company will, as a result of the transactions contemplated by this Agreement, incur any liability arising out of or related to (A) severance obligations to any employees of Company or Seller triggered by the Transaction or (B) any capital stock, options or any other type of equity ownership rights of employees of Company or Seller.;

(xi)           All the representations and warranties of Seller and Company set forth in this Agreement are true and correct in all respects as of the date of execution of

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this Agreement and as of the Closing Date and no event has occurred between the date of execution of this Agreement and the Closing that would have a Material Adverse Effect.

(xii)          a certificate from the Company, signed by an authorized officer thereof, certifying that (A) the Company has performed in all respects all of its obligations hereunder required to be performed by it at or prior to the Closing, and (B) the representations and warranties of the Company, contained in this Agreement or any Ancillary Documents required to be executed and delivered by the Company, are true in all respects at and as of the Closing Date, as if made at and as of such time;

(xiii)         a certificate from Seller, signed by an authorized officer thereof, certifying that:  (A) Seller has performed in all respects all of its obligations hereunder required to be performed by it at or prior to the Closing; (B) the representations and warranties of Seller, contained in this Agreement or any Ancillary Documents required to be executed and delivered by Seller, are true in all respects at and as of the Closing Date, as if made at and as of such time; and (C) (1) no court, arbitrator or governmental body, agency or official has (prior to or as of the Closing Date) issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing or the ownership by Purchaser of the Shares after the Closing Date, and (2) no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing has (prior to or as of the Closing Date) been instituted by any Person before any court, arbitrator or governmental body, agency or official is pending; and

(xiv)        all Consents, in each case in form and substance reasonably satisfactory to Purchaser, with a certification from Seller that no Consent, has been revoked, withheld or violated; such other documents as Purchaser shall have reasonably requested prior to the Closing Date.

(xv)         documentation evidencing the termination by Bank of America of any security agreement or line of credit effecting Company or its assets and release and waiver of any obligations of Company pursuant to said security agreement and line of credit.

7.3   Purchaser’s Closing Deliveries.  At the Closing, Purchaser shall deliver, or cause to be delivered, the following:

(a)   to Seller, each of the Ancillary Documents to which Purchaser is a party, each of which (1) shall have been fully executed by Purchaser and (2) shall be in full force and effect without any default thereunder;

(b)   to Seller, the Closing Payment in accordance with Section 2.1;

(c)   to the escrow agent specified in and party to the Escrow Agreement, the Escrow Deposit in accordance with Section 2.1 and the Escrow Agreement;

(d)   All the representations and warranties of Purchaser set forth in this Agreement are true and correct in all respects as of the date of execution of this Agreement and

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as of the Closing Date and no event has occurred between the date of execution of this Agreement and the Closing that would have a Material Adverse Effect.

(e)   a certificate from the Purchaser, signed by an authorized officer thereof, certifying that (A) the Purchaser has performed in all respects all of its obligations hereunder required to be performed by it at or prior to the Closing, and (B) the representations and warranties of the Purchaser, contained in this Agreement or any Ancillary Documents required to be executed and delivered by the Purchaser, are true in all respects at and as of the Closing Date, as if made at and as of such time and (C) (1) no court, arbitrator or governmental body, agency or official has (prior to or as of the Closing Date) issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing or the ownership by Purchaser of the Shares after the Closing Date, and (2) no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing has (prior to or as of the Closing Date) been instituted by any Person before any court, arbitrator or governmental body, agency or official is pending.

8.             Indemnification

8.1   Indemnification of Purchaser.

(a)   Seller shall indemnify and defend each Purchaser Indemnified Person (as such term is defined below) against and hold each harmless from any and all Losses (as defined below) suffered or incurred thereby to the extent arising as a result of or in connection with or attributable to or relating to any of the following, or third party allegations of any of the following:  (i) any breach of or inaccuracy in any representation or warranty of Seller contained in this Agreement or any of the Ancillary Documents or from facts and circumstances as they may exist contrary to any such representation or warranty of Seller; (ii) any breach of any covenant of Seller or the Company contained in this Agreement; (iii) the business or operations of the Company prior to the Closing Date, including (A) errors and omissions in design, creation, implementation or maintenance of any of the Company Software, (B) any failure of any of the Company Software to conform to any commitment made by or on behalf of the Company to any customer or other third party prior to the Closing Date, (C) any claim made or litigation instituted by a third party relating to Seller’s ownership of the Shares or Company’s or Seller’s ownership rights in and to the Assets or conduct of Company’s business prior to the Closing Date, and (D) any failure by the Company prior to the Closing Date to perform any material obligation, whether under any of the Contracts or otherwise; (iv) any claim by any current or former employee of the Company or Seller arising from or in connection with events or circumstances preceding the Closing including (A) any severance rights of such employee, (B) any rights of such employee to equity in Company or Seller, including any ownership of capital stock or options, or (C) all claims arising under any and all applicable labor and employment-related rules, laws, regulations, executive orders, etc., including, but not limited to, Title VII, the Equal Pay Act, Executive Order 11246, the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, Section 503 of the Rehabilitation Act of 1973,  41 CFR Part 60, the Fair Labor Standards Act,  the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990 and the National Labor Relations Act ; (v) any claim relating to, arising out of or resulting from any Company Benefit Plan as such existed at or any time prior to the Closing (including any claim relating to, arising

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out of or resulting from termination of any Company Benefit Plan or the transition of Seller’s or Company’s employees to become employees of Purchaser); (vi) any deficiency equal to the amount by which Tangible Net Assets (as calculated pursuant to Section 4.5) is less than $2,700,000; or (vii) any Tax-related matter that is subject to the provisions of Section 9.1 below.  As used herein, “Purchaser Indemnified Person” means any of Purchaser, any Affiliate thereof (including the Company following the Closing), any successor of any of them, or any of their respective officers, directors, employees, stockholders, agents or representatives.  As used herein, “Losses” means any and all damages, fines, penalties, deficiencies, losses, diminution in value, liabilities (including settlements and judgments) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts and other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment) and shall include any Losses from Third Party Claims (as defined below).  Seller understands and agrees that its obligations, and each Purchaser Indemnified Person’s rights, under this Section 8.1 with respect to clauses (iii) through (vii) of this Section 8.1 neither shall be conditioned upon nor need be preceded by any breach of or inaccuracy in any representation or warranty of Seller contained in this Agreement or any of the Ancillary Documents, any facts or circumstances contrary to any such representation or warranty, or any breach of any covenant of Seller or the Company contained in this Agreement.

8.2   Indemnification of Seller.

(a)   Purchaser shall indemnify and defend each Seller Indemnified Person (as such term is defined below) against and hold each harmless from any and all Losses suffered or incurred thereby to the extent arising as a result of or in connection with or attributable to or relating to any of the following, or third party allegations of any of the following:  (i) any breach of any representation or warranty of Purchaser contained in this Agreement or any of the Ancillary Documents or facts and circumstances as they may exist contrary to representations or warranties of Purchaser; (ii) any breach of any covenant of Purchaser contained in this Agreement; or (iii) the business and operations of the Company after the Closing but only to the extent such business and operations are wholly independent of and not effected by the business and operations of Company prior to the Closing Date.  As used herein, “Seller Indemnified Person” means Seller or any of its Affiliates.  Purchaser understands and agrees that its obligations, and each Seller Indemnified Person’s rights, under this Section 8.2 with respect to clause (iii) shall not be conditioned upon or preceded by any breach of or inaccuracy in any representation or warranty of Purchaser contained in this Agreement or any of the Ancillary Documents, any facts or circumstances contrary to any such representation or warranty, or any breach of any covenant of Purchaser contained in this Agreement.  The parties agree that, notwithstanding this Section 8.2(a), Purchaser’s liability arising as a result of or in connection with or attributable to or relating to any Fiduciary Duty Claim (as such term is defined below) shall be limited to that provided in Section 8.2(b) below, and Purchaser shall have no obligation to provide any indemnification under this Section 8.2(a) with respect to any Losses suffered by any Person that arise as a result of or in connection with or attributable to or relate to any Fiduciary Duty Claim.

In the event that between the date of this Agreement and the Closing a third party claim is made alleging a breach of fiduciary duty by Seller and/or its Board of Directors (the “Board”) due to inclusion in this Agreement of the provisions of Section 6.4 and /or failure by the Board to

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consider a competing bid/proposal for the acquisition of the Shares or all or substantially all of the assets of the Company (any such third party claim meeting such criteria being a “Fiduciary Duty Claim”), then (i) Purchaser shall indemnify Seller and the Board from and against all Losses resulting from such Fiduciary Duty Claim subject to the limitations set forth in Section 8.2(b)(i) below and (ii) Purchaser shall be entitled, at its option, to assume and control the defense of such Fiduciary Duty Claim at its expense and through counsel of its choice (and reasonably acceptable to Seller) in which event Seller shall cooperate with such counsel in such defense and make available to such counsel, at the Purchaser’s expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by such counsel.  Whether or not Purchaser assumes and controls the defense of such Fiduciary Duty Claim, Purchaser shall at all times have the right to review all communications among Seller, its officers, directors, representatives or counsel and the third party bringing the Fiduciary Duty Claim pertaining to the Fiduciary Duty Claim.

(i)               Purchaser’s obligations under this Section 8.2(b) shall:  (I) not in any event exceed the aggregate amount of $950,000; (II) be limited solely to Losses directly resulting from the Fiduciary Duty Claim and not any other portion of the total claim brought by a third party; and (III) notwithstanding anything to the contrary in this Agreement, expire and cease to exist upon a breach by Seller or the Board of the provisions of Sections 6.4, 6.15, 6.16, or 6.17 herein (or any other act of Seller that materially and adversely effects the expeditious consummation of the transactions contemplated herein) and upon such breach Seller shall promptly reimburse  Purchaser for any and all amounts paid by Purchaser pursuant to its indemnification obligations under this Section 8.2(b) (and the provisions of this subsection (III) shall not be the exclusive remedy of Purchaser for such breach).

(ii)              In the event a Fiduciary Duty Claim is resolved or settled in such a manner that prevents Purchaser from consummating its acquisition of the Shares, then Seller shall pay Purchaser a fee of $950,000 if, within twelve (12) months after the date of such resolution or settlement, a third party acquires a majority or more of the Shares or all or substantially all of the assets of the Company.  Subject at all times to Section 12 below, in the event such Fiduciary Duty Claim is resolved or settled in such a matter that allows Purchaser to consummate its acquisition of the Shares hereunder, then Purchaser, Seller and the Company shall proceed as expeditiously thereafter so as to consummate the transactions contemplated by this Agreement, including the acquisition by Purchaser of the Shares.

8.3   Procedures for Indemnification of Third Party Claims.

(a)   As used herein, “Third Party Claim” means any claim made, commenced or threatened by any Person or Governmental Authority, whether or not involving a Proceeding.  If a Third Party Claim is made, commenced or threatened against a Person who is entitled to indemnity under Section 8.1 or 8.2 with respect thereto (such Third Party Claim being a “Covered Claim” and such a Person being an “Indemnified Person”), such Indemnified Person shall, promptly after its receipt of notice of the assertion of such Covered Claim against it, shall give written notice of the assertion of such Covered Claim to the Person obligated to provide indemnity with respect thereto under such Section 8.1 or 8.2 (such Person being an “Indemnifying Person”); provided however, that failure by the Indemnified Person to give such notification shall not affect the indemnification obligations of the Indemnifying Party hereunder

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except to the extent the Indemnifying Person shall have been actually prejudiced as a result of such failure.

(b)   With respect to each particular Covered Claim, the Indemnifying Person shall be entitled (i) to participate in the defense thereof, and (ii) if the Indemnifying Person promptly acknowledges its obligation to indemnify the Indemnified Person therefor, to assume the defense thereof with counsel selected by the Indemnifying Person; provided that such counsel is not reasonably objected to by the Indemnified Person (which objections must be based upon substantive issues such as relevant experience or conflicts of interest).  Should the Indemnifying Person assume the defense of such Covered Claim, then, subject to Section 8.3(f) below, the Indemnifying Person shall not be liable to the Indemnified Person for legal expenses subsequently incurred by the Indemnified Person in connection with the defense thereof.  If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnifying Person), at its own expense (unless otherwise provided by Section 8.3(f) below), separate from the counsel employed by the Indemnifying Person, it being understood that the Indemnifying Person shall control such defense.

(c)   The Indemnifying Person shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Person in connection with such Covered Claim for any period during which the Indemnifying Person has failed to assume the defense thereof, provided however, the Indemnifying Person shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one local counsel, where applicable).

(d)   In connection with any Covered Claim, the Indemnified Person and the Indemnifying Person shall cooperate in all reasonable respects with each other in the investigation, trial, defense and settlement of such Third Party Claim and any appeal arising therefrom.  Such cooperation shall include the retention and (upon the Indemnified or Indemnifying Person’s request) the provision to such party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Such cooperation by the Indemnified Person shall also include the Indemnified Person promptly delivering to the Indemnifying Person, after the Indemnified Person’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Covered Claim.  The Indemnifying Person shall reimburse the Indemnified Person for any reasonable out-of-pocket expenses incurred by the Indemnified Person in providing such cooperation.

(e)   If the Indemnifying Person shall have assumed the defense of the Covered Claim, the Indemnified Person shall not have the right to settle or compromise such claim and shall agree to any settlement, compromise or discharge of such Covered Claim which the Indemnifying Person may recommend and which by its terms obligates the Indemnifying Person to pay the full amount of the liability in connection with such Covered Claim, which releases the Indemnified Person completely in connection with such Covered Claim and which would not otherwise adversely affect the Indemnified Person.  If the Indemnifying Person shall

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not have assumed the defense of such Covered Claim, the Indemnified Person may settle, compromise or discharge, such Covered Claim in good faith without the Indemnifying Person’s prior consent.

(f)    Notwithstanding the foregoing provisions of this Section 8.3, the Indemnifying Person shall not be entitled to assume the defense of any Covered Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Person in defending such Covered Claim) if:  (i) such Covered Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Person which the Indemnified Person reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages, or (ii) the Indemnified Person reasonably determines, after conferring with its outside counsel, that joint representation would be expected to give rise to a conflict of interest.  If such equitable relief or other relief portion of such Covered Claim can be so separated from that for money damages, the Indemnifying Person shall be entitled to assume the defense of the portion relating to money damages.

8.4   Procedures for Indemnification of Other Claims.

(a)   Except for Third Party Claims described in Section 8.3 above, if an event giving rise to indemnification hereunder shall have occurred or is threatened, then the Indemnified Party promptly shall deliver to the Indemnifying Party written notice thereof, stating that such event has occurred or is threatened, describing such event in reasonable detail and specifying or reasonably estimating the amount of the prospective Loss and the method of computation thereof (a “Claim”), all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or has arisen (the “Notice of Claim”).  For purposes hereof, any Claim for indemnification shall be deemed to have been made as of the date on which the Notice of Claim is delivered in accordance with the terms of this Section 8.4.

(i)            In the event the Indemnifying Party shall in good faith dispute the validity of all or any amount of a Claim for indemnification as set forth in the Notice of Claim, then such Indemnifying Party shall, within ten (10) days after delivery of the Notice of Claim, execute and deliver to the Indemnified Party a notice setting forth with reasonable particularity the grounds, amount of, and basis upon which the Claim is disputed (the “Dispute Statement”).

(ii)           In the event the Indemnifying Party shall within ten (10) days after receipt of the Notice of Claim deliver to the Indemnified Party a Dispute Statement, then the portion of the claim described in the Notice of Claim disputed by such Indemnifying Party (the “Disputed Liability”) shall not be due and payable from such Indemnifying Party except in accordance with (A) a final decision of an arbitrator pursuant to an arbitration instituted pursuant to this Agreement or (B) a written agreement between the Indemnified Party and such Indemnifying Party stipulating the amount of the Admitted Liability (as defined below).

(iii)          In the event any Indemnifying Party shall not within ten (10) days after receipt of the Notice of Claim deliver to such Indemnified Party a Dispute Statement identifying a Disputed Liability, then the amount of the claim described in the Notice of Claim, or if a Dispute Statement is delivered, the portion thereof not disputed as a Disputed Liability,

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shall be deemed to be admitted (the “Admitted Liability”) of such Indemnifying Party and shall, upon the incurring of an actual Loss arising therefrom, immediately be due and payable.

8.5   Certain Limitations.  The indemnification obligations set forth in this Section 8 are subject to the following (the limitations on liability set forth in Section 8.5 shall apply to all claims arising as a result of or related to this Agreement):

(a)   No action or claim for indemnification shall be made or brought by either party unless the aggregate Loss to the party seeking indemnification exceeds U.S. $125,000 in which event the party seeking indemnification may seek indemnification for its entire Loss.  Notwithstanding any statement to the contrary in this Agreement, any limitations on the indemnification obligations of either party as set forth in this Agreement shall not apply to any Loss arising directly or indirectly from any circumstance involving intentional misrepresentation or fraud. The provisions of this Section 8.5(a) shall not apply in the event of a breach by Seller of its obligations, representations and warranties under Sections 4.3, 4.9, 4.14, 4.21 and 9 of this Agreement.

(b)   The aggregate liability of Seller to Purchaser for indemnification pursuant to Section 8.1 shall not exceed the Purchase Price.  Except with respect to the breach by Purchaser of its obligation to pay the Purchase Price, the aggregate liability of Purchaser for indemnification pursuant to Section 8.2 shall not exceed $500,000. Notwithstanding the foregoing, there shall be no limit on liability for the indemnification obligations of either party with respect to a claim arising as a result of the termination of this Agreement prior to the Closing Date. Furthermore, the provisions of this Section 8.5(b) shall not apply in the event of a breach by Seller of its obligations, representations and warranties under Sections 4.3, 4.9, 4.14, 4.21 and 9 of this Agreement.

(c)   Notwithstanding the fact that any Party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement or another agreement entered into in connection herewith in respect of any fact, event, condition or circumstance, no Party shall be entitled to recover the amount of any Losses suffered by such Party more than once under all such agreements in respect of such fact, event, condition or circumstance.

8.6   Expiration of Indemnity.  No Purchaser Indemnified Person or Seller Indemnified Person may make a new claim for indemnification under Section 8.1 or 8.2, as applicable, after expiration of the two (2) year  period immediately following the Closing Date; provided however that this Section 8.6 shall not apply to, and shall not limit, any claim of any Purchaser Indemnified Person pertaining to (a) any Seller fraud or (b) the subject matter of any of Sections 4.9, 4.14, 4.21 and 9 (if made within five (5) years of the Closing Date) or (c) the subject matter of any of Sections 4.3 or 4.23.  Without limiting in any way the generality of the immediately preceding proviso, any unresolved claim that has been made at any time within the time period specified in this Section 8.6 above may continue to be pursued thereafter.

8.7   Exclusive Remedy.  Subject to the Closing occurring and except with respect to Purchaser’s additional rights and remedies arising under any of Section 9 and Section 10 below:

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(a) this Section 8 will apply to all Third Party Claims and Losses in respect thereof for which indemnity under this Section 8 is available; and (b) this Section 8 shall be the sole and exclusive remedy for each of the parties hereto for Third Party Claims and Losses in respect thereof that are indemnified pursuant to this Section 8.

9.             Tax Matters.  The following provisions shall govern the allocation of responsibility as between Purchaser and Seller for certain tax matters following the Closing Date:

9.1   Tax Indemnification.  Seller shall indemnify the Company and Purchaser and hold them harmless from and against (a) all Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”), and (b) any and all Taxes of any person imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing.

9.2   Straddle Period.  In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date.

9.3   Responsibility for Filing Tax Returns.  Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company that are filed after the Closing Date.  Purchaser shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Sellers.

9.4   Cooperation on Tax Matters.

(a)   Purchaser and Seller shall cooperate fully, and Purchaser shall cause the Company to cooperate fully with Purchaser and Seller, as and to the extent reasonably requested by Purchaser or Seller, in connection with the filing of Tax Returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Company and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Company or Seller, as the case may be, shall allow the other party to take possession of such books and records.

(b)   Purchaser and Seller further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other

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Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

9.5   Tax-Sharing Agreements.  All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

9.6   Certain Taxes and Fees.  All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by Seller.

10.           Escrow; Set Off.

10.1 Escrow.  In the event Purchaser exercises its right to indemnification pursuant to Section 8.1, (i) Purchaser shall first seek recompense from the Escrow Deposit pursuant to the terms of the Escrow Agreement and (ii) only in the event the Escrow Deposit is not sufficient to satisfy such indemnification rights shall Purchaser seek recompense under Section 8.1 directly from the Seller.  The parties understand and agree, however, that the Escrow Deposit shall be available to Purchaser to the extent of any recovery to which Purchaser is entitled under the terms of the Escrow Agreement.

10.2 Set Off.  Either party shall be entitled to reduce any amount payable by such party  in respect of any amount owing to the other party (whether under Section 8 or Section 9 of this Agreement or otherwise) by any amount of any obligation or liability arising out of or relating to this Agreement or any of the Ancillary Documents, including any obligation or liability arising out of or relating to any breach of this Agreement or any of the Ancillary Documents, any inaccuracy of any representation or warranty made in this Agreement or any of the Ancillary Documents, or any indemnity obligation under this Agreement or any of the Ancillary documents.

11.           Section 338(h)(10) Election.

11.1 Election.  Seller and Purchaser will make a joint election under Section 338(h)(10) of the Code, and, at the request of Purchaser, any corresponding elections under state, local or foreign tax law, with respect to the sale of the Shares to Purchaser under this Agreement.  Seller will pay any Tax, including any liability of the Company, for Tax resulting from the application to Seller and/or Company of Treasury Regulation § 1.338(h)(10)-1(f)(5), attributable to the making of the Section 338(h)(10) election and Seller will defend and indemnify Purchaser and the Company from and against any Tax arising out of any failure to pay such Tax.  Seller will also pay any state, local, or foreign Tax (and indemnify Purchaser and the Company against any Tax arising out of any failure to pay such Tax) attributable to an election under state, local or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of the Company hereunder.  The parties will allocate the “aggregate deemed sales price” as computed under applicable Treasury Regulations among the Company’s assets in accordance with Schedule 11.1.

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11.2 Form 8023.  Seller will have the initial responsibility for the timely preparation of IRS Form 8023, or the comparable form under applicable state, local or foreign law, and all supporting statements, schedules, and required information applicable thereto in accordance with Section 11.1.  Such Form 8023, comparable state, local or foreign forms, statements, schedules and information (the “Form 8023 Package”) will be submitted to Purchaser for its review no later than thirty (30) days after the Closing Date.  Within fifteen (15) days after Purchaser receives the Form 8023 Package, Purchaser will notify Seller of any objections or proposed changes.  If Purchaser has no objections or proposed changes or if Seller and Purchaser agree on the resolution of all objections or proposed changes, then Seller and Purchaser will promptly file the Form 8023 and the relevant attachments with the IRS via certified mail with return receipt requested.  As soon as practicable thereafter, Seller and Purchaser will furnish to each other a photocopy of such certificate of mailing and return receipt.  If the parties fail to agree with respect to any objection or proposed change within ten (10) days after Seller receive notice of objection from Purchaser, then any disputed objection(s) or proposed change(s) will be submitted to Purchaser’s independent certified public accounting firm (the “Accounting Firm”), which will report its final determination to the parties within thirty (30) days thereafter, and the Accounting Firm’s determination as to the appropriateness and extent of changes (if any) to the Form 8023 Package will be final and binding.  The costs of the Accounting Firm’s determination will be borne equally by the parties.  Within three days after such determination, the parties will file the Form 8023 and the relevant attachments with the IRS in accordance with the procedure described above.  The parties will file their respective Tax Returns, including IRS Form 8023, in a manner consistent with the finalized Form 8023 Package.

12.           Termination; Remedies.

12.1 Termination of Agreement.  This Agreement may be terminated at any time prior to the Closing:

(a)   By mutual written consent of Purchaser and Seller.

(b)   By Purchaser, if the Closing shall not have occurred by the earlier of (i) 40 days after SEC approval of the Proxy Statement or (ii) September 30, 2007 (unless the failure of the Closing to occur at or prior to such time is attributable to a failure of Purchaser to perform any material obligation required to be performed by it at or prior to the Closing).

(c)   By Seller, if the Closing shall not have occurred by December 31, 2007 (unless the failure of the Closing to occur at or prior to such time is attributable to a failure of Seller to perform any material obligation required to be performed by it at or prior to the Closing).

(d)   By Purchaser, if Seller or the Company shall have failed to comply in any material respect with any of its covenants or obligations contained in or contemplated by this Agreement, or if any one or more of the representations or warranties of Seller or the Company contained in, or incorporated by reference into, this Agreement or in any document delivered pursuant hereto shall not be true and correct in all respects.

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(e)   By Seller and the Company, if Purchaser shall have failed to comply in any material respect with any of its covenants or obligations contained in or contemplated by this Agreement, or if any one or more of the representations or warranties of Purchaser contained in, or incorporated by reference into, this Agreement or in any document delivered pursuant hereto shall not be true and correct in all respects.

(f)    By Purchaser or Seller, if a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

(g)   By Purchaser or Seller, if Seller’s stockholders shall not have approved this Agreement (including the sale of the Shares to Purchaser) by the Required Seller Stockholder Vote; provided that Seller shall not be entitled to terminate this Agreement pursuant to this Section 12.1(g) unless Seller first shall have complied with all of its obligations pertaining to the solicitation and obtaining of the Required Seller Stockholder Vote, including those obligations set forth in or arising from Sections 6.16 and 6.17 above; and provided further that the parties acknowledge that any termination pursuant to this Section 12.1(g) will require Seller to comply with Section 12.3 below.

12.2 Effect of Termination.  In the event of termination by Purchaser or Seller pursuant to this Section 12, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party.  If the transactions contemplated by this Agreement are terminated as provided herein:

(a)   Purchaser shall return to Seller all documents and copies and other materials received from or on behalf of Seller or the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof. Seller shall return to Purchaser all documents and copies and other materials received from or on behalf of Purchaser relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;

(b)   All confidential information received by Purchaser with respect to the Company or the Shares and all confidential information received by Seller or Company with respect to Purchaser shall be treated in accordance with the terms and conditions of Section 6.6;

(c)   No Party hereto shall have any liability or further obligation under this Agreement resulting from such termination (except for termination pursuant to Section 12.1(d), Section 12.1(e) or 12.1(g)), and this Agreement shall be of no further force and effect, except that the provisions of Section 12.3 and this Section 12.2 shall remain in full force and effect;  and

(d)   No party waives any claim or right at law or in equity against a breaching party to the extent such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

12.3 Termination Fee.  In connection with any termination of this Agreement pursuant to Section 12.1(g) or otherwise due to a failure of Seller’s stockholders to approve this

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Agreement (including the sale of the Shares to Purchaser) by the Required Seller Stockholder Vote:  (a) concurrently with such termination Seller shall make a nonrefundable cash payment to Purchaser in the amount of Two Hundred Thousand Dollars ($200,000); and (b)if prior to July 4, 2008, Seller sells, transfers or otherwise disposes of a majority of the Shares or of all or substantially all of the assets and business of the Company, then additionally Seller shall make a nonrefundable cash payment to Purchaser in the amount of Seven Hundred Fifty Thousand Dollars ($750,000).

12.4 Liability of the Parties.  Upon termination pursuant to Section 12.1 due to an intentional misrepresentation or intentional breach of or default under a covenant or agreement of Purchaser or Seller, as the case may be, Purchaser or Seller, whichever shall be misrepresenting, breaching or defaulting party, shall be liable (among other things) to reimburse the terminating party for all legal fees and costs, accounting fees and costs and other out-of-pocket expenses reasonably incurred by the terminating party in connection with this Agreement or any of the Transactions.

13.           Miscellaneous.

13.1 Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given only if done in the following ways: (a) on the day of delivery if delivered personally, (b) two days after the date of mailing if mailed by registered or certified first class mail, postage prepaid, (c) the next Business Day following deposit with an overnight air courier service which guarantees next day delivery, or (d) when sent by facsimile (with a copy promptly sent by registered or certified mail return receipt requested or by overnight air carrier), to the other party at the following address (or to such Person or Persons or such other address or addresses as a party may specify by notice pursuant to this provision):

(a)           If to Purchaser:

The Active Network, Inc.

10182 Telesis Court, Suite 300

San Diego, CA 92121

Attention: Kory Vossoughi , General Counsel

Telephone: (858) 964-3819

Facsimile:  (858) 658-0034

(b)                                 If to Seller:

Spherix Incorporated

12051 Indian Creek Court

Beltsville, Maryland 20750

Telephone:  (301) 419-3900

Facsimile:  (301) 210-4908

With a copy to:

James E. Baker, Jr.

Baxter, Baker, Sidle, Conn & Jones, P.A.

120 E. Baltimore Street

Suite 2100

Baltimore, Maryland  21202

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13.2 Survival.  Notwithstanding anything to the contrary in this Agreement and except with respect to the obligations, representations or warranties of Seller contained in Sections 4.3, 4.9, 4.14, 4.21, 4.23 and 9, the representations and warranties of Seller contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 15 months.  The covenants and agreements of the parties hereto (including the rights and obligations of the parties with respect to such covenants and agreements) contained in this Agreement, the performance of which is intended to occur after the Closing, shall, subject to the express terms of such covenants and agreements, survive the Closing.  Purchaser’s right to indemnification, reimbursement or any other remedy arising from or in connection with Seller’s representations, warranties, covenants, agreements or obligations contained in this Agreement (including without limitation the Disclosure Schedule) or any Ancillary Documents or writing delivered by Seller pursuant to this Agreement shall not be affected by (a) any investigation (including without limitation any environmental investigation or assessment) conducted by or on behalf of Purchaser with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, agreement or obligation or (b) any knowledge acquired (or capable of being acquired) by Purchaser (or any of its Affiliates, members, managers, directors, officers, employees, representatives, agents or advisors) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, agreement or obligation.  The waiver of any condition based upon the accuracy of any such representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, will not affect Purchaser’s right to indemnification, reimbursement or any other remedy arising from or in connection with such representations, warranties, covenants, agreements or obligations.

13.3 Expenses.  Subject to Section 13.11, Seller and Purchaser each shall bear its respective expenses in connection with this Agreement and the transactions contemplated by this Agreement, including financial advisors’, attorneys’ and accountants’ fees.

13.4 Entire Agreement; No Electronic Writing.  This Agreement (including the Disclosure Schedule and the other schedules to this Agreement) contains the entire Agreement and understanding of the parties and may not be amended except by a written agreement signed by both parties.  This Agreement supersedes any and all other prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect), including that certain letter of intent dated April 17, 2007 by and among Purchaser, Seller and the Company .  No electronic record or electronic signature (other than telephonic facsimile) shall be deemed to be a writing so as to satisfy any requirement under this Agreement that any agreement, waiver, amendment, notice or other instrument under or pursuant hereto be in writing.

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13.5 Waivers.  Any party may waive any default by any other party or the failure to fulfill any of the conditions to its obligations.  Any waiver must be in writing.

13.6 Amendments.  This Agreement may be amended, supplemented or modified only by and through a writing signed by Purchaser, Seller and the Company.

13.7 Assignment.  No assignment of this Agreement (or any right or obligation hereunder) by any party shall be given any effect without the prior written consent of the other party.  Subject to the foregoing provisions of this paragraph, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.  Nothing contained in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their successors and permitted assignees, any rights or remedies under or by reason of this Agreement.

13.8 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws or rules that might otherwise govern under applicable principles of conflicts of laws thereof.

13.9 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.10 Interpretation; Headings; Certain Definitions.  This Agreement is the result of arms’ length negotiations between the parties hereto and no provision hereof, because of any ambiguity or otherwise, shall be construed against a party hereto by reason of the fact that such party hereto or its legal counsel drafted that provision.  For purposes of interpreting this Agreement:  (a) the terms “herein,” “hereof,” “hereto,” “hereunder,” “hereinafter” and similar terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear; (b) the term “including,” whether or not following by “without limitation” or “but not limited to” shall mean “including, without limitation,”; (c) the term “knowledge”, as applied to Seller, shall mean (i) any and all information that was actually known to Seller, the Company or any of their respective  officers, directors and key employees, and (ii) any and all additional information which Seller, the Company or any of their respective officers, employees, consultants or representatives should have known after reasonable investigation of the matter at issue; and (d) “Business Day” shall mean any day (A) other than a Saturday or Sunday and (B) other than a day on which banks in the State of California are authorized or required to close or the national securities exchanges or markets in the United States are closed;  and (e) an event or item shall be deemed to be “material” hereunder only if it would materially and adversely affect the Company’s assets, financial condition, results of operations or business prospects taken as a whole and by way of clarification, an such event or item shall be deemed “material” if the adverse economic impact to Company exceeds $10,000.

47

13.11 Disputes.

(a)   Subject to Section 13.11(d) below, any dispute, claim or controversy arising out of or relating to this Agreement or any of the Ancillary Documents or the breach, termination, enforcement, interpretation or validity hereof or thereof, including, without limitation, the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by final and binding arbitration in San Diego, California, before a sole arbitrator.  In the event of any conflict between the dispute resolution provisions of this Agreement and any dispute resolution provisions of any of the Ancillary Documents, the provisions of this Agreement governing dispute resolution shall supersede any provisions relating to such matters in any of the Ancillary Documents.

(b)   The arbitration shall be administered by the American Arbitration Association (“AAA”) pursuant to Commercial Arbitration Rules including the Emergency Interim Relief Procedures.  The sole arbitrator shall be a retired or former district court or appellate court judge of a United States District Court or United States Court of Appeals, or such other Person with such other qualifications as the parties to such arbitration may agree.  If, for any reason, the parties to the arbitration cannot agree upon an arbitrator, then, subject to the parameters of the immediately preceding sentence, the arbitrator shall be promptly designated by the AAA upon the demand of any party to the arbitration.  The Federal Rules of Evidence shall govern the admissibility of evidence during the arbitration.  The arbitrator will have no authority to award punitive or other damages not measured by the prevailing party’s actual damages, except as may be required by statute.  The decision and award of the arbitrator shall be accompanied by a reasoned opinion.  The determination of the arbitrator shall be final and binding on the parties and a judgment on such award or determination may be entered in any court of competent jurisdiction and such judgment shall be final and non-appealable.

(c)   The prevailing party in any arbitration or court proceeding under this Agreement will be entitled to recover its fees and costs incurred in the arbitration or proceeding (including attorneys’ and arbitration fees and costs) from the non-prevailing party, provided that the arbitrator or judge has the discretion to determine that there is no prevailing party or to eliminate or reduce the prevailing party’s recovery of its fees and costs to the extent that the arbitrator or judge determines that full recovery thereof would be unreasonable or disproportionate to the harm suffered by the prevailing party.  The term “fees and costs”, as used in this Section 13.11, includes any and all reasonable pre-award expenses of the arbitration or proceeding, including any arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, expert costs and fees, and attorneys’ fees.  In absence of a determination of a prevailing party, the parties shall split equally all expenses of the arbitration and shall bear their own attorneys’, expert, and witness fees and costs.

(d)   All parties to this Agreement covenant not to appeal or otherwise litigate or file any court action that would seek to delay, amend, vacate or otherwise alter the determination of the arbitrator.

(e)   Notwithstanding anything to the contrary in this Section 13.11 or otherwise in this Agreement, any party may apply to any court of competent jurisdiction, for a

48

temporary restraining order, preliminary injunction, or other interim, equitable or conservatory relief, as necessary, without breach of this Section 13.11.

13.12 Prior Review and Counsel.  Each party hereto represents and warrants that:  (a) it was provided a fair and reasonable time in which to evaluate this Agreement and the Ancillary Documents and to negotiate their respective terms and conditions; (b) it has regularly consulted with and received advice and counsel from one or more attorneys of its own choice regarding the Transactions, this Agreement, the Ancillary Documents and the negotiation of each and every one of them, which attorney(s) is/are not and was/were not any of the other party’s attorneys; (c) it has not received any legal or other substantive advice or any work product from any of the other party’s attorneys, and it has not relied upon any comment, observation, remark, communication or information (whether oral or written) made or delivered by any of the other party’s attorneys; and (d) it has read and fully understands this Agreement and each of the Ancillary Documents.  Each party’s attorneys shall be entitled to rely on the other party’s representations and warranties made in this Section 13.12 as intended beneficiaries of such representations and warranties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:

SPHERIX INCORPORATED

By:

Name:

Title:

THE COMPANY:

INFOSPHERIX INCORPORATED

By:

Name:

Title:

PURCHASER:

THE ACTIVE NETWORK, INC.

By:

Name:

Title:

50

APPENDIX B

June 18, 2007

Evaluation Committee of the Board of Directors of Spherix Incorporated

Spherix Incorporated

12051 Indian Creek Court

Beltsville, MD 20705

Members of the Evaluation Committee:

We have been advised that Spherix Incorporated (the “Company”) and The Active Network. Inc. (“Active Network” or the “Buyer”) have signed a letter of intent, dated as of April 17, 2007 (the “Letter of Intent”), pursuant to which Active Network will purchase all of the outstanding capital stock of lnfoSpherix Incorporated, a wholly owned subsidiary of the Company (“lnfoSpherix”), from the Company (the “Merger”) for a cash purchase price of $l7.0 million, subject to adjustment and on terms and conditions more fully set forth in the Letter of Intent (the “Consideration”).

You have requested our opinion as investment bankers, as to the fairness, from a financial point of view, to the Company of the Consideration proposed to be paid by the Buyer to the Company pursuant to the Letter of Intent in connection with the Merger.

In connection with our opinion, we have, among other things:

(i)	reviewed and analyzed copies of the Letter of Intent;

(ii)

reviewed and analyzed the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K of the Company for the fiscal years ended December 31, 2006 and 2005 and the unaudited consolidated financials statements of the Company contained in its Quarterly Report on Form I0-Q for the quarter ended March 31, 2007;

(iii)

reviewed and analyzed the unaudited internally prepared financial statements of InfoSpherix for the fiscal years ended December 31, 2005 and 2006 and for the three months ended March 31, 2007, respectively;

(iv)

reviewed and analyzed certain internal information, primarily Financial in nature, concerning the business and operations of InfoSpherix prepared by the management of Spherix and InfoSpherix, including contract analyses and revenue projections;

STIFEL NICOLAUS & COMPANY, INCORPORATED

100 LIGHT STREET | BALTIMORE. MARYLAND 21202 | (800) 974-6582 | WWW.STIFEL.COM

MEMBER SITC AND NYSF

1

(v)	reviewed and analyzed financial projections for InfoSpherix as prepared by the Company:

(vi)	held discussions with certain directors, officers and employees of each of the Company and InfoSpherix concerning the past and current operations, financial condition and prospects of InfoSpherix;

(vii)	reviewed and analyzed certain publicly available information concerning the Company and InfoSpherix;

(viii)

reviewed and analyzed financial data and operating statistics relating to InfoSpherix and compared them with similar publicly available information of selected public companies that we deemed relevant to our inquiry;

(ix)	reviewed the reported stock prices and trading activity of the publicly traded common stock of the Company;

(x)	reviewed the financial terms, to the extent publicly available, of certain corporate acquisition transactions that we deemed relevant to our inquiry; and

(xi)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our- opinion.

In connection with our review, we relied, without independent verification, on the accuracy and completeness of all financial and other information that was publicly available, supplied or otherwise communicated to Stifel Nicolaus by or on behalf of the Company or InfoSpherix, and we have further relied on the assurances of the management of the Company and InfoSpherix that they are unaware of any facts that would make the information provided to us incomplete or misleading, Stifel Nicolaus assumed, with the consent of management of the Company and InfoSpherix. that any material liabilities (contingent or otherwise, known or unknown) of the Company or InfoSpherix are set forth in the respective financial statements of the Company or InfoSpherix.

Stifel Nicolaus has also relied upon the management of the Company and InfoSpherix as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to us for the Company and InfoSpherix, particularly with respect to anticipated future revenues of the Company and InfoSpherix, and we have assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of the Company and InfoSpherix. Such forecasts and projections were not prepared with the expectation of public disclosure. All such forecasts and projections are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and business conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections. Stifel Nicolaus has relied on these forecasts without independent verification or analyses and docs not in any respect assume any responsibility for the accuracy or completeness thereof.

We have assumed that there has been no material change in the assets, financial condition, business or prospects of the Company or InfoSpherix since the date of the most recent

2

financial statements made available to us. Stifel Nicolaus has not been requested to make, and has not made, an independent evaluation or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of InfoSpherix or the Company and, we have not been furnished with any such appraisals or evaluations. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy.

Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us on the date hereof. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not consider, address or include: (i) the tax or accounting consequences of the Merger on the Company or InfoSpherix including, without limitation, the effects of any election pursuant to Section 338(h)(10) of the Internal Revenue Code; (ii) the Company’s anticipated use of the proceeds of the Merger including, without limitation, any investment of such proceeds into the Company’s BioSpherix division or any of the Company’s other businesses or assets; (iii) the business, operations, financial condition, prospects or strategy of the Company’s remaining businesses and assets after consummation of the Merger including, without limitation, the Company’s BioSpherix division; or (iv) any differences between the letter of Intent and any definitive merger agreement(s) executed by the Company, InfoSpherix and/or Active Network and any related parties subsequent to the date of our opinion. Furthermore, Stifel Nicolaus has expressed no opinion as to the value of or the price, trading volume or trading range at which the shares of common stock of the Company will trade in the future. We have also assumed that the Merger will be consummated on the terms and conditions described in the Letter of Intent, without any waiver of material terms or conditions by the Company, InfoSpherix or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or InfoSpherix.

We have acted as financial advisor to the Evaluation Committee of the Board of Directors of the Company (the “Committee”) in connection with this engagement and will receive a fee upon delivery of our opinion that is not contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is solely for the information of, and directed to, the Committee in its evaluation of the Merger and is not to be relied upon by any shareholder of the Company or InfoSpherix or any other person or entity. Our opinion does not constitute a recommendation to the Committee or the Company’s Board of Directors (the “Board”) as to how the Committee or the Board should vote on the Merger, or to any shareholder of the Company or InfoSpherix as to how to vote at any shareholders’ meeting at which the Merger is considered or whether or not to enter into a shareholders’ or voting agreement or take any other action in connection with the Merger. Additionally, we have not been involved in structuring or negotiating the Merger or the letter of Intent and our opinion does not compare the relative merits of the Merger with those of any other transaction or business strategy which were or might have been available to or considered by the Company, InforSpherix, the Committee or the Board as alternatives to the Merger and does not address the underlying business decision by the Committee, the Board, InfoSpherix or the Company to proceed with or effect the Merger. We

3

were not requested to explore alternatives to the Merger or solicit the interest of any other parties in pursuing transactions with the Company or InfoSpherix.

This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement or in any other document used in connection with the offering or sale of securities or seeking approval of the Merger, nor shall this letter be used for any other purposes, without the prior written consent of Stifel Nicolaus.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration proposed to he paid by the Buyer to the Company pursuant to the Letter of Intent in connection with the Merger is fair to the Company, from a financial point of view.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated
Stifel, Nicolaus & Company, Incorporated

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APPENDIX C

INSIDER STOCKHOLDERS AGREEMENT

THIS INSIDER STOCKHOLDERS AGREEMENT (this “Agreement”) is dated as of June 15, 2007, by and between Dr. Gilbert V. Levin and M. Karen Levin (the “Levins”) and The Active Network, Inc., a Delaware corporation (“Purchaser”).  Unless otherwise indicated, capitalized terms used herein that are not otherwise defined herein shall have the meanings specified in the Purchase Agreement (as defined below).

WHEREAS, concurrently with the execution hereof, Spherix Incorporated, a Delaware corporation (“Seller”), InfoSpherix Incorporated, a Delaware corporation and the wholly-owned subsidiary of Seller (the “Company”), and Purchaser have entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Seller has agreed to sell to Purchaser all of the capital stock of the Company, subject to satisfaction of certain conditions (“Conditions”);

WHEREAS, one of the Conditions is that Seller obtain the approval of the transaction contemplated by the Purchase Agreement by Seller’s stockholders under the Delaware General Corporation Law (the “DGCL”) and that Seller call a meeting of Seller’s stockholders to seek such approval (the “Stockholders Meeting”);

WHEREAS, the Levins own 2,445,707 shares of Common Stock, par value $.005 per share, of Seller (together, “Seller Common Stock”);

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, Purchaser has required that the Levins agree, and the Levins have agreed, to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

VOTING

1.1.  Voting of the Seller Common Stock.  The Levins shall, unless this Agreement has been terminated in accordance with its terms, vote or cause to be voted the Seller Common Stock in favor of the transaction contemplated by the Purchase Agreement at the Stockholders Meeting.

1

ARTICLE II

ADDITIONAL COVENANTS

2.1.  Seller Common Stock.  The Levins agree that they will take no actions prior to the Stockholders Meeting which would result in the sum of the shares of Common Stock of Seller owned by the Levins and the aggregate sum of the shares of Common Stock of Seller owned by the other individuals executing and delivering to Purchaser similar Insider Stockholders Agreements, being less than fifteen percent (15%) of the issued and outstanding shares of Common Stock of Seller.  Further, the Levins agree that they will sell no shares of the Common Stock of Seller before the Stockholders Meeting at less than $3.50 per share.

2.2.  No Adverse Statements.  The Levins will not make any statement to any other person or entity that would reasonably be expected to have the effect of discouraging such person or entity from voting in favor of the transaction contemplated by the Purchase Agreement at the Stockholders Meeting.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE LEVINS

3.1.  The Seller Common Stock.  As of the date hereof, the Levins are the beneficial owner of 2,445,707 shares of the common stock of Seller, free and clear of any arrangements affecting the right to vote or dispose of such common stock, except as contemplated by this Agreement, and such stock constitutes more than 17% of Seller’s issued and outstanding common stock .

3.2.  Authority;  No Conflicts.  Each of the Levins has the full legal power, authority and right to enter into this Agreement, to execute and deliver this Agreement and to perform his or her obligations hereunder.  This Agreement constitutes a valid and binding obligation of the Levins enforceable in accordance with its terms.  The execution and delivery of this Agreement by the Levins and the performance of the Levins’ obligations hereunder will not conflict with, or result in any violation or breach of, or default under (i) any judgment, injunction, order, notice, decree, statute, law, ordinance, arrangement, rule or regulation applicable to the Levins or (ii) any agreement to which either of the Levins is a party or by which either of the Levins is bound.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1.  Authority;  No Conflicts.  Purchaser has the full legal power, authority and right to enter into this Agreement, to execute and deliver this Agreement and to perform its respective obligations hereunder.  This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms.  The execution and delivery of this Agreement by Purchaser and the performance of its obligations hereunder will not conflict with, or result in any violation or breach of, or default under (i) any judgment, injunction, order, notice, decree, statute, law, ordinance, arrangement, rule or regulation applicable to Purchaser, (ii) any provision of its organizational documents or (iii) any agreement to which Purchaser is a party or by which Purchaser is bound.

2

ARTICLE V

TERMINATION

5.1.  Termination.  This Agreement may be terminated as follows:

(a)   Automatically.  All obligations under this Agreement shall terminate at the earlier of immediately after Closing or the termination of the Purchase Agreement.

(b)   Mutual Consent.  By mutual written consent of Purchaser and the Levins at any time.

(c)   Purchaser or the Levins.  By either Purchaser or the Levins by written notice to the other party, if any judicial order shall have been issued enjoining, restraining or otherwise prohibiting the transaction contemplated by the Purchase Agreement or the vote thereon at the Stockholders Meeting.

(d)   Levins.  By the Levins, by written notice to Purchaser, at any time after the Stockholders Meeting if Seller’s stockholders do not approve the transaction contemplated by the Purchase Agreement.

ARTICLE VI

MISCELLANEOUS

6.1.  Further Assurances.  Each party hereto shall, upon request of any other party, execute and deliver all such further documents and instruments and take all reasonable actions as may be deemed by such requesting party to be necessary or desirable to carry out the provisions hereof.

6.2.  Entire Agreement.  This Agreement and, to the extent referred to herein, the Purchase Agreement, constitute the entire agreement between Purchaser and the Levins with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and the Levins with respect to the subject matter hereof.

6.3.  Notices.  Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of five (5) business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, twenty-four (24) hours after deposit with an overnight courier, or after confirmation of delivery by facsimile on a business day (unless arrangements have otherwise been made to receive such notice by facsimile outside of normal business hours), addressed as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

3

If to Purchaser:	The Active Network, Inc.
10182 Telesis Court
Suite 300
San Diego, California 92121
Attn: President

If to the Levins:	Dr. Gilbert V. Levin and M. Karen Levin
3180 Harness Creek Road
Annapolis, Maryland 21403

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 6.4.  Any party may unilaterally change any one or more of the addresses to which a notice to the party is to be delivered or mailed, by written notice to the other party hereto given in the manner stated above.

6.4.  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.5.  Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  The signatures of the parties to this Agreement may be delivered by facsimile and any such facsimile signature shall be deemed an original.

6.6.  Attorneys Fees.  The prevailing party in any dispute under this Agreement shall be entitled to recover its attorneys’ fees and costs from the non-prevailing party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Dr. Gilbert V. Levin

M. Karen Levin

THE ACTIVE NETWORK, INC.

By:

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APPENDIX D

InfoSpherix Incorporated

Unaudited Statement of Operations

For the three months ended March 31, 2007 and

For the year ended December 31, 2006

(in thousands)

	For the Three	For the
	Months Ended	Year Ended
	March 31, 2007	Dec. 31, 2006
Revenue	$5,347	$24,831

Operating expense
Direct contract and operating costs	4,916	20,794
Selling, general and administrative	733	3,314
Total operating expense	5,649	24,108

(Loss) income from operations	(302)	723

Interest income (expense), net	64	(26)

(Loss) income before taxes	(238)	697
Income tax expense	13	33

Net (loss) income	$(251)	$664

1

InfoSpherix Incorporated

Unaudited Balance Sheets

As of March 31, 2007 and December 31, 2006

(dollars in thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$8,157	$7,234
Trade accounts receivable, net of allowance for doubtful accounts of $0 and $15	2,424	2,166
Other receivables	71	285
Prepaid expenses and other assets	505	277
Total current assets	11,157	9,962

Property and equipment, net	3,526	3,626
Intangibles, net of accumulated amortization of $430 and $395	546	581
Total assets	$15,229	$14,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank line of credit	$—	$—
Accounts payable and accrued expenses	2,826	1,305
Accrued salaries and benefits	720	871
Capital lease obligations	194	215
Total current liabilities	3,740	2,391

Capital lease obligations, net of current position	106	139
Deferred rent	122	127
Total liabilities	3,968	2,657

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, without par value, 3,000 shares authorized; 100 issued and outstanding	10,848	10,848
Retained earnings	413	664
Total stockholders’ equity	11,261	11,512
Total liabilities and stockholders’ equity	$15,229	$14,169

2

APPENDIX E

Spherix Incorporated

Forecasted Statement of Operations

For the four months ended December 31, 2007

and for the years ended December 31, 2008 and 2009

(in thousands, except per share)

	Four Months Ending 12/31/07	Year Ending 12/31/08	Year Ending 12/31/09

Revenue	$—	$—	$—

Operating expense
Research and development	1,725	5,200	2,450
Selling, general and administrative	975	3,250	3,600
Total operating expenses	2,700	8,450	6,050

Loss from operations	(2,700)	(8,450)	(6,050)

Interest income	300	650	350

Loss before taxes	(2,400)	(7,800)	(5,700)
Income tax expense	—	—	—

Net loss	$(2,400)	$(7,800)	$(5,700)

Net loss per share, basic	$(0.17)	$(0.55)	$(0.40)
Net loss per share, diluted	$(0.17)	$(0.55)	$(0.40)

Weighted average shares outstanding, basic	14,255	14,255	14,255
Weighted average shares outstanding, diluted	14,255	14,255	14,255

1

APPENDIX F

PROF. ROBERT ANDREW LODDER, PH.D.

Summary

B.S. degree cum laude in Natural Science, Xavier University (Cincinnati, OH)1981. M.S. in Chemistry, Xavier University, 1983. Ph.D. in Analytical Chemistry, in 1988, Indiana University.

Currently Professor of Pharmaceutical Sciences, College of Pharmacy, University of Kentucky Medical Center, with joint professorships in the Departments of Chemistry and the Electrical and Computer Engineering.

Founder of two biotechnology companies with venture capital based on his new technologies applied to solving analytical problems, including pharmaceutical quality control, and the detection of product tampering in foods and pharmaceuticals, and noninvasive methods for analyzing complex biological samples. His new imaging technology is now being applied to in vivo studies of the role of selected proteins and lipids in atherogenesis, and has been used in three-dimensional imaging of painted historical surfaces under restoration.

Founder

•                  Prescient Medical, Inc. (Privately Held; 11-50 employees; Medical Devices industry); 2004 - 2005 (1 year)

•                  InfraReDx, Inc. (Privately Held; 11-50 employees; Medical Devices industry); 1998 - 2000 (2 years)

Honors and Awards

•                  First-prize winner in the 1990 international IBM Supercomputing Competition

•                  National Science Foundation Young Investigator Award

•                  American Society of Agricultural Engineers Paper Award

•                  Buchi NIR Award

•                  Tomas Hirschfeld Award in Near-IR Spectroscopy (PittCon)

•                  Research and Development 100 Award

•                  Orville N. Green Service Award (SETICon)

Current Positions

•                  Board of Directors of Spherix (Nasdaq: SPEX)

•                  Editor in Chief of the Astroanalytical Chemistry and Astrobiology Journal Contact in Context

•                  Member of the U.S. FDA Advisory Committee on Pharmaceutical Science

Previous Positions

•                  1994-2003, Associate Professor, University of Kentucky, College of Pharmacy

•                  1988-1994, Assistant Professor, University of Kentucky, College of Pharmacy

1

Patents

More than 25 patents

Publications

Extensively published in major, peer-reviewed scientific and technical journals.

2

Please sign, date, and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
SPHERIX INCORPORATED

August 15, 2007

☒	Please mark your votes as in this box.

		FOR all nominees	WITHHOLD
		listed to right	AUTHORITY
		(except as marked	to vote for all
		to the contrary	nominees
		below)	listed at right
1.	ELECTION	☐	☐	Nominees:	Douglas T. Brown
	OF				A. Paul Cox, Jr.
	DIRECTORS				George C. Creel
Gilbert V. Levin
INSTRUCTION: To withhold authority to vote for any					M. Karen Levin
individual nominee(s), put an X in the “FOR all nominees”					Richard C. Levin
box and strike a line through the name(s) of nominee(s)					Robert A. Lodder, Jr.
not voted for in the list at the right.					Robert J. Vander Zanden

2.	TO APPROVE THE SALE OF THE CAPITAL STOCK OF INFOSPHERIX INCORPORATED TO THE ACTIVE NETWORK, INC. PURSUANT TO THE TERMS OF THE STOCK PURCHASE AGREEMENT ATTACHED AS APPENDIX A TO THE PROXY STATEMENT.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT ACCOUNTANTS OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME UP BEFORE THE MEETING.

	I plan to attend the Annual Meeting in Beltsville, MD, at 10:00 a.m. on August 15, 2007			☐

This proxy will be voted as specified hereon. If no indication to the contrary is made hereon, this proxy will be voted for all nominees for Directors listed in Proposal 1, for approval of the sale of the capital stock of InfoSpherix Incorporated to the Active Network, Inc. (Proposal 2), and for Proposal 3. SPHERIX’S DIRECTORS RECOMMEND A FOR VOTE ON EACH ITEM, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

			Dated	,	2007
PLEASE SIGN HERE AND RETURN PROMPTLY	PLEASE PRINT YOUR NAME	NUMBER OF SHARES VOTED

NOTE: If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.

SPHERIX INCORPORATED

BOARD OF DIRECTORS PROXY

ANNUAL MEETING OF STOCKHOLDERS

Gilbert V. Levin, Richard C. Levin and Katherine M. Brailer, or any of them, each with the power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Common Stock of Spherix Incorporated owned by the undersigned at the Annual Meeting of Stockholders, to be held at Spherix Headquarters, 12051 Indian Creek Court, Beltsville, MD 20705, on August 15, 2007, at 10:00 a.m. EDT, or any adjournment thereof, upon the proposals set forth on the reverse and, in their discretion, upon all other matters as may properly be brought before the meeting.

(Continued and to be signed on the reverse side.)